                                 Exhibit 10(v)
                                ----------------

                        * Amended and Restated Exclusive
                         Agency and Marketing Agreement
                         dated as of September 30, 1998
                between Monsanto Company and The Scotts Company











* Certain portions of this Exhibit, indicated in the text by asterisk, have been omitted based upon a request for confidential treatment filed with the Securities and Exchange Commission ("SEC"). The non-public information has been filed separately with the SEC in connection with that request.

                              AMENDED AND RESTATED
                              EXCLUSIVE AGENCY AND
                               MARKETING AGREEMENT



                                 BY AND BETWEEN

                                MONSANTO COMPANY

                                       AND

                               THE SCOTTS COMPANY


                               SEPTEMBER 30, 1998


                                                TABLE OF CONTENTS
                                                -----------------
                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1- DEFINITIONS AND RULES OF CONSTRUCTION..................................................................2

         Section 1.1.      Definitions............................................................................2

         Section 1.2.      Rules of Construction and Interpretation..............................................10

ARTICLE 2 - EXCLUSIVE AGENCY AND DISTRIBUTORSHIP.................................................................10

         Section 2.1.      Appointment of the Exclusive Agent....................................................11

         Section 2.2.      The Agent's Obligations and Standards.................................................11

         Section 2.3       Appointment of Sub-Agents and Sub-Distributors........................................15

         Section 2.4       Limitations on Agent..................................................................15

ARTICLE 3 - ACCOUNTING AND CASH FLOW FOR THE ROUNDUP L&G BUSINESS................................................16

         Section 3.1.      Bookkeeping and Financial Reporting...................................................16

         Section 3.2.      Ordering, Invoicing and Cash Flow Cycle...............................................17

         Section 3.3.      Expenses and Allocation Rules.........................................................18

         Section 3.4.      Resolution of Disputes Arising under Article 3........................................19

         Section 3.5.      Fixed Contribution to Expenses........................................................20

         Section 3.6.      Commission............................................................................22

         Section 3.7.      Marketing Fee.........................................................................24

         Section 3.8.      Additional Commission.................................................................24

ARTICLE 4 - ROUNDUP L&G BUSINESS MANAGEMENT STRUCTURE............................................................26

         Section 4.1.      Underlying principles for the Roundup L&G Business Management Structure...............26

         Section 4.2.      Steering Committee....................................................................27

         Section 4.3.      Business Units........................................................................28

         Section 4.4.      Global Support Team...................................................................29

ARTICLE 5 - DUTIES AND OBLIGATIONS OF MONSANTO....................................................................30

         Section 5.1.      Monsanto's Obligations and Rights......................................................30

         Section 5.2.      Warranties.............................................................................31

ARTICLE 6 - REPORTS AND ADDITIONAL OBLIGATIONS OF THE PARTIES.....................................................31

         Section 6.1.      Cooperation............................................................................31

         Section 6.2.      Use of EDI.............................................................................31

         Section 6.3.      The Agent's Systems and Reporting Obligation...........................................31

         Section 6.4.      Employee Incentives....................................................................32

         Section 6.5.      Insurance..............................................................................32

         Section 6.6.      Liens..................................................................................33

         Section 6.7.      Promoting Safe Use-Practices...........................................................33

         Section 6.8.      Monsanto Inspection Rights.............................................................33

         Section 6.9.      Recalls................................................................................33

         Section 6.10.     New Roundup Products...................................................................33

         Section 6.11.     Confidentiality........................................................................34

         Section 6.12.     Noncompetition.........................................................................34

         Section 6.13.     Industrial Property....................................................................36

         Section 6.14.     Conflicts of Interest..................................................................38

         Section 6.15.     Records Retention......................................................................38

ARTICLE 7 - CENTRAL AGREEMENTS....................................................................................38

         Section 7.1.      Acknowledgment of Central Agreements...................................................38

         Section 7.2.      Notice of Termination..................................................................38

         Section 7.3.      Conflict...............................................................................38

         Section 7.4.      Action by Parties and Assignment of Rights.............................................39

ARTICLE 8 - REPRESENTATIONS, WARRANTIES, AND COVENANTS............................................................39

         Section 8.1.      The Agent's Representations and Warranties.............................................39

         Section 8.2.      Monsanto's Representations and Warranties..............................................40

ARTICLE 9 - INDEMNIFICATION.......................................................................................41

         Section 9.1.      Indemnification and Claims Procedure...................................................41

ARTICLE 10 - TERMS, TERMINATION, AND FORCE MAJEURE................................................................42

         Section 10.1.     Terms..................................................................................42

         Section 10.2.     EU Initial Term and Renewal............................................................42

         Section 10.3.     Procedure to Renew.....................................................................43

         Section 10.4.     Termination by Monsanto................................................................43

         Section 10.5.     Termination by the Agent...............................................................50

         Section 10.6.     Roundup Sale...........................................................................51

         Section 10.7.     Effect of Termination..................................................................51

         Section 10.8.     Force Majeure..........................................................................52

         Section 10.9.     Special Termination Provisions.........................................................52

ARTICLE 11 - MISCELLANEOUS........................................................................................54

         Section 11.1.     Relationship of the Parties............................................................54

         Section 11.2.     Interpretation in accordance with GAAP.................................................54

         Section 11.3.     Currency...............................................................................55

         Section 11.4.     Monsanto Obligations...................................................................55

         Section 11.5.     Expenses...............................................................................55

         Section 11.6.     Entire Agreement.......................................................................55

         Section 11.7.     Modification and Waiver................................................................55

         Section 11.8.     Assignment.............................................................................56

         Section 11.9.     Notices................................................................................56

         Section 11.10.    Severability...........................................................................57

         Section 11.11.    Equal Opportunity......................................................................57

         Section 11.12.    Governing Law..........................................................................57

         Section 11.13.    Public Announcements...................................................................58

         Section 11.14.    Counterparts...........................................................................58

LIST OF EXHIBITS

      Exhibit A:  Central Agreements
      Exhibit B:  Termination Notice Regarding Central Agreements
      Exhibit C:  Letter Agreement Regarding Plastid Transformation Technology
                  and Associated Genes
      Exhibit D:  Permitted Products



LIST OF SCHEDULES

      Schedule 1.1(a):      Included Markets
      Schedule 1.1(b):      Roundup Products
      Schedule 2.2(a)(ii):  Transition Services (to be provided)
      Schedule 2.2(a):      Annual Business Plan Format
      Schedule 3.1:         Services Outside North America (to be provided)
      Schedule 3.2(d):      Cash Flow Chart
      Schedule 3.3(c):      Income Statement Definitions and Allocation Methods
      Schedule 3.8: Current Sales of 2.5 Gallon SKU into the Lawn & Garden Channels
      Schedule 4.1(a):      Management Structure
      Schedule 4.2(a):      Steering Committee
      Schedule 4.3(b):      Assigned Employees
      Schedule 4.4(a):      Global Support Team

                              AMENDED AND RESTATED
                              EXCLUSIVE AGENCY AND
                               MARKETING AGREEMENT


         THIS AMENDED AND RESTATED EXCLUSIVE AGENCY AND MARKETING AGREEMENT by and between Monsanto Company, a Delaware corporation ("Monsanto"), and The Scotts Company, an Ohio corporation (the "Agent"), shall be deemed effective as of September 30, 1998, and amended and restated as of November 11, 1998, and shall supersede in its entirety the previous such agreement between the parties hereto, dated as of September 30, 1998. Monsanto and the Agent are some times referred to herein as the "parties."

                                   WITNESSETH:

         WHEREAS, Monsanto is engaged in the research, development, and commercialization of certain agricultural products;

         WHEREAS, Monsanto has developed and sells Roundup Products (as defined below) and is the exclusive owner of all rights, patents, licenses, and trademarks associated therewith, and possesses the knowledge, know-how, technical information, and expertise regarding the process and manufacture of Roundup Products;

         WHEREAS, the Agent has certain expertise in the promotion, distribution, marketing, and sale of home and garden products;

         WHEREAS, except to the extent that Central (as defined below) remains a nonexclusive agent and distributor of Roundup Products prior to the termination of the Central Agreements (as defined below), Monsanto does not currently possess, nor desire to establish, a distribution system for Roundup Products;

         WHEREAS, the Agent's distribution system is well-suited for the promotion, distribution, marketing, and sale of Roundup Products;

         WHEREAS, Monsanto desires that the Agent serve as Monsanto's exclusive agent for the marketing and distribution of Roundup Products, and the Agent desires to so serve, all on the terms set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing, the terms and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                ARTICLE 1- DEFINITIONS AND RULES OF CONSTRUCTION

         SECTION 1.1 DEFINITIONS. As used herein, the following terms shall have the meanings ascribed to them below:

         "Acquiror" shall have the meaning as set forth in the definition of a "Change of Significant Ownership."

         "Affiliate" of a person or entity shall mean: (i) any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person or entity, (ii) any officer, director, partner, member, or direct or indirect beneficial owner of any 10% or greater of the equity or voting interests of such person or entity, or (iii) any other person or entity for which a person or entity described in clause (ii) acts in such capacity.

         "Agent" means The Scotts Company, an Ohio corporation.

         "Ag Market" means professionals who purchase and use Roundup Ag Products for Ag, professional and industrial uses.

         "Annual Business Plan" shall have the meaning set forth in Section 2.2(a) hereof.

         "Approved Expense" shall have the meaning set forth in Section 3.3(a) hereof.

         "Allocated" means allocated pursuant to the Allocation Rules set forth in Schedule 3.3(c) hereof.

         "Assigned Employees" shall have the meaning set forth in Section 4.3(b) hereof.

         " Budget" shall have the meaning set forth in Section 3.3(a) hereof.

         "Business Unit" shall have the meaning set forth in Section 4.3(a).

         "Central" means Central Garden & Pet Company, a Delaware corporation.

         "Central Agreements" means collectively, that certain Master Agreement by and between The Solaris Group ("Solaris"), a strategic business unit of Monsanto, and Central, dated as of July 21, 1995; that certain Exclusive Agency and Distributor Agreement by and between Solaris and Central, dated as of July 21, 1995; that Compensation Agreement by and between Solaris and Central, dated as of July 21, 1995; that Implementation and Transition Agreement by and between Solaris and Central, dated as of July 21, 1995.

         "Change of Control" means, with respect to a Person, (i) the acquisition after the date hereof by any individual (or group of individuals acting in concert), corporation, company, association, joint venture or other entity, of beneficial ownership of 50% or more of the voting securities of such Person; or (ii) the consummation by such Person of a reorganization, merger or consolidation, or exchange of shares or sale or other disposition of all or substantially all of the assets of such Person, if immediately after giving effect to such transaction the individuals or entities who beneficially own voting securities immediately prior to such transaction beneficially own in the aggregate less than 50% of such voting securities immediately following such transaction excluding the merger or similar transaction currently contemplated between Monsanto and American Home Products; or (iii) the consummation by such Person of the sale or other disposition of all or substantially all of the assets of such Person other than to an Affiliate of such Person; or (iv) the consummation by such Person of a plan of complete liquidation or dissolution of such Person.

         "Change of Significant Ownership" means, with respect to a Person, (i) the acquisition (by purchase, reorganization, merger, consolidation, exchange of shares, or otherwise), by any individual (or group of individuals acting in concert), corporation, company, association, joint venture, or other entity (collectively, the "Acquiror"), but excluding any member of the Hagedorn family or their respectively controlled entities, of beneficial ownership of 25% or more of the voting securities of such Person; and (ii) such Acquiror (A) currently engages (directly or through its Affiliates) in the manufacture, sale, marketing, or distribution of any product containing Glyphosate or any similar active ingredient, or (B) currently sells, markets, or distributes (directly or through its Affiliates) any product(s) in the Lawn and Garden Channels for Lawn and Garden Use, which such product(s), in Monsanto's reasonable commercial opinion, compete in a material manner with Roundup Products, or (C) may, in Monsanto's reasonable commercial opinion, materially detract from, or diminish, the Agent's ability to fulfill its duties and obligations with regard to the Roundup Business, or (D) competes in any material respect with Monsanto in Monsanto's "Ag" (including seed) or biotech businesses.

         "Commission" shall have the meaning set forth in Section 3.6(a) hereof.

         "Commission Statement" means, for any given Program Year, the statement prepared by the Agent on behalf of Monsanto pursuant to Section 3.6(c) detailing Program EBIT and the amount of the Commission for such Program Year.

         "Conflict" shall have the meaning set forth in Section 7.1 hereof.

         "Conflicting Provision" shall have the meaning set forth in Section 7.3 hereof.

         "Contribution Payment" shall have the meaning set forth in Section 3.5(a) hereof.

         "Cost of Goods Sold" means, for any given Program Year, the aggregate cost, as determined in accordance with GAAP applied on a consistent basis, of Roundup Products sold for such Program Year; provided, however, in computing this amount, the cost of Glyphosate, which is a component of this Cost of Goods Sold, shall equal the amount set forth in the Transfer Price, for such Program Year.

         "Customers" means, with respect to the Included Markets, any Lawn and Garden Channel purchaser of Roundup Products for resale to the Lawn and Garden Market.

         "EDI" means electronic data interchange.

         "Effective Date" means September 30, 1998.

         "Egregious Injury" means the occurrence of an event (caused directly or indirectly by an act or omission of the Agent, its officers, directors, or Affiliates), that in Monsanto's reasonable commercial opinion, has a material adverse effect on the Roundup L&G Business, the Roundup brand or the agricultural Roundup market; provided, however, no such event shall be deemed to be an Egregious Injury if such event (or the act or omission resulting in such event) resulted from the exercise by Monsanto's Ag president of his or her right of veto, or was caused primarily by an act or omission of Monsanto or its Affiliates, and such result or causal link, as the case may be, shall be demonstrated by the Agent.

         "EU Countries" means each country belonging (by treaty or otherwise) to the world organization commonly known as the European Union.

         "EU Term" shall have the meaning set forth in Section 10.1 hereof.

         "Event of Default" shall have the meaning set forth in Section 10.4(b) hereof.

         "Excluded Markets" means each country not expressly set forth in the Included Markets.

         "Expense(s)" shall mean any expense or cost, direct or Allocated, incurred by either party in connection with the Roundup L&G Business, including
(i) general, marketing, administrative and technical costs or expenses which shall include (a) 50% of the Allocated cost of the salary and bonus of the members of the Global Support Team, (b) 100% of the Allocated cost of the salary and bonus of the Assigned Employees and (c) the Allocated portion of the salary and bonus of the employees of Agent's Business Units to the extent such employees are working on matters related to the Roundup L&G Business, (ii) service costs directly related to the Roundup L&G Business, including any expenses due under the Central Agreement, and (iii) any capital expenses approved by the Steering Committee.

         "FIFRA" means the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.A. Section 135, et seq., as amended.

         "Formulation Agreement" means that certain Formulation Agreement by and between Monsanto and the Agent for the manufacture and packaging by the Agent of Roundup Products solely for North America to be entered by the parties upon closing of the sale of the Non-Roundup Assets.

         "GAAP" means generally accepted accounting principles as applied as of the Effective Date, as referred to in paragraphs 10 and 11 of the American Institute of Certified Public Accountants Statement on Auditing Standards No. 69.

         "Global Support Team" shall have the meaning set forth in Section 4.4(a) hereof.

         "Glyphosate" means N-phosphonomethylglycine in any form, including, but not limited to its acids, esters, and salts.

         "Import Price" means an amount within $0.75 of the weighted average import statistics price on approved Glyphosate, expressed in U.S. Dollars per kg of Glyphosate acid equivalent 100%; provided, however, if such statistic is not available for a particular country within the Included Markets, then the amount shall be within $0.75 of the weighted average price on approved Glyphosate for Argentina, plus such additional amounts which Monsanto reasonably determines to equal all additional costs which it would otherwise incur to import Glyphosate to such country (including, without limitation, import duties, shipping, and broker fees).

         "Included Markets" means each country listed on Schedule 1.1(a); provided, however, Schedule 1.1(a) may be amended from time to time in the reasonable discretion of the Steering Committee, upon either the Agent, Monsanto, or the Global Support Team proposing to the Steering Committee such terms and conditions of amendment, including a proposed (i) term (i.e., duration of amendment), (ii) adjustment to the calculation for the Commission, and (iii) adjustment to the Commission Thresholds, provided, however, the proposal for inclusion of a new country demonstrates, in the reasonable opinion of the Steering Committee (x) the existence of, or the potential for, a distinct and profitable Lawn & Garden market, (y) the value added by the Agent in terms of sales and distribution network and synergies, and (z) the lack of adverse impact on Monsanto's existing agricultural Roundup market.

         "Income Taxes" means federal, state, local, or foreign taxes imposed on net income or profits; provided, however, such term shall not include any "sales or use" taxes or "ad valorem" taxes (as such terms are customarily used) imposed on or resulting from the sale of Roundup Products.

         "Industrial Property" shall have the meaning set forth in Section 6.14 hereof.

         "Insolvency" of the Agent means that the Agent is generally not paying its debts as they become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors or institutes any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeks the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or the Agent takes any action to authorize any of the actions described above in this definition, or any proceeding is instituted against the Agent seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and, as to any such proceeding, if being contested by the Agent in good faith, such proceedings remain undismissed or unstayed for a period of sixty (60) days.

         "Lawn and Garden Channels" include: (i) retail outlets primarily serving the Lawn and Garden Market; (ii) independent nurseries and hardware co-ops; (iii) home centers (like Home Depot or Lowes); (iv) mass merchants (like Wal-Mart or K-Mart); (v) membership/warehouse clubs serving the Lawn and Garden Market; and (vi) other current or future channels of trade generally accepted and practiced as Lawn and Garden channels in the industry as may be determined from time to time by the Steering Committee.

         "Lawn and Garden Employee" shall have the meaning set forth in Section 6.13(e).

         "Lawn and Garden Market" means non-professionals who purchase and use Roundup Products for Lawn and Garden Uses.

         "Lawn and Garden Use" means (a) Residential Use as defined in 40 C.F.R. 152.3(u), and (b) any use for which a pesticide can be registered for use under FIFRA or other statutes, rules and regulations throughout the Included Markets in connection with vegetation control in, on or around homes, residential lawns, and residential gardens.

         "Laws" shall mean, with respect to any country, such country's statutes, regulations, rules, ordinances, or all other applicable laws.

         "MM" means after each number million in U.S. Dollars.

         "Marketing Fee" shall have the meaning as set forth in Section 3.7 hereof.

         "MAT Expenses" means the expenses related to the Roundup L&G Business specified as such in Schedule 3.3(c).

         "Material Breach" shall mean:

                  (a) as to the Agent, a breach of this Agreement, which, as initially determined by Monsanto, with the written agreement of the Agent, or as determined by the Arbitrators pursuant to Section 10.4(g) of this Agreement: (i) is material; (ii) has not been cured within ninety (90) days after written notice thereof has been provided to Agent in accordance with Section 11.9 hereof; and (iii) is not remediable either by the payment of damages by Agent to Monsanto or by a decree of specific performance issued against Agent.

                  (b) as to Monsanto, a breach of this Agreement, which, as initially determined by Agent, with the written agreement of Monsanto, or as determined by the Arbitrators pursuant to Section 10.4(g) of this Agreement: (i) is material; (ii) has not been cured within ninety (90) days after written notice thereof has been provided to Monsanto in accordance with Section 11.9 hereof; and (iii) is not remediable either by the payment of damages by Monsanto to Agent or by a decree of specific performance issued against Monsanto.

         "Material Fraud" shall mean:

                  (a) as to Agent, one or more fraudulent acts or omissions committed by Agent or its officers or employees, which, as initially determined by Monsanto, with the written agreement of the Agent, or as determined by the Arbitrators pursuant to Section 10.4(g) of this Agreement: (i) is material; (ii) was engaged in with the intent to deceive Monsanto; and (iii) either a) has not been cured within ninety (90) days after written notice thereof has been provided to Agent in accordance with Section 11.9 hereof, or b) cannot be cured in the commercially reasonable opinion of Monsanto, and, if applicable, the Arbitrators.

                  (b) as to Monsanto, one or more fraudulent acts or omissions committed by Monsanto or its officers or employees, which, as initially determined by Agent, with the written agreement of Monsanto, or as determined by the Arbitrators pursuant to Section 10.4(g) of this Agreement: (i) is material;
(ii) was engaged in with the intent to deceive Agent; and (iii) either a) has not been cured within ninety (90) days after written notice thereof has been provided to Monsanto in accordance with Section 11.9 hereof, or b) cannot be cured in the commercially reasonable opinion of Agent, and, if applicable, the Arbitrators.

         "Material Willful Misconduct" shall mean:

                  (a) as to Agent, one or more acts or omissions committed by Agent or its officers or employees, which, as initially determined by Monsanto, with the written agreement of the Agent, or as determined by the Arbitrators pursuant to Section 10.4(g) of this Agreement: (i) is material; (ii) constitutes willful misconduct; and (iii) either a) has not been cured within ninety (90) days after written notice thereof has been provided to Agent in accordance with
Section 11.9 hereof, or b) cannot be cured in the commercially reasonable opinion of Monsanto, and, if applicable, the Arbitrators.

                  (b) as to Monsanto, one or more acts or omissions committed by Monsanto or its officers or employees, which, as initially determined by Agent, with the written agreement of Monsanto, or as determined by the Arbitrators pursuant to Section 10.4(g) of this Agreement: (i) is material; (ii) constitutes willful misconduct; and (iii) either a) has not been cured within ninety (90) days after written notice thereof has been provided to Monsanto in accordance with Section 11.9 hereof, or b) cannot be cured in the commercially reasonable opinion of Agent, and, if applicable, the Arbitrators.

         "Monsanto" means Monsanto Company, a Delaware corporation.

         "Netbacks" means the expenses related to the Roundup L&G Business specified as such in Schedule 3.3(c).

         "Net Commission" shall have the meaning set forth in Section 3.5(b) hereof.

         "New Product" shall have the meaning set forth in Section 6.11 hereof.

         "Non-Roundup Assets" means the Lawn and Garden business of the Solaris division of Monsanto, comprised of all products other than the Roundup Products being sold separately to the Agent by Monsanto.

         "North America" means the United States of America, Canada and Puerto Rico.

         "Person" means an individual, partnership, limited liability company, joint venture, association, corporation, trust, or any other legal entity.

         "Prime Rate" means, on any given date, the prime rate as published in the Wall Street Journal, for such date or, if not published therein, in another publication having national distribution.

         "Product Offer" shall have the meaning set forth in Section 6.11 hereof.

         "Program EBIT" means, for any given Program Year, the amount of Program Sales Revenues for such Program year, less the amount of Program Expenses for such Program Year, provided, however, for purposes of determining the Agent's Commission, (i) the amount of the Program EBIT for the 1999 Program Year (as otherwise determined herein) shall be increased by an amount equal to $15MM,
(ii) the portion of the aggregate amount representing product returns, inventory not salable in the ordinary course of business, bad debts on trade accounts receivable or any other charge-offs of trade or other receivables which in total exceeds $4MM for the Program Year 1999 shall not be part of the Program Expenses for such Program Year, and (iii) any and all expenses with respect to any Program Year prior to 1999 shall be excluded from Program Expenses for the 2000 Program Year and thereafter, except to the extent any such item is fully reserved as of the Effective Date.

         "Program Expenses" means, for any given Program Year, applied on a consistent basis and in accordance with GAAP and the terms of this Agreement, the sum (without duplication) of (i) the aggregate Approved Expenses for such Program Year and (ii) the Cost of Goods Sold for such Program Year.

         "Program Sales Revenue" means, for any given Program Year, applied on a consistent basis and in accordance with GAAP, all revenues received or accrued by any party hereto from the sale of Roundup Products, less reasonable amounts for returns and credits, consistent with past practice.

         "Program Year" means the period of time beginning on October 1st of a specific calendar year and ending on September 30th of the immediately following calendar year, or such shorter period if a particular Program Year starts or ends in the middle of such Program Year. For example, the first Program Year during the term of this Agreement shall be the 1999 Program Year (i.e., commencing October 1, 1998 and ending September 30, 1999).

         "Quarter" means any consecutive three-month period of a calendar year.

         "Roundup L&G Business" means the marketing, sale, and distribution of Roundup Products through Lawn and Garden Channels to the Lawn and Garden Market for Lawn and Garden Uses.

         "Roundup Bank Accounts" shall have the meaning set forth in section 3.2(d) hereof.

         "Roundup P&L" shall have the meaning set forth in Section 3.2(a) hereof.

         "Roundup Products" means (i) for each of the specific countries part of the Included Markets the products registered for sale solely for Lawn and Garden Uses under a primary or alternate brand now containing the Roundup or Ortho Kleeraway trademarks as listed on Schedule 1.1(d) attached hereto in the specific container sizes and formulations described thereon, it being understood that any change of container size or formulation in any given country part of the Included Markets shall require the approval of the Steering Committee, and
(ii) such products as may be added from time to time by mutual agreement of the parties in accordance with the terms of this Agreement.

         "Roundup Records" shall have the meaning as set forth in Section 6.4 hereof.

         "Roundup Sale" means (i) any sale, transfer, assignment or other disposition of all or substantially all of the assets or capital stock of the Roundup L&G Business or (ii) the license of all or substantially all of the Industrial Property.

         "Sell-Through Business" means, with respect to any region, unit volume sales determined by Program Year point-of-sale unit movement at those Customers for which measurable data on a consistent basis is reasonably available and which (i) are among the top 20 Customers in such region for each of the Program Years in question and (ii) provide measurable data on a consistent basis for each of the Program Years in question. Such point-of-sale information shall be based on census data gathered from such top 20 Customers and transmitted via electronic data interchange (EDI) on a weekly reported basis.

         "Significant Deviation" shall have the meaning set forth in Section 4.3(c) hereof.

         "Steering Committee" shall have the meaning set forth in Section 4.1 hereof.

         "Transfer Price" equals, for any given Program Year, expressed in kg of Glyphosate acid on a 100% acid equivalent basis, the following amounts:

                  Program Years 1999-2001: Transfer Price equals *; and

                  Program Year 2002 and each subsequent Program Year: Transfer Price equals the Import Price.

         "USEPA" means the United States Environmental Protection Agency.

         SECTION 1.2. RULES OF CONSTRUCTION AND INTERPRETATION.

                  (a) Section References. When a reference is made in this Agreement to an Article, Section, Paragraph, Exhibit or Schedule such reference shall be to an Article, Section or Paragraph of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Unless otherwise indicated, the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, Paragraph or clause in this Agreement.

                  (b) Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa, (ii) "including" is not limiting and (iii) "or" has the inclusive meaning represented by the phrase "and/or."

                  (c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) No Interpretation against Author. For purposes of contract interpretation the parties to this Agreement agree they are joint authors and draftspersons of this Agreement.

                  (e) Conflicts with related Documents. The parties contemplate that various forms, including forms for submitting purchase orders, acceptance of orders, shipping and transportation, will be used in carrying out this Agreement. In the event of conflict between any such forms or other documents of like import and this Agreement, the provisions of this Agreement shall be controlling.

                ARTICLE 2 - EXCLUSIVE AGENCY AND DISTRIBUTORSHIP

         SECTION 2.1. APPOINTMENT OF THE EXCLUSIVE AGENT. Subject to the terms and conditions hereof, Monsanto hereby appoints and agrees to use the Agent, and the Agent hereby agrees to serve, as Monsanto's exclusive agent in the Lawn and Garden Market, commencing on the Effective Date, to provide certain services in connection with Monsanto's marketing, sales, and distribution of Roundup Products to Customers within the Included Markets. Except as otherwise provided in this Agreement, commencing on the Effective Date, Monsanto shall exclusively use the Agent for the performance of all of the services contemplated by this Agreement.

---------------

* Confidential provision omitted and filed separately with the SEC, based upon a request for confidential treatment filed with the SEC.

         SECTION 2.2. THE AGENT'S OBLIGATIONS AND STANDARDS.

               (a)  Services to be Performed by the Agent.

               (i) It is the anticipation of the parties that for the duration of the term of the Central Agreements, Central and its subagents and subdistributors will continue to perform its duties and obligations under the Central Agreements, and Monsanto's payments to Central for services provided by Central, subagents and subdistributors with respect to the 1999 Program Year only, under the Central Agreements as amended or renegotiated, it being the intention of the parties to amend or terminate the Central Agreements prior to the end of the 1999 Program Year, shall be included in the Expenses payable under this Agreement.

               (ii) It is the understanding of the parties that the Agent currently is not able to perform all or part of the services described hereunder and that Monsanto shall perform such services, or have such services performed, during a certain transition period which may vary according to region and service being contemplated. Accordingly the parties agree to negotiate in good faith and agree, within ninety (90) days from the date of this Agreement, on the terms and conditions pursuant to which Monsanto shall continue to perform or have performed on its behalf, all or part of the services referred to hereunder, provided (x) Monsanto shall provide such services on a basis necessary to service the Customer's needs and in accordance with the Budget prescribed in the 1999 Program Year Annual Business Plan, and (y) Monsanto shall be solely responsible for any MAT Expenses in excess of the amount provided therefor in such Budget incurred with respect to any such transition services wherever performed. Upon agreement of the parties, such terms and conditions shall be attached as Schedule 2.2(a)(ii) and shall be deemed to form a part of this Agreement ab initio. Such Schedule 2.2(a)(ii) shall contain but not be limited to, the allocation rules applicable in any such region, the prior written notice to be given by the Agent to Monsanto prior to taking over the performance of any given service, the amount of severance cost, if any, which shall be shared by the Agent in case of termination of such Monsanto employee(s) in charge of performing the service being terminated, the obligations of each party with regard to data information, order processing and invoicing, and the Agent's right of audit.

                   Notwithstanding the foregoing, and excluding any duties or obligations which Central continues to perform for the duration of the Central Agreements or Monsanto during the above-mentioned transition period, the Agent shall perform some or all of the following duties and obligations within the parameters and to the extent required to implement the Annual Business Plan approved by the Steering Committee:

                  (1) SALES. Pursuant to the Annual Business Plan, the Agent shall perform selling, sales management, and other services related to the sale of Roundup Products.

                  (2) MERCHANDISING AND IN-FACILITY SERVICES. The Agent shall perform in-store merchandising, store set-up, and other services related to the in-store promotion of Roundup Products.

                  (3) WAREHOUSING AND INVENTORY.

                      (i) Warehousing. The Agent shall arrange for warehouse services for all Roundup Products until such time as the products are delivered to proper carriers. The Agent agrees to comply with all applicable environmental rules and regulations in owning or operating any warehouse.

                      (ii) Inventory. The Agent shall be responsible for:

                           o coordinating and staffing annual physical inventory
                             for all Roundup Products (including raw materials, packaging- when the Agent shall formulate under the Formulation Agreement- and finished goods). Physical inventories shall be conducted by September 30 of every calendar year and Monsanto shall have the right to request physical counts on specific product at any time upon reasonable request (which shall be at Monsanto's cost if there are more than two such counts in any Program Year) and to observe or conduct physical counts with Monsanto's representatives;

                           o reconciling the physical inventory to perpetual
                             records;

                           o physically moving the Roundup Products out of the
                             warehouse by following a First In, First Out
                             ("FIFO") policy; and

                           o arranging for warehousing of adequate inventory
                             levels of Roundup Products in sufficient quantities to satisfy the criteria set forth in the Annual Business Plan.

                  (4) ORDER AND GENERAL ADMINISTRATION. The Agent shall have the authority and shall so perform all order taking, order processing, invoicing, collection, reconciliation, general administration, and other related services necessary for the marketing, sales, and distribution of Roundup Products, all of which shall be subject to the Annual Business Plan and the terms of this Agreement. Pursuant to the terms of this Agreement, the Agent shall be responsible for the following obligations:

                      (i) The Agent shall offer to the Customers Roundup Products at such price and under such terms as set forth in the Annual Business Plan or as otherwise established by the Steering Committee.

                      (ii) The Agent shall accept orders for the sale of Roundup Products; provided, however, the Agent shall accept all such orders subject to the availability of Roundup Products on the requested delivery dates.

                      (iii) The Agent shall administer all claims and adjustments for Roundup Products which are damaged during shipment or warehousing.

                      (iv) Subject to Section 5.1, the Agent shall (i) maintain or contract for adequate facilities and technologies to manage consumer information and complaint calls or written correspondence and (ii) be responsible for all reports relating thereto, including (without limitation) reports to any regulatory or governmental authority pursuant to any applicable Law.

                  (5) RETURNS OF ROUNDUP PRODUCTS. The Agent shall manage requests by Customers that Roundup Products, previously sold or shipped, should be returned for credit, either because such Roundup Products are defective or for some other reason. The Agent shall receive any such returned Roundup Products into its warehouses and prepare the appropriate credit memos, subject to the joint approval of the Business Unit and the Global Support Team for any return exceeding $500,000.

                  (6) INFORMATION ON ROUNDUP PRODUCTS AND CONSUMER INQUIRIES. The Agent shall provide Customers or potential customers with detailed information concerning the characteristics, uses and availability of Roundup Products as shall be supplied by the Global Support Team. The Agent shall be responsible for maintaining a consumer response center relating to Roundup Products; provided that, unless the Business Unit and the Global Support Team otherwise agree, any human and animal-related health calls shall be automatically or via operator forwarded, with respect (i) to human emergency calls to the Cardinal Glennon Poison Control Center and (ii) to animal emergency calls to the National Animal Poison Control Center.

                  (7) PROMOTION OF ROUNDUP PRODUCTS. Continuously throughout the term of this Agreement, the Agent shall promote the sale of Roundup Products no less aggressively than any other product or product line that the Agent sells and shall perform its duties as Agent in such a manner as to promote goodwill, and particularly customer goodwill, toward Monsanto and Roundup Products.

                  (8) ADVERTISING AND PROMOTIONAL PROGRAMS TO CUSTOMERS. The Agent shall provide Customers with detailed information concerning the advertising and promotional programs of Roundup Products and facilitate the use by its Customers of such programs to the fullest extent possible (as set forth in the Annual Business Plan).

                  (9) ROUNDUP BRAND IMAGE AND STEWARDSHIP. The Agent, in consultation with the Global Support Team, shall promote, in accordance with the Annual Business Plan or as directed by the Steering Committee, the sales and consumer acceptance of Roundup Products using messages and vehicles that are not inconsistent with the brand image established by Monsanto's Ag division in support of its Roundup branded products and seeds, including but not limited to:

                       (i) Advertising in local and national media;

                       (ii) Providing suitable training of the Agent's representatives or employees in the areas of product knowledge, product stewardship, sales training, display techniques, promotion and advertising;

                       (iii) Determining the description of consumer and trade communication programs to Customers regarding the sales and distribution of Roundup Products; and

                       (iv) The handling of product complaints with the intent of achieving consumer satisfaction.

                  (10) RETAIL RELATIONSHIPS. The Agent shall maintain retail relationships between the Agent and the Customers, including relationships at headquarters and regional stores.

                  (11) MERCHANDISING AND DISPLAY TECHNIQUES. The Agent shall provide Customers with full information concerning the merchandising and display techniques as set forth in the Annual Business Plan. The Agent shall use, fully support and recommend, that Customers fully utilize all such merchandising and display techniques.

                  (12) ANNUAL BUSINESS PLAN. The Business Units, jointly and in cooperation with the Global Roundup Support Team, shall, prepare and deliver to the Steering Committee (i) a preliminary draft for the annual business plan no later than June 15 of each Program Year and (ii) a definitive version thereof no later than September 15 of each Program Year (the "Annual Business Plan"), which establishes the general marketing, distribution, sales information, and specifications of Roundup Products for such Program Year (or shorter period, if applicable) including the Agent's short and long-term sales goals with respect to Roundup

Products for such Program Year, and more specifically all of the items listed on
Schedule 2.2(a). Notwithstanding the foregoing, for the 1999 Program Year, the parties shall have sixty (60) days to agree to the detailed costs and sales components of the Annual Business Plan. Upon approval by the Steering Committee, the Annual Business Plan shall serve as the Agent's parameters for implementing the day-to-day operation of the Roundup Business; any Significant Deviations from such Annual Business Plan shall require the prior approval of the Steering Committee unless already approved by the Global Support Team and the Business Unit pursuant to Section 4.2.(c ).

                  (13) ADDITIONAL ACTIONS. The Agent shall perform such additional actions, consistent with this Agreement, as directed by the Steering Committee, to implement any Significant Deviations from the Annual Business Plans.

              (b) Employee Performance Standards. The Annual Business Plan shall set forth the employee performance standards required in the parties' opinion to promote the achievement of the income targets for the Roundup L&G Business in each given Program Year. The Annual Business Plan shall also specify the impact which the failure to meet such performance standards may have on the incentive schemes and bonus plans of the individual members of the Global Support Team and those employees who are part of the Business Units in charge of the Roundup L&G Business.

         SECTION 2.3 APPOINTMENT OF SUB-AGENTS AND SUB-DISTRIBUTORS. The Agent shall have the right to delegate part of its obligations under this Article 2 to sub-agents and sub-distributors; provided, however, the Agent shall remain primarily liable for all of its obligations hereunder and shall be primarily liable for any act or omission of any such sub-agent or sub-distributor. To the extent this Agreement creates any obligations on the Agent, such obligations shall apply with respect to any sub-agents or sub-distributors, as the case may be. In connection with the foregoing, any reports or other information to be given to Monsanto shall be given by the Agent and shall include any information applicable to sub-agents or sub-distributors, as the case may be. Notwithstanding the foregoing, the Steering Committee shall have the exclusive right to approve the appointment or termination of any sub-agent or sub-distributor and the terms of any sub-agency or sub-distributorship agreement (including any change or amendment thereto).

         SECTION 2.4 LIMITATIONS ON AGENT. Notwithstanding anything in this Agreement to the contrary, the Agent shall not, without the written consent of the Steering Committee, take (or initiate) any of the following actions:

              (a) Sell Roundup Products at a price or under terms not permitted under the Annual Business Plan;

              (b) Possess or use any property of Monsanto, except to the extent necessary for Agent to perform its duties and obligations hereunder (e.g., in-store displays);

              (c) Hold itself out as authorized to make on behalf of Monsanto any oral or written warranty or representation regarding Roundup Products other than what is stated on the applicable Roundup Products label or in other written material furnished to the Agent by Monsanto; or

              (d) Intentionally dilute, contaminate, adulterate, or substitute any Roundup Products or sell any Roundup Products for which the indicated measure or any other information on the label is known to the Agent to be grossly false, misleading, or inadequate.

        ARTICLE 3 - ACCOUNTING AND CASH FLOW FOR THE ROUNDUP L&G BUSINESS

              The accounting and cash flow procedures and services described in this Article 3 are intended to govern North America only, it being the understanding of the parties that different procedures and services (including the terms thereof) are required in regions other than North America. In addition, the parties understand and agree that the services described in this
Article 3 with respect to North America will continue to be provided by Monsanto until and unless the Agent acquires the Non-Roundup Assets. Accordingly, the parties agree to negotiate in good faith and agree, within ninety (90) days from the date of this Agreement, on the terms and conditions pursuant to which Monsanto shall perform the services contemplated by this Article 3 in regions other than North America. Upon agreement of the parties, such terms and conditions shall be attached as Schedule 3.1 and shall be deemed to form a part of this Agreement ab initio. Until the Agent assumes the performance of the services described in this Article 3 with respect to North America and the services to be described in Schedule 3.1 with respect to all other regions, Monsanto shall continue to provide the services contemplated by this Article 3 on a basis necessary to service the Customers' needs and in accordance with the Budget prescribed in the Annual Business Plan for the 1999 Program Year, including the $35 MM cap on MAT Expenses.

         SECTION 3.1.  BOOKKEEPING AND FINANCIAL REPORTING.

              (a) Bookkeeping. The Agent shall, on behalf of Monsanto, be responsible for all the bookkeeping for the Roundup L&G Business, which shall include, but not be limited to, (i) setting up a separate set of accounting records reflecting all the items of income, profit, gain, loss and deduction with respect to the Roundup L&G Business, including a profit and loss statement ("Roundup P&L") and all other records relating to the Roundup L&G Business including sales invoices and customer data (the "Roundup Records") in accordance with the written set of accounting policies (including the currency exchange methodology used by Monsanto) as shall be provided by Monsanto; provided, that if any change in Monsanto's accounting policies would adversely affect the Agent's Commission (other than in a de minimis amount), the parties shall negotiate in good faith to change the thresholds and/or the Commission, as appropriate, to eliminate such adverse affect; (ii) collecting, recording and safeguarding receipts of all receivables and payables, costs or expenses either directly incurred by the Roundup L&G Business or Allocated thereto by either party pursuant to the terms of

Section 3.3 hereof. At all times, the Agent shall make available via computer and/or original documentation, to the Assigned Employees designated by Monsanto continuous access to the Roundup Records as appropriate on a need-to-know basis, such access shall include, but not be limited to, daily sales updates.

              (b) Financial Reporting. The Agent shall provide to Monsanto monthly financial statements, including (i) the Roundup P&L, balance sheet and cash flow statements, (ii) the Netback expense detail (accruals and actuals),
(iii) all other Expense detail (accruals and actuals), and (iv) Cost of Goods Sold detail. Such monthly financial statements shall be provided (i) in their preliminary form, no later than four (4) business days following the end of the calendar month, and (ii) in their final form, together with an estimate of sales for the current month, no later than six (6) business days following the end of the calendar month.

              (c) Audit. Monsanto shall have the right to periodically audit or have an independent accountant audit, on Monsanto's behalf, all the Roundup Records. The audit shall be at the cost of Monsanto unless any material error has been committed by the Agent, in which case the Agent shall bear the cost of the audit. Upon exercise of its right of audit, and discovery of any disputed item, Monsanto shall provide written notice of dispute to the Agent. The parties shall resolve such dispute in the manner set forth in Section 3.4 hereof.

         SECTION 3.2. ORDERING, INVOICING AND CASH FLOW CYCLE.

              (a) Ordering and Invoicing. The Agent shall perform, on behalf of Monsanto, all order taking, order processing and invoicing for the Roundup Products, it being understood that orders filled for Roundup Products shall be invoiced on the invoices used by the Agent for its other non-Roundup products provided such invoices or their EDI version shall (i) identify the Agent as an agent for Monsanto for the sale of all Roundup Products and Monsanto as the actual transferor of title to Roundup Products; (ii) direct payment of such invoice to be made directly to the account designated by the Agent; and (iii) include all taxes (other than Income Taxes), duties, and other charges imposed by governmental authorities based on the production or sale of Roundup Products or their ownership or transportation to the place and time of sale

              (b) Customer Remittances. Customers of Roundup Products shall be directed, as per the invoices, to remit directly the invoiced amounts for all Roundup Products to the Agent's designated bank account.

              (c) Daily Receipts. On or before October 31, 1998, the parties shall determine, based on the Program Year ending on September 30, 1998, the average daily pro rata share of Customers' remittances for the purchase of Roundup Products versus the non-Roundup products sold by Monsanto to said Customers during such period. Using said daily pro rata share, the Agent shall, on a daily basis, remit to the account designated by Monsanto for such purposes, the estimated portion of Customers' remittances for the Roundup Products. At the end of each month, the Agent shall verify the actual amount of the Customers' remittances for the Roundup Products paid over the past month and shall send to Monsanto a monthly reconciliation statement, either with a check in the event the actual amount exceeds the total daily prorated estimate paid out to Monsanto for such month or with an adjustment request in the event the actual amount is below the total daily prorated estimate paid out to Monsanto for such month. Customer payment deductions that do not initially, clearly apply to Roundup Products shall not be withheld by the Agent from the daily remittances to Monsanto. If the Agent subsequently determines any of such payment deductions apply to sales of Roundup Products, the Agent shall be reimbursed therefor as part of the monthly cash reconciliation. Monsanto and the Agent agree that general Customer payment deductions will be prorated based on applicable sales, for which the Agent will also be reimbursed in the monthly cash reconciliation. Any non-Roundup Product payment deductions, for whatever reason, shall not be applied against Roundup Products.

              (d) Roundup Bank Accounts. Monsanto shall establish or use existing bank accounts (the "Roundup Bank Accounts") to serve as the bank accounts dedicated exclusively to the Roundup L&G Business (i) for the receipt of Monsanto's daily disbursements as described in Section 3.2(c), and (ii) for making any and all payments incurred in connection with the Roundup L&G Business either as direct Expenses of the Roundup L&G Business or as reimbursements to either party for services rendered or out of pocket costs related to the Roundup L&G Business as described more particularly in Section 3.3 hereof. Monsanto shall grant the Agent's nominee the authority to manage the Roundup Bank Accounts on Monsanto's behalf, and more generally take any and all actions requested for the payment of all the Roundup L&G Business Expenses in compliance with the terms of Section 3.3 hereunder as per the Cash Flow Chart attached hereto as Schedule 3.2(d); provided that checks in an amount over $25,000 shall also require the co-signature of an Assigned Employee or a member of the Global Support Team. Monsanto shall further cause such Roundup Bank Accounts to have at all times a zero balance account but to receive immediate and automatic funding upon presentation of any checks. Monsanto may perform its own reconciliation of the Roundup Bank Accounts and may conduct a weekly review of the check register.

         SECTION 3.3. EXPENSES AND ALLOCATION RULES

              (a) Expenses. Each and every Expense, either as a direct expense or an allocated one, shall only be charged to the Roundup L&G Business and consequently taken into account in the Program EBIT statements set forth in
Section 3.6(c) hereto if part of a category of Expenses specifically authorized by the terms of the Annual Business Plan and within the aggregate amount prescribed in the Annual Business Plan for such category of Expense ("Budget") ("Approved Expense"). Any Expense which shall exceed its prescribed Budget shall solely be the responsibility of the party incurring it unless such expense is required to implement an approved Significant Deviation from the Annual Business Plan or is necessary to support sales orders above budgeted sales pursuant to sales programs contemplated by the Annual Business Plan.

              (b) Direct vs. Allocated. Each party shall have the right to verify whether any particular Expense is an Approved Expense by sending a written inquiry to that effect to the Agent's nominee. The party incurring an Expense shall endeavor to promptly provide upon request of the Agent's nominee the appropriate documentary evidence supporting such Expense. Upon failure by the said party to provide the appropriate documentary evidence, the inquiring party shall have the right to send a written notice of dispute to the other party and the parties shall resolve such dispute in the manner set forth in Section 3.4 hereof. Upon determination by such Independent Accountant (as defined below) that the Expense was not Approved, such Expense shall be deducted from the Program Expenses and the party having incurred such Expense shall either promptly reimburse it to the Roundup Bank Account, or shall withdraw its request for reimbursement if not reimbursed yet.

         Expenses shall be classified into (i) direct expenses of the Roundup L&G Business payable to vendors, which shall be submitted directly to the Agent's nominee for payment out of the Roundup Bank Account or (ii) as Allocated Expenses which shall be submitted by either party to the Agent's nominee for reimbursement out of the Roundup Bank Account. Payment of any direct expenses incurred by either party on behalf of the Roundup L&G Business shall be made as they become due in accordance with the applicable commercial terms agreed upon with each vendor.

         Allocated Expenses shall be paid on the fifteenth (15th) day of each month provided such allocated Expenses shall be submitted in writing no more than five (5) days after the end of each month to the Agent's nominee in charge of the Roundup Bank Account.

              (c) Allocation Rules. In the performance of their obligations under this Agreement, each party shall incur allocated Expenses directly related to the Roundup L&G Business. Each allocated Approved Expense, regardless of the party incurring it, shall be reimbursed as described in Section 3.5(b) provided such expense shall be allocated in accordance with the Allocation Rules set forth for each category of cost and service per country or region, as the case may be, in Schedule 3.3(c) attached hereto ("Allocated Expense").

         SECTION 3.4. RESOLUTION OF DISPUTES ARISING UNDER ARTICLE 3. Unless otherwise agreed by the parties, each party shall have the right, within twenty
(20) days of receipt of the quarterly or annual financial statements to send a written notice of dispute to the other party. Upon receipt of such notices of dispute, the parties shall undertake the following steps:

              (i) First, for a period of fifteen (15) days, the parties shall negotiate in good faith for the purposes of attempting to mutually agree upon the item in dispute;

              (ii) Second, if parties are unable to mutually agree upon the item in dispute, then within seven (7) business days following the expiration of such fifteen (15) day period, the parties shall agree in writing upon the selection of a nationally recognized independent accounting firm (the "Independent Accountant") to resolve the dispute. If the parties cannot agree upon such Independent Accountant within such time frame, then the Independent Accountant shall thereupon be selected by the American Arbitration Association (the "AAA"), with preference being given by the AAA in making such selection to any one of the "Big Five" accounting firms (except for any firm which performs accounting services for either party) willing to perform the services required hereunder. The Independent Accountant shall be instructed to act within thirty (30) days to resolve the dispute, and its decisions with respect to the dispute shall be final and binding upon the parties. The fees and expenses of the Independent Accountant with respect to the settlement of the dispute shall be borne equally by the parties.

         SECTION 3.5. FIXED CONTRIBUTION TO EXPENSES

              (a) Amount and Purpose. Each Program Year the Agent shall make a fixed contribution to the overall Expenses of the Roundup L&G Business in an amount equal to twenty million U.S. Dollars ($20,000,000) ("Contribution Payment"). Such Contribution Payment shall be payable by the Agent to Monsanto in twelve equal monthly installments which shall be due on the first day of each month and shall not be subject to any "set-off".

              (b) Temporary Deferral. Notwithstanding the foregoing, but subject to Section 10.9, for the first three Program Years, all or part of the Contribution Payment shall be deferred as shown in Table 1 set forth below. Such forty million U.S. Dollars ($40,000,000) deferral shall not be deemed to constitute a loan by either party but a mere cash flow adjustment between the parties.

                                                            Table 1
                                                            -------

                  Year                      Contribution Payment                        Amount Deferred
                  ----                      --------------------                        ---------------
                  1999                               -0-                                     $20MM
                  2000                               $ 5MM                                   $15MM
                  2001                               $15MM                                   $ 5MM
                  2002                               $20MM
                  2003-18                            $25MM until the full $40MM bearing an 8% interest
                                                     (starting to run on the date each monthly
                                                     installment would otherwise be due) is entirely
                                                     recovered by Monsanto, at which point the
                                                     Contribution Payment shall revert to $20MM per
                                                     Program Year.

         Notwithstanding the above payment schedule shown in Table 1 beginning in Program Year 2001, recovery of such deferral shall be accelerated with the Contribution Payment being increased by 50% of the amount by which the Agent's Net Commission exceeds the amounts shown in Table 2 set forth below. Any such increase of the Contribution Payment shall be paid by adjusting the latest monthly installment upon receipt of the final Program EBIT statement by November 30 of every calendar year. For purposes of this Section 3.5(b), "Net Commission" means the Commission as determined pursuant to the terms of Section 3.6(a) less the Contribution Payment applicable pursuant to this Section 3.5.

                                  Table 2
                                  -------

                  Year                      Net Commission Level
                  ----                      --------------------

                  2001                               $32.5MM
                  2002                               $28.1MM
                  2003                               $26.7MM
                  2004                               $30.5MM
                  2005                               $34.6MM
                  2006                               $38.9MM
                  2007                               $43.5MM
                  2008                               $49.0MM

                  Upon termination of this Agreement for any reason other than Egregious Injury, Material Fraud or Material Willful Misconduct on the part of the Agent, Monsanto shall forfeit recovery of any portion of the $40MM (or interest thereon) unpaid on the date of termination.

         SECTION 3.6. COMMISSION.

              (a) Amount of Commission. In consideration to the Agent for performance of its duties and obligations hereunder, the Agent shall be entitled to a Commission ("Commission"). Such Commission shall represent a percentage of the Program EBIT realized by the Roundup L&G Business, which percentage shall vary in accordance with the formula set forth below.

                                                Amount of Program EBIT
                           --------------------------------------------------------------
         Year              First Commission Threshold         Second Commission Threshold
         ----              --------------------------         ---------------------------
         1999-2000                  $30,000,000                           $80MM
         2001                       $31,250,000                           $80MM
         2002                       $32,531,250                           $80MM
         2003                       $33,844,531                           $80MM
         2004                       $35,190,645                           $80MM
         2005                       $36,570,411                           $80MM
         2006                       $37,984,471                           $80MM
         2007                       $39,434,288                           $80MM
         2008                       $40,920,145                           $80MM
         2009+                      $30,000,000                           $80MM

                           The Commission shall be equal to:

                  Amount of Program EBIT                      Multiplied By
         -----------------------------------------            -------------
         (1)      0 - First Commission Threshold:             0%

         (2)      Second Commission Threshold less
                  First Commission Threshold:                 46% in Program Year 1999*
                                                              44% in Program Year 2000
                                                              40% thereafter

         (3)      Above the Second Commission
                  Threshold:                                  50%**

         *1999 Program EBIT shall be increased by $15MM.

         **subject to Section 3.5(b).

Provided both the First and Second Commission Thresholds set forth above may be amended from time to time by mutual agreement of the parties following the inclusion or exclusion of either new or existing countries in the Included Markets. In the event of a Regional Performance Default in the UK or in France, there shall be no adjustment to either the First Commission Threshold or the Second Commission Threshold. In the event of a Regional Performance Default in any region other than the UK and France, both thresholds shall be reduced by such region's pro rata contribution to the preceding Program EBIT. Notwithstanding the foregoing, in the event of the non-renewal of the EU Term due to Monsanto, the First Commission Threshold shall be reduced to -0- for the remainder of the term of this Agreement.

              (b) Payment of Commission. Within thirty (30) days following the end of each month, the Agent, on behalf of Monsanto shall determine whether a Commission becomes payable, i.e., whether the cumulative Program EBIT for the Program Year up to the preceding month equals an amount in excess of the First Commission Threshold. If so, the Agent, on behalf of Monsanto shall by check or wire transfer, to the Agent's designated account for the payment of the applicable Commission pursuant to the formula set forth in Section 3.6(a) subject to any adjustments pursuant to Section 3.6(c).

              (c) Final Determination. Within fifteen (15) days following the end of each Program Year, the Agent shall deliver to Monsanto a Commission statement which shall contain the final determination of the Commission due at the expiry of the Program Year and shall set forth any eventual adjustments, to the amounts paid up to the Agent under Section 3.6(b) during the preceding Program Year. If within fifteen (15) days following the receipt of such Commission statement by the Agent, Monsanto does not provide the Agent written notice of objection to the Commission statement, the amount of the Commission for such Program Year shall be as provided thereon. If within such fifteen (15) days following receipt of such Commission statement by Monsanto, Monsanto does provide the Agent written notice of objection to the Commission statement, the parties shall resolve such dispute in the manner set forth in Section 3.4 hereof.

         SECTION 3.7. MARKETING FEE. In consideration for the rights and benefits granted to the Agent hereunder exclusively for North America as hereby expressly acknowledged and agreed to by both parties, the Agent shall pay to Monsanto, on or before September 30, 1998, an amount equal to thirty-two million U.S. Dollars ($32,000,000) (the "Marketing Fee") in immediately available funds.

         SECTION 3.8. ADDITIONAL COMMISSION

         (a) The parties acknowledge that Monsanto currently sells Glyphosate-based products current under the Roundup trademark, directly or indirectly, to professional, industrial and agricultural users ("Roundup Ag Products"). Monsanto acknowledges that one of such Roundup Ag Products, the 2.5 gallon SKU containing 41% concentration of Glyphosate (the "2.5 Gallon SKU"), is currently being sold through those certain Lawn and Garden Channels in the United States set forth on Schedule 3.8 attached hereto and may be purchased by consumers in the Lawn and Garden Market. Schedule 3.8 also sets forth Monsanto's (but not its distributions) sales into Lawn and Garden Channels in the U.K. and France. Monsanto also acknowledges its obligations pursuant to Section 6.13(b) hereof.

         (b) On and after the Effective Date, the Agent shall support and manage the sale of the 2.5 Gallon SKUs that were previously being sold directly by Monsanto through such Lawn and Garden Channels. As compensation therefor, in addition to the Commission otherwise payable to the Agent hereunder, the Agent shall be paid a 10% commission on all such sales of 2.5 Gallon SKUs sold through the Lawn and Garden Channels in the United States set forth on Schedule 3.8. The parties acknowledge that the sales resulting from such 2.5 Gallon SKUs shall not be included in the Program Sales Revenues hereunder.

         (c) Except to the extent provided in Section 3.8(b) above, on and after the Effective Date, Monsanto shall use its reasonable efforts to ensure that Roundup Ag Products are not sold, directly or indirectly, through Lawn and Garden Channels to consumers in the Lawn and Garden Market in the Included Markets. In the event that in the normal course of business the Agent determines based on satisfactory evidence that a material amount of the 2.5 Gallon SKU is being sold directly by Monsanto through Lawn and Garden Channels for Lawn and Garden Use in the United States other than as set forth on Schedule 3.8 or a material amount of additional Roundup Ag Products above historical sales levels as of the date of this Agreement is being sold through Lawn and Garden Channels to consumers for Lawn and Garden Use in the Included Markets, the parties shall negotiate in good faith to include, subject to the principles set forth in
Section 3.8(e), an appropriate percentage of such incremental sales to reflect such Lawn and Garden Use within the definition of Program Sales Revenues so that the Agent receives credit therefor for purposes of calculating the Agent's Commission.

         (d) Prior to the finalization of the Annual Business Plan for each program Year, Monsanto shall provide the Agent with notice of any significant changes in the pricing of any Roundup Ag Product that may be sold through Lawn and Garden Channels for Lawn and Garden Use in any Included Market during such Program Year. For the thirty (30) days after receipt of such notice, the parties shall negotiate in good faith, and the Steering Committee shall affect, if so agreed, an appropriate adjustment to the Agent's Commission and/or Thresholds to address the impact of such proposed pricing changes on the Annual Business Plan for such Program Year. In the event the parties are unable to reach agreement within such thirty (30) day period, the Agent's Commission and/or Thresholds shall remain unchanged provided that at the end of the such Program Year the Agent shall have the right to request a retroactive adjustment of the Commission or Threshold for such Program Year upon demonstrating, based on actual numbers for such Program Year, a significant impact on the Roundup Lawn and Garden Business.

         (e) In implementing the foregoing, the parties shall follow the following principles: (i) that Monsanto's sales of Roundup Ag products are not intended for Lawn and Garden Use and that Monsanto shall not sell Roundup Ag Products directly or promote the indirect sale thereof, through Lawn and Garden Channels to consumers for Lawn and Garden Use in the Included Markets and (ii) that there shall be no transfer of historical or future sales of Roundup Ag products in the Ag Market into Program Sales Revenues. Furthermore, the parties acknowledge that Roundup Ag Products having a formulation consisting of 41% or more Glyphosate and in container sizes over 2.5 gallons in the United States or over one liter in the other Included Markets shall be presumed to have no Lawn and Garden Use and therefor that sales of such Roundup Ag Products shall not be deemed to compete with Roundup Products in a manner that would justify adjustment of the calculation of Program Sales Revenues; provided that if the Agent is able to demonstrate to the Steering Committee that a material change in the amount of such Roundup Ag Products above historical sales levels as of the date of this Agreement are being sold through Lawn and Garden Channels to consumers for Lawn and Garden Use in the Included Markets, the parties shall negotiate in good faith pursuant to Section 3.8(c) to adjust the calculation of Program Sales Revenues.

         (f) In order to demonstrate the foregoing, by way of example only: (i) Assume that sales of 2.5 Gallon SKUs in the U.S. by Monsanto, directly or indirectly, through Lawn and Garden Channels in the Included Markets set forth on Schedule 3.8 for the 1999 Program Year are $10MM; (ii) assume that the sales of such 2.5 Gallon SKUs for the corresponding period from October 1, 1997 through September 30, 1998 were $6MM; and (iii) assume that of such incremental $4MM of sales in the 1999 Program Year, 40% are to consumers in the Lawn and Garden Market and 60% are to consumers in the Ag Market. In such event, with respect to the 1999 Program Year, the Agent would be entitled to an additional commission equal to $840,000, comprised of 10% of $6MM (the historical sale level of 2.5 Gallon SKUs) and 10% of $2.4MM (60% of the $4MM in incremental sales of 2.5 Gallon SKUs), and that Program Sales Revenues for the 1999 Program year will be increased by $1.6MM (40% of the incremental $4MM in sales). A similar analysis would apply to sales of other Roundup Ag Products, other than the 2.5 Gallon SKU, through Lawn and Garden Channels to consumers in the Lawn and Garden Market.

              ARTICLE 4 - ROUNDUP L&G BUSINESS MANAGEMENT STRUCTURE

         SECTION 4.1. UNDERLYING PRINCIPLES FOR THE ROUNDUP L&G BUSINESS MANAGEMENT STRUCTURE

         (a) The Roundup L&G Business management structure, as described in this Article and in Schedule 4.1(a), has been created for the purposes of fostering and promoting the following interests of the parties:

             (i)   Common Interests:

                   (A) achieve the maximum volume and profit levels for the
                       Roundup Business;

                   (B) continue to strengthen the Roundup brand; and

                   (C) leverage the strengths of both parties while working
                       together in a constructive and harmonious way.

             (ii)  Monsanto's Interests:

                   (A) retain ability to resume full management of the Roundup
                       Business upon termination of this Agreement;

                   (B) retain control over key business decisions; and

                   (C) provide global stewardship of the Roundup brand.

             (iii) The Agent's Interests:

                   (A) manage the Roundup Business within the parameters of
                       approved Annual Business Plans;

                   (B) have clear reporting relationship to Business Units heads for all Assigned Employees within the Business Units; and

                   (C) have clear definition of roles and responsibilities for all Assigned Employees within the Business Units.

         (b) The parties understand that such structure may be amended from time to time by mutual agreement of the parties provided any such change shall take into account the respective interests of each party as described hereunder.

         SECTION 4.2. STEERING COMMITTEE.

         (a) Appointment. Monsanto and the Agent shall each appoint by April 1 of each year two (2) executives to a steering committee ("Steering Committee") provided, however, any vacancy shall be filled in such a manner that the parties shall maintain their respective proportionate representation on the Steering Committee and that upon failure by either party to appoint said two (2) executives by such time, the two (2) executives previously appointed by such party shall be deemed appointed for another Program Year. Notwithstanding the foregoing, the members of the Steering Committee for the Program Year 1999 shall be the individuals whose names are set forth as Schedule 4.2(a) attached hereto. In addition, the head of the North America Business Unit shall be entitled to participate, with no voting right, at every meeting of the Steering Committee, and to invite, as the need may arise, the heads of the other Business Units to said meetings (equally without voting rights).

         (b) Meetings, Quorum and Voting Requirements.

             (1) Meetings. The Steering Committee shall meet at least once a year for purposes of approving the Annual Business Plan no later than September 15 of every calendar year. Any member of the Steering Committee shall have the right to call a special meeting of the Steering Committee provided a prior written notice of at least fifteen (15) days shall be given to each member together with an agenda for such meeting.

             (2) Quorum and Voting Requirements. The quorum for any meeting of the Steering Committee shall require the participation of all four (4) members except that any member shall be deemed present when participating via phone or video conference. Any decisions by the Steering Committee may be taken by the affirmative vote of a majority of three (3) of the members of the Steering Committee. In the event of a deadlock, when a particular vote is divided equally between the four members, the matter shall be submitted to the president of Monsanto's Ag division, who shall have the exclusive discretion to resolve the matter and such decision shall bind the Steering Committee to such action or inaction. Notwithstanding any future assignment of this Agreement to a third party by reason of a Roundup Sale, the President of Monsanto's Ag division shall retain its right of veto in case of deadlock of the Steering Committee.

                 For every meeting of the Steering Committee, minutes shall be kept and circulated for approval to all four members. Every decision of the president of Monsanto's Ag division shall also be recorded in writing and distributed to the members of the Steering Committee.

         (c) Authority. The Steering Committee shall:

             (i) approve all Annual Business Plans, and any Significant Deviations (as described in Section 4.3(c)) therefrom not previously approved jointly by the Business Units and the Global Support Team;

              (ii) approve any and all strategic plans;

             (iii) review monthly reports submitted by the Business Units for the purposes of monitoring achievement and redirecting the Business Units by issuing a formal amendment to the Annual Business Plan then in effect;

              (iv) monitor and redirect, if need be, the performance of the
                   Global Support Team;

              (v) approve any decisions relating to key personnel assigned to the Roundup Business within the Business Units, including Monsanto's and the Agent's employees;

              (vi) resolve any disagreement occurring between a Business Unit and the Global Support Team; and

             (vii) decide any other matter mutually agreed upon by Monsanto and the Agent.

         SECTION 4.3. BUSINESS UNITS.

         (a) Role and Reporting. The Roundup L&G Business shall be managed, on behalf of the Agent, by its respective pesticide business units in North America, Europe and Asia ("Business Units") provided that, for the management of the Roundup L&G Business, the head of each of the three Business Units shall report directly to the Steering Committee.

         (b) Monsanto's Assigned Employees. For the term of this Agreement, Monsanto shall assign the equivalent of fifteen (15) of its own employees ("Assigned Employees") to fulfill the functions set forth in Schedule 4.3(b) within the three Business Units. The number of said Assigned Employees may vary from time to time upon mutual agreement. Monsanto may, from time to time, with the Agent's written approval, substitute individuals to serve as the Assigned Employees, by providing prior written notice thereof to the Agent. The Assigned Employees shall serve under the guidance and supervision of the Business Unit head of the Business Unit they shall join.

             Monsanto shall remain the employer of the Assigned Employees for all purposes of any and all liability and health insurance, employee benefit plans, and workers compensation coverage, and shall be responsible for all compensation and other benefits. Performance reviews shall be first recommended by the Business Unit head in charge of such Assigned Employees.

         (c)  Duties. The three Business Units shall be responsible for:

              (i) taking any and all necessary actions to implement the approved Annual Business Plan and strategic plans, as may be amended from time to time, either by mutual agreement of the Business Unit and the Global Support Team or by the Steering Committee as described in Section 4.2(c);

              (ii) managing the day-to-day Roundup L&G Business;

             (iii) developing and submitting, in cooperation with the Global
                   Support Team all strategic and Annual Business Plans;

              (iv) communicating, in writing or via meetings, on a regular basis, with the Global Support Team on all significant issues affecting the Roundup L&G Business; and

              (v) notifying the Global Support Team of any deviation to the Annual Business Plan, which, in their view, is reasonably likely to have a financial impact on the Program EBIT of at least $500,000 or constitutes a significant deviation from a non-financial item approved in the Annual Business Plan ("Significant Deviation").

         SECTION 4.4. GLOBAL SUPPORT TEAM.

         (a) Appointment. Monsanto shall name three (3) individual employees of Monsanto to form a support team (the "Global Support Team") whose names and individual responsibilities are described on Schedule 4.4(a) as attached hereto. Monsanto may from time to time substitute any individual serving on the Global Support Team, with the written approval of the Agent, by providing a prior written notice to the Agent to such effect.

         (b) Duties. The Global Support Team shall be responsible to:

             (i) participate actively in the development of all strategic and Annual Business Plans;

             (ii) act as a liaison between any of Monsanto's functions or departments providing a support service to the Roundup Business (such as R&D, regulatory, etc.) and monitor the quality of services rendered;

            (iii) provide stewardship for the Roundup brand image worldwide;

             (iv) prepare internal assessments of the performance of the
                  Roundup L&G Business for Monsanto management;

             (v) review, and approve any performance reviews prepared by the Business Unit head for any of the Assigned Employees;

             (vi) participate in planned key customer interactions and program presentations, either by participation in meetings or in preparatory sessions therefor;

            (vii) review and approve any material change or deviation in consumer communication, mass media, packaging design or any other marketing tactic that directly impacts the consumer perception and interface with the brand which may occur from time to time;

           (viii) review and approve any Significant Deviation from the Annual Business Plan; and upon failure to agree with the Business Unit, prepare a recommendation to submit to the Steering Committee for resolution, provided that the Business Unit may similarly prepare a recommendation to submit to the Steering Committee.

                 ARTICLE 5 - DUTIES AND OBLIGATIONS OF MONSANTO

         SECTION 5.1. MONSANTO'S OBLIGATIONS AND RIGHTS. Subject to Section 2.2(a)(ii) and Article 3, unless and until expressly directed otherwise by the Business Units, with the prior written approval of the Steering Committee Monsanto shall continue to support the Roundup L&G Business by performing necessary services. Notwithstanding the foregoing, at all times during the term of this Agreement, Monsanto shall be solely responsible for the following functions:

             (a) Research and Development. Monsanto shall, in its sole discretion, continue to develop new Glyphosate-based herbicide formulations more particularly as described in Section 6.10 hereof;

             (b) Regulatory Compliance. Monsanto shall be responsible for ensuring that all Roundup Products and the labels for such products comply with the USEPA and applicable Laws of each state and country within the Included Markets, including obtaining and maintaining all governmental registrations, registration applications, temporary registrations, all data pertaining to such registrations as submitted to governmental agencies, experimental use permits, applications and emergency use exemptions, all with respect to the Roundup Products;

             (c) FIFRA 6(a)(2). Monsanto shall be responsible for maintaining a customer response center relating to Roundup Products, which will solely manage the medical response calls (including human and animal health-related calls) and related FIFRA 6(a)(2) issues (the "CRC"). Monsanto shall be responsible for all reports related thereto, including (without limitation) reports to any regulatory or government authority pursuant to any applicable Law; and

             (d) Sales Promotion. Monsanto shall, in accordance with the Annual Business Plan, promote the sales and consumer acceptance of Roundup Products by:

                  (i) providing suitable training to the Agent's representatives or employees in the areas of product knowledge and product stewardship; and

                  (ii) providing the Agent and Customers with technical and product information, manuals, promotional bulletins, presentation kits and other sales aid materials.

         SECTION 5.2. WARRANTIES. For Roundup Products with which Monsanto offers a "written warranty," whether within the meaning of the Magnuson-Moss Warranty--Federal Trade Commission Improvement Act, 15 United States Code Annotated, Section 2301, or otherwise, Monsanto shall honor those warranties in accordance with such terms.

          ARTICLE 6 - REPORTS AND ADDITIONAL OBLIGATIONS OF THE PARTIES

         SECTION 6.1. COOPERATION. The Agent and Monsanto shall cooperate with each other so as to facilitate the objectives set forth in this Agreement and shall act in good faith and in a commercially reasonable manner in performing their respective duties hereunder.

         SECTION 6.2. USE OF EDI. Monsanto, the Agent, the Steering Committee, and the Global Support Team will exchange a broad range of operating data on a periodic basis. The method of exchange will be approved by the Steering Committee and will include both file transfer and EDI protocol.

         SECTION 6.3. THE AGENT'S SYSTEMS AND REPORTING OBLIGATION. The Agent shall establish and maintain all such systems and procedures (financial, logistical, or otherwise) as reasonably requested by Monsanto or the Steering Committee in connection with the Agent's performance under this Agreement. For all reports, the data will include current period and current YTD; and comparisons with same period and YTD for the year previous. Specifically, the Agent shall provide the following reports:

             (a) Weekly Reports. On the second business day of each week, the Agent shall provide to the Global Support Team update reports for the prior week, showing: (i) dollar and case shipments by the top 25 Customers and by SKU (stock keeping unit), (ii) inventory levels by SKU for North America, (iii) collection activities by the top 25 Customers, (iv) agency fill rate for the top 10 Customers (Roundup Products ordered by Customers and shipped by the Agent by line item, unit and dollar amount), and (v) POS sell-through by SKU by the top 7 Customers that provide such information.

             (b) Monthly Reports. On the sixth business day of each Month, the Agent shall provide to the Steering Committee and Monsanto (i) the type of data contained in the weekly reports (as set forth in Section 6.3(a)) for the prior calendar month and the current year-to-date, (ii) full P&L, balance sheets and cash flow statements, (iii) Netback expense detail (accruals and actuals), (iv) Expense detail (accruals and actuals), (v) Cost of Goods Sold detail, in each case comparing such information against budget, and against the previous year.

             (c) Quarterly Reports. The Agent shall provide to the Steering Committee and Monsanto, on a Quarterly basis and on a form provided by the Steering Committee (i) a summary of purchases of Roundup Products, in total cases or units, made by each Customer which is designated by the Steering Committee, (ii) inventory level by SKU by Customer and (iii) updated full year forecast.

             (d) Annual Reports. The Agent shall provide to the Steering Committee and Monsanto, on an Annual basis and on a form provided by the Steering Committee (i) bridge and tracking capability from Program Year to calendar year, (ii) a budget and (iii) a long range plan.

             (e) Other Reports. In addition, the Agent shall provide Monsanto or the Steering Committee with such other reports as may be reasonably requested within a period not to exceed thirty (30) days from such request.

         SECTION 6.4. EMPLOYEE INCENTIVES. Recognizing that, as Monsanto's exclusive agent for sale and distribution of Roundup Products, the Agent is to promote the sale of Roundup Products NO LESS aggressively than any other product or product line that the Agent sells, the Agent shall cause its appropriate officers and other management to devote an appropriate portion of their personal efforts to the sale and distribution of Roundup Products covered by this Agreement. Further, the Agent shall ensure that the appropriate personnel are compensated in a manner to encourage them to promote the sale of Roundup Products no less aggressively than any other product or product line that the Agent sells.

         SECTION 6.5. INSURANCE. The Agent, shall, during the term of this Agreement, maintain full insurance against the risk of loss or damages to the Roundup Products for any Agents' warehouse where Roundup Products are under the custody of the Agent and, upon request, shall furnish Monsanto with satisfactory evidence of the maintenance of said insurance. Further, each party shall make all contributions and pay all payroll taxes required under federal social security laws and state unemployment compensation laws or other payments under any laws of a similar character as to its own personnel involved in the Roundup L&G Business (including any purported "independent contractors" subsequently classified by any authority under any Law, as an employee) in connection with the performance of this Agreement.

         SECTION 6.6. LIENS. Subject to the provisions of any existing intercreditor agreement to which Monsanto is currently a party (as the same may be amended, modified or terminated) and except as may otherwise be agreed to by Monsanto, which agreement shall not be unreasonably withheld in the case of similar arrangements with existing or future institutional lenders, the Agent agrees not to allow any liens or encumbrances of any nature to attach to Roundup Products. At Monsanto's request, the Agent, sub-agent, or sub-distributor shall execute such financing statements, security agreements and other documents as Monsanto may reasonably request to create, perfect, and continue in effect its security interests hereunder.

         SECTION 6.7. PROMOTING SAFE USE-PRACTICES. Roundup Products may be or become hazardous unless used in strict accordance with Monsanto's product labels. The Agent shall use commercially reasonable methods to inform and familiarize its employees, agents, Customers, contractors (including warehousemen and transporters) and others who may handle or use Roundup Products of the potential hazards pertaining thereto (including accidental breakage or fire), and shall stress the safe use and application of Roundup Products in strict accordance with Monsanto's product labels. In addition, the Agent shall provide HM126F training to its personnel as required by the United States Department of Transportation (and such other training as may be required by other countries within the Included Markets). The Agent shall have the responsibility to dispose of waste materials in accordance with all applicable Laws.

         SECTION 6.8. MONSANTO INSPECTION RIGHTS. From time to time, as Monsanto or the Steering Committee may request, the Agent shall permit, upon reasonable request and during normal business hours, representatives of Monsanto or the Steering Committee to inspect, with regard to Roundup Products, the Agent's inventories, warehousing, and shipping procedures.

         SECTION 6.9. RECALLS. The Agent shall cooperate with Monsanto, and promptly take such actions as requested by Monsanto, with respect to any defective product including any "stop-sales" or recalls for Roundup Products.

         SECTION 6.10. NEW ROUNDUP PRODUCTS. During the term of this Agreement, Monsanto covenants and agrees to first offer (the "Product Offer") to the Agent the exclusive agency and distribution rights to any newly created non-selective herbicide product, which is not marketed for Lawn and Garden Use as of the date of this Agreement, and which Monsanto, in its exclusive, reasonable discretion, determines to be suitable for sale as a new product for Lawn and Garden Use (the "New Product"); provided, however, that for the Lawn and Garden Market, that any new product containing Glyphosate or another non-selective herbicide shall be considered to be a New Product. The Product Offer shall be in writing, shall be in sufficient detail describing such New Product, and shall be made within sixty
(60) days of the date of commercialization of such New Product for uses other than Lawn and Garden Use. In no event shall Monsanto, directly or indirectly, commercialize any New Product for Lawn and Garden Use without first offering such New Product to the Agent pursuant to the terms of this Section 6.10. If the Agent agrees in writing within ninety (90) days of receipt of the Product Offer to accept the New Product, then such New Product shall be, without further action or amendment, included within the definition of Roundup Products and be subject to the terms and conditions of this Agreement. In such event, the parties shall adjust the Commission Thresholds to reflect this additional source of revenue unless the New Product is a Glyphosate-based product or an improvement of any existing Roundup Products in which case the Commission Thresholds shall remain the same. If the Agent fails to agree in writing to accept the Product Offer within such ninety (90) days of receipt, then Monsanto shall have the exclusive right to manufacture, package, promote, distribute, and sell such New Product, regardless of any actual or potential conflict with the terms of Agreement.

         SECTION 6.11. [Intentionally Omitted.]

         SECTION 6.12. CONFIDENTIALITY. Except as necessary for its performance under this Agreement, except as may be required by the federal securities laws or other applicable laws and except to the extent required under certain existing agreements to which Monsanto is a party (i.e., AHP Merger Agreement), neither party shall at any time or in any manner, either directly or indirectly, and neither party shall permit its employees to use, divulge, disclose or communicate to any person or entity any "confidential information" of the other party. For purposes of this Section 6.12, "confidential information" includes any information of any kind, nature, or description that is proprietary, treated as confidential by, owned by, used by, or concerning any matters affecting or relating to the business of a party or the subject matter of this Agreement, including but not limited to, the names, business patterns and practices of any of its customers, its marketing methods and related data, the names of any of its vendors and suppliers, the prices it obtains or has obtained or at which it sells or has sold products or services, lists, other written records, and information relating to its manner of operation. Notwithstanding the foregoing, "confidential information" shall not include any information which (i) is or becomes public knowledge through no fault or wrongful act of the party disclosing such information or its employees, (ii) was known by such party prior to any agency or distributor relationship with the other party or any predecessor, (iii) is received by such party pursuant to the Formulation Agreement and which is not otherwise confidential information, or (iv) is received from a third party who is not obligated to keep such information confidential. All "confidential information" in any form (electronic or otherwise) shall be and remain the sole property of the party possessing such information and shall be returned to such party upon the termination of this Agreement upon such party's reasonable request.

         SECTION 6.13. NONCOMPETITION.

             (a) Noncompetition Period. The "Noncompetition Period" shall be the term of this Agreement, and for the two-year period following the termination, cancellation or non-renewal of this Agreement; provided, however, that in the event (i) Monsanto terminates this Agreement pursuant to Section 10.4(a)(2),
(ii) Monsanto does not renew the EU Term pursuant to Section 10.2 or (iii) the Agent terminates this Agreement pursuant to Section 10.5(a), the Noncompetition Period shall be deemed to terminate simultaneously upon the effective date of the termination of this Agreement or, in the case of non-renewal of any EU Term pursuant to Section 10.2 upon termination thereof with respect to EU Countries only.

             (b) Monsanto Covenant. Except as provided for in Section 3.8, Monsanto covenants and agrees that for the Noncompetition Period, Monsanto will not, nor will it permit any Affiliate to, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as a shareholder, partner, creditor or otherwise, any "Competitive Business." A Competitive Business shall be any business which, anywhere within the Included Markets, (x) manufactures, sells, markets or distributes any non-selective weed control product, whether residual or non-residual, for Lawn and Garden Use or (y) competes with the Roundup L&G Business; provided, however, this Section 6.13(b) shall not apply to those actions of Monsanto or any Affiliate (i) to the extent such actions are expressly contemplated by this Agreement, for the duration of this Agreement, (ii) to the extent that immediately upon termination of this Agreement for whatever reason Monsanto or any Affiliates or successor to the Roundup L&G Business shall continue to operate the Roundup L&G Business without infringing this covenant, or (iii) to the extent that Monsanto's interest in a Competitive Business, as a shareholder, partner, creditor or otherwise, is equal to or less than 5%. Furthermore, this
Section 6.13(b) shall not apply to any actions taken by Monsanto as authorized by Section 10.7(a) during and after any period when Monsanto has given notice of termination in accordance with Section 10.4(b).

             (c) Agent's Covenant. The Agent covenants and agrees that during the Noncompetition Period, the Agent will not, nor will it permit any Affiliate to, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as a shareholder, partner, creditor or otherwise, any Competitive Business; provided, however, this Section 6.13(c) shall not apply to those actions of the Agent or any Affiliate (i) to the extent such actions are expressly contemplated by this Agreement, for such term of this Agreement; (ii) to the extent such actions relate to the products listed on Exhibit D hereto in the countries listed therein, the products that the Agent either owns, has contracted to purchase or entered into a letter of intent with respect to as of the Effective Date and such additional products as the parties may from time to time agree (the "Permitted Products"); (iii) to the extent that the Agent's interest in a Competitive Business, as a shareholder, partner, creditor or otherwise, is equal to or less than 5%; or (iv) to any separate agreement with Monsanto with respect to transgenic technology sharing. The parties agree to compile a list of the Permitted Products within sixty (60) days after the Effective Date which shall be substituted as Exhibit D.

             (d) Non-Solicitation by Monsanto. Monsanto agrees that for the duration of the Noncompetition Period and for the two years thereafter, without the prior written consent of the Agent, it will not, nor will it permit any of its Affiliates to (i) solicit for employment any person then employed by the Agent or any of its Affiliates or (ii) knowingly employ any employee of the Agent or any of its Affiliates who voluntarily terminates such employment with the Agent (or such Affiliate) after the Effective Date, until three months have passed following termination of such employment.

             (e) Non-Solicitation by the Agent. The Agent agrees that for the duration of the Noncompetition Period, without the prior written consent of Monsanto, it will not, nor will it permit any of its Affiliates to (i) solicit for employment any person then employed who works primarily with Roundup Products or with other products with Lawn & Garden Uses ("Lawn & Garden Employee") by Monsanto or any of its Affiliates or (ii) knowingly employ any Lawn & Garden Employee of Monsanto or any of its Affiliates who voluntarily terminates such employment with Monsanto (or such Affiliate) after the Effective Date, until three months have passed following termination of such employment.

             (f) Consideration. The consideration for the agreements contained in this Section 6.13 are the mutual covenants contained herein, the agreement of the parties to consummate the purchase of the Non-Roundup Assets, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

             (g) Modification. In the event a court (or other authority) refuses to enforce the covenants and agreements contained in this Section 6.13, either because of the scope of the geographical area specified in this Section 6.13, the duration of the restrictions, or otherwise, the parties hereto expressly confirm their intention that the geographical areas covered hereby, the time period of the restrictions, or such other provision, be deemed automatically reduced to the minimum extent necessary to permit enforcement.

             (h) Injunctive Relief. The parties acknowledge and agree that the extent of damages to one party (the "non-breaching party") in the event of an actual or threatened breach of this Section 6.13 by the other party (the "breaching party") may be impossible to ascertain and there may be available to the non-breaching party no adequate remedy at law to compensate the non-breaching party in the event of such an actual or threatened breach by the breaching party. Consequently, the parties agree that, in the event that either party breaches or threatens to breach any such covenant or agreement, the non-breaching party shall be entitled, in addition to any other remedy or relief to which it may be entitled, including without limitation, money damages, to seek to enforce any or all of such agreements or covenants against the breaching party by injunctive or other equitable relief ordered by any court of competent jurisdiction.

         SECTION 6.14. INDUSTRIAL PROPERTY.

             (a) Monsanto represents and warrants that Monsanto or Affiliates are the exclusive owners of the trademarks, trade names, packages, copyrights and designs used in the sale of Roundup Products (hereinafter referred to as "Industrial Property"). To Monsanto's knowledge, the conduct of the Roundup L&G Business as now being conducted and the use of the Industrial Property in the conduct of the Roundup L&G Business, do not infringe or otherwise conflict with any trademarks, registrations, or other intellectual property or proprietary rights of others, nor has any claim been made that the conduct of the Roundup L&G Business as now being conducted infringes or otherwise is covered by the intellectual property of a third party, except for any conflict or infringement which would not have a material adverse effect. To the knowledge of Monsanto, none of the Industrial Property is currently being infringed upon by a third party.

             (b) The Agent acknowledges the validity of the trademarks which designate and identify Roundup Products. The Agent further acknowledges that Monsanto is the exclusive owner of the Industrial Property.

             (c) The Agent agrees that, to the extent it uses Industrial Property, such Industrial Property shall be used in its standard form and style as it appears upon Roundup Products or as instructed in writing by Monsanto. No other letter(s), word(s), design(s), symbol(s) or other matter of any kind shall be superimposed upon, associated with or shown in such proximity to the Industrial Property so as to tend to alter or dilute such Industrial Property, and the Agent further agrees not to combine or associate any of such Industrial Property with any other industrial property. The generic or common name of "Roundup" must always follow Roundup Products' trademarks.

             (d) In all advertisements, sales and promotional or other printed matter in which any Industrial Property appears, the Agent shall identify itself by full name and address and state its relationship to Monsanto. In all such material, the Roundup trademark shall be identified as a trademark owned by Monsanto Company. In the case of a registered trademark, a (R) shall be placed adjacent to the trademark with the (R) referring to a footnote reading "(R) Registered trademark of Monsanto Company." In the case of unregistered trademarks, a "TM" shall be placed adjacent to the trademark with the "TM" referring to a footnote reading "TM Trademark of Monsanto Company."

             (e) On its letterheads, business cards, invoices, statements, etc., the Agent may identify itself as a distributor for the Industrial Property.

             (f) The Agent agrees that it will never use any Industrial Property or any simulation of such Industrial Property as part of the Agent's corporate or other trading name or designation of any kind.

             (g) Upon expiration or in the event of any termination of this Agreement, the Agent shall promptly discontinue every use of the Industrial Property and any language stating or suggesting the Agent is a distributor for Roundup Products. All advertising and promotional materials which use Industrial Property shall be destroyed.

             (h) The Agent shall not use or facilitate the use of promotional materials which disparage Roundup Products or Industrial Property. If the Agent should become aware of any suspected counterfeiting of Roundup Products or Industrial Property, the Agent shall promptly notify Monsanto of such suspected counterfeiting. The Agent shall cooperate in any investigation or legal proceedings that Monsanto deems desirable to protect its rights in the Industrial Property. The Agent shall not promote the sale of products using trademarks, packages or designs which are in Monsanto's opinion deceptively similar to Industrial Property.

         SECTION 6.15. CONFLICTS OF INTEREST. Conflicts of interest relating to this Agreement are strictly prohibited. Except as otherwise expressly provided herein, neither party nor any of its directors, employees or agents, or its subcontractors or vendors shall give to or receive from any director, employee or agent of the other party any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, neither party nor its directors, employees or agents or its subcontractors or vendors shall, without prior written notification thereof to the other party, enter into any business relationship with any director, employee, or agent of the other party or any of its Affiliates unless such person is acting for and on behalf of such party. Each party shall promptly notify the other of any violation of this
Section 6.15 and any consideration received as a result of such violation shall be paid over or credited to the other party.

         SECTION 6.16. RECORDS RETENTION. The Agent and Monsanto shall each maintain true and complete records in connection with this Agreement and shall retain all such records for at least forty-eight (48) months following the termination or expiration of this Agreement. This obligation shall survive the termination or expiration of this Agreement.

                         ARTICLE 7 - CENTRAL AGREEMENTS

         SECTION 7.1. ACKNOWLEDGMENT OF CENTRAL AGREEMENTS. The parties acknowledge that Monsanto is a party to, and bound by the terms and obligations of, the Central Agreements (which are attached hereto as Exhibit A). Accordingly, the parties acknowledge that (i) some of the terms and conditions of this Agreement may conflict with the terms and conditions of the Central Agreements, and/or (ii) some of the terms and conditions of the Central Agreements may conflict with, or be prohibited by, the terms and conditions of this Agreement. (Every such conflict or prohibited term or condition within the meaning of clause (i) or (ii) of this Section 7.1 shall collectively be referred to as a "Conflict"). This Article 7 sets forth the parties' agreement as to the effect on this Agreement of such a Conflict.

         SECTION 7.2. NOTICE OF TERMINATION. Monsanto hereby represents and warrants to the Agent that on June 26, 1998, Monsanto provided to Central proper notice of Monsanto's intent to terminate the Central Agreements, effective September 30, 1999, which such notice is attached hereto as Exhibit B.

         SECTION 7.4. CONFLICT. Notwithstanding anything in this Agreement (or any agreement between the parties) to the contrary, during the duration of the term of the Central Agreements (as may be further amended subject to the prior written consent of the Agent), to the extent that any term or provision (taken alone or in conjunction with any other term or provision) of this Agreement results in a Conflict (such term(s) or provision(s) being referred to herein as a "Conflicting Provision"), (i) the provision(s) of the Central Agreement shall control and such Conflicting Provision shall be unenforceable against all parties to this Agreement during the pendency of such Conflict, and (ii) neither party shall be considered to be in breach or default of any such Conflicting Provision, either directly or as a result of such Conflict, on any other terms and conditions of this Agreement; provided, however, in such instance of a Conflict, all other provisions of this Agreement (i.e. all provisions, excluding all Conflicting Provisions) shall be interpreted and enforced in such manner as is reasonable and necessary to further the intentions and contemplations of this Agreement.

         SECTION 7.6. ACTION BY PARTIES AND ASSIGNMENT OF RIGHTS. The parties covenant and agree to jointly develop an approach to establishing arrangements or relationships with Central to account for any Conflicting Provisions. In this regard, Monsanto covenants and agrees that, upon notification by the Agent of a Conflict, the Agent may, to the extent reasonable and with the Steering Committee's prior written consent (which such consent shall not be unreasonably held), enter into a contract (or other arrangement) directly (or on behalf of Monsanto) with Central for such time until September 30, 1999, as the Agent deems necessary so that the parties to this Agreement can further the intentions and contemplations hereof. Furthermore, Monsanto covenants and agrees that, to the extent reasonable and pre-approved by the Steering Committee (which such approval shall not be unreasonably held), Monsanto will assign to the Agent any and all rights it has pursuant to the Central Agreements, which the Agent reasonably requests, if such assignment would benefit the parties in furthering the intentions and contemplations hereof.

             ARTICLE 8 - REPRESENTATIONS, WARRANTIES, AND COVENANTS

         SECTION 8.1. THE AGENT'S REPRESENTATIONS AND WARRANTIES. The Agent hereby represents and warrants that all of the following are true:

             (a) The Agent is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio and has all requisite corporate power and authority to carry on and conduct its business as it is now being conducted, to own or lease its assets and properties and is duly qualified and in good standing in every jurisdiction in which the conduct of its business or ownership of its assets requires it to be so qualified.

             (b) (i) The Agent has the full authority and legal right to carry out the terms of this Agreement; (ii) the terms of this Agreement will not violate the terms of any other material agreement, contract or other instrument to which it is a party, and no consent or authorization of any other person, firm, or corporation is a condition precedent to the Agent's execution of this Agreement; (iii) it has taken all action necessary to authorize the execution and delivery of this Agreement; and (iv) this Agreement is a legal, valid, and binding obligation of the Agent, enforceable in accordance with its terms.

             (c) The Agent is in compliance in all material respects with all applicable Laws relating to its business.

             (d) There is no material suit, investigation, action or other proceeding pending or threatened before any court, arbitration tribunal, or judicial, governmental or administrative agency, against the Agent which would have a material adverse effect on the ability of the Agent to perform its obligations hereunder or which seeks to prevent the consummation of the transactions contemplated herein.

             (e) The Agent has available, and will have available on September 30, 1998, sufficient immediately available funds to enable the Agent to pay the Marketing Fee to Monsanto and to effect the consummation of the transactions described herein.

             (f) There are no material disputes with underwriters under the Agent's insurance policies; each such policy is valid and enforceable in accordance with its terms and is in full force and effect; there exists no default by the Agent under any such policy, and there has been no material misrepresentation or inaccuracy in any application therefor, which default, misrepresentation or inaccuracy would give the insurer the right to terminate such policy, binder, or fidelity bond or to refuse to pay a claim thereunder; and the Agent has not received notice of cancellation or non-renewal of any such policy.

         SECTION 8.2. MONSANTO'S REPRESENTATIONS AND WARRANTIES. Monsanto hereby represents and warrants that all of the following are true:

             (a) Monsanto is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on and conduct its business as it is now being conducted, to own or lease its assets and properties and is duly qualified and in good standing in every jurisdiction in which the conduct of its business or ownership of its assets requires it to be so qualified.

             (b) (i) Monsanto has the full authority and legal right to carry out the terms of this Agreement; (ii) the terms of this Agreement will not violate the terms of any other material agreement, contract or other instrument to which it is a party, and no consent or authorization of any other person, firm, or corporation is a condition precedent to this Agreement; (iii) it has taken all action necessary to authorize the execution and delivery of this Agreement; and (iv) this Agreement is a legal, valid, and binding obligation of Monsanto, enforceable in accordance with its terms.

             (c) Monsanto is in compliance, in all material respects, with all applicable Laws relating to its business.

             (d) There is no material suit, investigation, action or other proceeding pending or threatened before any court, arbitration tribunal, or judicial, governmental or administrative agency, against Monsanto which would have a material adverse effect on the ability of Monsanto to perform its obligations hereunder or which seeks to prevent the consummation of the transactions contemplated herein.

                           ARTICLE 9 - INDEMNIFICATION

         SECTION 9.1. INDEMNIFICATION AND CLAIMS PROCEDURE.

             (a) Indemnification. Each party hereto agrees to indemnify, defend and hold harmless the other party and its employees, officers, directors, agents and assigns from and against any and all loss (including reasonable attorneys' fees), damage, injury or liability and asserted by or on behalf of a third party for injury to or death of a person for loss of or damage to property, including employees and property of the indemnified party ("Loss"), to the extent resulting directly or indirectly from the indemnifying party's (i) breach of a duty, representation, or obligation of this Agreement, or (ii) negligence or willful misconduct in the performance of its obligations under this Agreement, except to the extent that such indemnification is void or otherwise unenforceable under applicable law in effect on or validly retroactive to the date of this Agreement.

             (b) Claims Procedure. Promptly after receipt by either party hereto (the "Indemnitee") of any notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section 9.1(a). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. Thereafter, the following procedures shall apply:

                 (1) The indemnifying party may elect to compromise or defend, at its own expense by its own counsel, any Asserted Liability;

                 (2) If the indemnifying party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the indemnifying party, in the compromise of, or defense against, such Asserted Liability, and shall make available to the indemnifying party any books, records or other documents within its control that are necessary or appropriate for such defense;

                 (3) If the indemnifying party has elected to defend the Asserted Liability, any offer to compromise or settle transmitted to the indemnifying party shall thereafter be transmitted in writing to the Indemnitee. If, after a reasonable period of time to consider such offer -- which time shall be deemed to be ten (10) days from the date of transmittal of such offer using the notice procedures set forth in Section 11.9, unless the circumstances otherwise require -- the Indemnitee refuses to give consent to the settlement or compromise of the Asserted Liability, then the liability of the indemnifying party with respect to such Asserted Liability shall be thereafter limited to the amount of the offer of settlement or compromise. This cap on liability shall not be applicable if the Indemnifying Party does not elect to defend Indemnitee against the Asserted Liability;

                 (4) Notwithstanding the foregoing, neither the indemnifying party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided however, that consent to settlement or compromise shall not be unreasonably withheld;

                 (5) If the indemnifying party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability, with a reservation of all rights to seek indemnification hereunder against the indemnifying party; and

                 (6) Notwithstanding the foregoing, the Indemnitee and the indemnifying party may participate, in all instances, and at their own expense, in the defense of any Asserted Liability.


               ARTICLE 10 - TERMS, TERMINATION, AND FORCE MAJEURE

         SECTION 10.1. TERMS. Notwithstanding anything in this Agreement to the contrary, for all EU Countries within the Included Markets, this Agreement shall be subject to the initial term and the renewal terms, as set forth in Section 10.2(a) (collectively, the "EU Term"). For all other countries within the Included Markets, excluding the EU Countries, this Agreement shall commence as of the Effective Date and shall continue unless and until terminated as provided herein.

         SECTION 10.2. EU INITIAL TERM AND RENEWAL.

             (a) For each of the EU Countries within the Included Markets, the initial term of this Agreement shall commence as of the Effective Date, and continue through September 30, 2005, unless and until sooner terminated as provided herein. Following the initial term of this Agreement, the parties have the following options to renew the EU Term of this Agreement, subject to Section
10.3 below, under the same terms and conditions of this Agreement, unless and until sooner terminated as provided herein:

                  (1) The parties may mutually agree to renew the initial EU Term of this Agreement for three (3) years, unless otherwise prohibited herein;

                  (2) Following the renewal of the EU Term pursuant to Section 10.2(a)(1), the parties may mutually agree to renew the EU Term of this Agreement for an additional seven (7) years, unless otherwise prohibited herein; and

                  (3) Following the renewal of the EU Term pursuant to Section 10.2(a)(2), the parties may mutually agree to renew the EU Term of this Agreement for three (3) years, unless otherwise prohibited herein.

         SECTION 10.3. PROCEDURE TO RENEW.

                  EU Term. Not later than 6 months preceding the date in which the initial EU Term, or any renewal EU Term, of this Agreement terminates pursuant to section 10.2(a), the parties may (if otherwise permitted herein), mutually agree in writing to renew the EU Term of this Agreement as provided in
Section 10.2(a).

         SECTION 10.4. TERMINATION BY MONSANTO.

              (a) Termination Rights. In addition to its right to terminate this Agreement pursuant to Section 10.9, Monsanto shall have the right to terminate this Agreement by giving the Agent a termination notice specified for each termination event upon the occurrence and continuance of either of the following:

                  (1) An Event of Default occurring at any time; or

                  (2) A Change of Control with respect to Monsanto (excluding the merger currently contemplated with American Home Products) or a Roundup Sale by giving the Agent a notice of termination, which termination shall be effective at the end of the later of twelve (12) months or the next Program Year, provided that in the event of a Change of Control or a Roundup Sale, neither Monsanto nor the successor to the Roundup L&G Business shall have the right to terminate this Agreement prior to the end of the fifth (5th) Program Year.

              (b) Event of Default. An Event of Default shall mean any of the following occurrences:

                  (1) a Material Breach of this Agreement committed by the Agent and established in accordance with the provisions of Section 10.4(g) of this Agreement;

                  (2) a Material Fraud committed by the Agent and established in accordance with the provisions of Section 10.4(g) of this Agreement;

                  (3) Material Willful Misconduct committed by the Agent and established in accordance with the provisions of Section 10.4(g) of this Agreement;

                  (4) (i) the occurrence of an Egregious Injury which is not cured within ninety (90) days following the Agent's receipt of written notice thereof, or (ii) the occurrence of an Egregious Injury which, in the commercially reasonable opinion of Monsanto cannot be cured within a ninety (90) day period;

                  (5) subject to Section 10.8, any decline of the Sell-Through Business on a three (3) Program Years cumulative basis or two (2) consecutive Program Years with a decline in the Sell-Through Business in each Program Year in excess of five percent (5%) either in North America, the UK or France or in the Rest of the World, ("Regional Performance Default") unless Agent demonstrates to the Arbitrators in accordance with Section 10.4(g), in any manner reasonably requested by the Arbitrators that (A) such decline is directly caused by the exercise by Monsanto's Ag president of his or her right of veto as provided for in Section 4.2(b) or (B) such decline was caused primarily by a severe decline of the general economic conditions or an overall severe decline in the market for lawn and garden consumables products in such region rather than by the Agent's failure to perform its duties hereunder and further provided that any Regional Performance Default shall only cause the termination of this Agreement with respect to the region where such Regional Performance Default occurs;

                  (6) the Insolvency of Agent;

                  (7) the occurrence of a Change of Control of the Agent, without the prior written consent of Monsanto; provided that the Acquiror in such Change of Control (i) currently engages (directly or through its Affiliates) in the manufacture, sale, marketing, or distribution of any product containing Glyphosate or any similar active ingredient, or (ii) currently sells, markets, or distributes (directly or through its Affiliates) any product(s) in the Lawn and Garden Channels for Lawn and Garden Use, which such product(s), in Monsanto's reasonable commercial opinion, compete in a material manner with Roundup Products, or (iii) may, in Monsanto's reasonable commercial opinion, materially detract from, or diminish, the Agent's (or such successor's) ability to fulfill its duties and obligations with regard to the Roundup Business, or
(iv) competes in any material respect with Monsanto in Monsanto's Ag (including seed) or biotech businesses.

                  (8) the occurrence of a Change of Significant Ownership of the Agent, without the prior written consent of Monsanto; or

                  (9) except to the extent permitted herein, (i) the assignment of all, or substantially all, of the Agent's rights, or (ii) the delegation of all, or substantially all, of the Agent's obligations hereunder, in either instance without the prior written consent of Monsanto.

                  As to any Event of Default defined in Sections 10.4(b)(1)-(4), such termination shall take effect on the later of the first business day following the thirtieth (30th) day after the sending of a termination notice to the Agent in accordance with the provisions of Section 11.9, or the date designated by Monsanto in said termination notice. As to an Event of Default defined in Section 10.4(b)(5), such termination shall take effect at the later of twelve (12) months or the end of the next Program Year. As to any Event of Default defined in Sections 10.4(b)(6)-(9), such termination shall take effect on the later of the first business day following the seventh (7th) day after the sending of a termination notice to Agent, or the date designated by Monsanto in said notice of termination.

              (c) Payment of Termination Fee. Except for termination of this Agreement by Monsanto upon any Event of Default, a Termination Fee (as specified in Section 10.4.(d)) shall only be paid either by Monsanto or by the successor to the Roundup Business, as the case may be, upon the following terms and conditions:

                  (1) in the event the Agreement is effectively terminated by either Monsanto or its successor or by the Agent upon Material Breach, Material Fraud or Material Willful Misconduct by Monsanto as provided for in Section 10.5.(c);

                  (2) no later than the effective date of the applicable
                      termination notice and no later than the effective date of the termination; and

                  (3) only in the event the Agent does not become the successor to the Roundup Business, in which case the Termination Fee shall not be paid but shall be credited against the purchase price as described in Section 10.4(d).

              (d) Termination Fee.

                  Monsanto and the Agent stipulate and agree that the injury which will be caused to the Agent by the termination of this Agreement under the circumstances which shall give rise to the payment of the Termination Fee are difficult or impossible of accurate estimation; that by establishing the Termination Fee they intend to provide for the payment of damages and not a penalty; and that the sum stipulated for the Termination Fee is a reasonable pre-estimate of the probable loss which will be suffered by the Agent in the event of such termination.

                  The Termination Fee payable shall vary in accordance with the Table hereunder:

                          Program Year         Termination Fee
                          ------------         ---------------
                          0-5                  $150MM#
                          6                    $140MM
                          7                    $130MM
                          8                    $120MM
                          9                    $110MM
                          10                   $100MM
                          11-20                Seven and a half percent (7.5%) of the
                                               portion of the purchase price for the
                                               Roundup Sale above * (which shall be no
                                               less than $16MM in any event) provided
                                               that in the event of a Change of Control
                                               and subsequent termination of this
                                               Agreement by the successor to the Roundup
                                               Business and the absence of any purchase
                                               price, the fair market value of the
                                               Roundup Business shall be determined by
                                               an independent accounting firm mutually
                                               agreeable to the parties.

#$185MM if Monsanto or any successor terminates within the first five (5) years for anything other than an Event of Default on the part of the Agent.

              (e) Remedies for Monsanto. Subject to Section 10.4(g), in case of termination by Monsanto upon any of the Events of Default by the Agent specified in Section 10.4(b)(1)-(4), Monsanto shall be entitled to exercise all remedies available to it, either at law or in equity. In case of termination by Monsanto upon the Event of Default by the Agent specified in Section 10.4(b)(5), termination of this Agreement shall be the exclusive remedy of Monsanto. In

---------------

* Confidential provision omitted and filed separately with the SEC, based upon a request for confidential treatment filed with the SEC.

the case of termination by Monsanto upon any of the Events of Default specified in Sections 10.4(b)(6)-(9), the remedies of Monsanto shall be limited to (i) termination of this Agreement and (ii) the recovery of reasonable and customary out-of-pocket expenses incurred by Monsanto in transferring the Agent's duties hereunder to a new agent; provided that in no case shall the amount of expenses recoverable under this provision exceed $20MM.

              (f) Exclusive Remedy. The payment of a Termination Fee to the Agent under Section 10.4(c) shall be deemed to constitute the exclusive remedy for any damages resulting out of the termination of this Agreement by Monsanto or the successor to the Roundup Business pursuant to Section 10.4(c) and the Agent shall waive its right to exercise any other remedies otherwise available at law or in equity.

              (g) Arbitration. In the event either party claims that a Material Breach, a Material Fraud, or Material Willful Misconduct has been committed by the other party (the "Breaching Party"), the following procedures shall apply:

              (1) After the asserted occurrence of a Material Breach, a Material Fraud, or Material Willful Misconduct, the party who contends that such breach, fraud or misconduct has occurred (the "Claimant") shall send to the Breaching Party a notice, in accordance with the notice provisions of Section 11.9 of this Agreement, in which the Claimant shall: (i) identify the Material Breach, Material Fraud, or Material Willful Misconduct which it contends has occurred;
(ii) appoint an arbitrator; and (iii) demand that the Breaching Party appoint an arbitrator.

              (2) Within fifteen (15) days after receipt of the notice, the Breaching Party shall send a response to the Claimant, in accordance with the notice provisions of Section 11.9 of this Agreement, in which the Breaching Party shall: (i) indicate whether it contests the asserted occurrence of the Material Breach, Material Fraud, or Material Willful Misconduct, as the case may be; and (ii) if it does contest such asserted occurrence, appoint a second arbitrator. The failure on the part of the Breaching Party to timely respond to the notice, and/or to timely appoint its arbitrator, shall be deemed to constitute acceptance of the arbitrator designated by the Claimant as the sole arbitrator.

              (3) If the Breaching Party appoints an arbitrator, then within fifteen (15) days after the receipt of the Breaching Party's response by the Claimant, the two arbitrators shall jointly appoint a third arbitrator. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Upon their selection by either means, the three arbitrators (the "Arbitrators") shall expeditiously proceed to determine whether a Material Breach, Material Default or Material Willful Misconduct has occurred, in accordance with the procedures hereafter set forth.

              (4) Except as specifically modified herein, the arbitration proceeding contemplated by this section (the "Arbitration") shall be conducted in accordance with Title 9 of the US Code (United States Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The cost of the Arbitration shall be borne equally by the parties, with the understanding that the Arbitrators may reimburse the prevailing party, if any, as determined by the Arbitrators for that party's cost of the Arbitration in connection with the award made by the Arbitrators as described below.

              (5) The award shall be made within three (3) months after the appointment of the third Arbitrator, and each of the Arbitrators shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the parties or by the Arbitrators, if necessary.

              (6) Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by the notice or the response, including those documents on which the producing party may rely in support of or in opposition to any claim or defense. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the Arbitrators, which determination shall be conclusive. All discovery shall be completed within 60 days following the appointment of the third Arbitrator.

              (7) At the request of a party, the Arbitrators shall have the discretion to order examination by deposition of witnesses to the extent the Arbitrators deem such additional discovery relevant and appropriate. Depositions shall be held within 30 days of the making of a request, and shall be limited to a maximum of number of hours' duration as may be mutually agreed to by the parties, or in the absence of such agreement as may be determined by the Arbitrators. All objections are reserved for the arbitration hearing, except for objections based on privilege and proprietary or confidential information.

              (8) Either party may apply to the Arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal's determination of the merits of the controversy).

              (9) The scope of the Arbitration shall include the following:

                  (a) a determination as to whether the act(s) or omission(s) set forth by the Claimant have occurred;

                  (b) a determination as to whether those act(s) or omissions(s) determined to have occurred constitute a breach of this Agreement, fraudulent conduct in connection with this Agreement, or willful misconduct in connection with this Agreement, as the case may be;

                  (c) a determination as to whether those act(s) or omissions(s) determined to have occurred constitute a Material Breach, a Material Fraud, or Material Willful Misconduct, as the case may be;

                  (d) a determination as to the amount of monetary damages, if any, suffered by the Claimant, as a result of those act(s) or omissions(s) determined to have occurred which constitute a breach of this Agreement, fraudulent conduct in connection with this Agreement, or willful misconduct in connection with this Agreement, as the case may be, regardless of whether such act(s) or omission(s) rise to the level of Material Breach, Material Fraud, or Material Willful Misconduct, as the case may be;

                  (e) a determination, to the extent applicable, of the specific performance which could and should be decreed to correct any breach, fraud or material misconduct which the Arbitrators determine can be cured by the issuance of such decree;

                  (f) a determination as to which party, if any, is the prevailing party in the Arbitration, and the amount of such party's costs and fees. "Costs and fees" means all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees; and

                  (g) a determination as to such matters as the Arbitrators deem necessary and appropriate to carry out their duties in connection with the Arbitration.

             (10) The Arbitrators' award shall be in writing, shall be signed by a majority of the Arbitrators, and shall include a statement regarding the reasons for the disposition of any claim.

             (11) The Arbitrators' award shall, as applicable, include the following:

                  (a) to the extent that the Arbitrators determine that the Claimant has suffered monetary damages as a result of those act(s) or omissions(s) determined to have occurred which constitute a breach of this Agreement, fraudulent conduct in connection with this Agreement, or willful misconduct in connection with this Agreement, as the case may be, a monetary award in the amount of those damages;

                  (b) to the extent that the Arbitrators determine that the harm resulting from those act(s) or omissions(s) determined to have occurred can be cured, in whole or in part by a decree of specific performance, such a decree of specific performance implementing such determination as can be submitted to and made the order of a Court of competent jurisdiction;

                  (c) to the extent that the Arbitrators determine that those act(s) or omissions(s) determined to have occurred constitute a Material Breach, a Material Fraud, or Material Willful Misconduct, as the case may be, an award authorizing the Claimant to immediately terminate this Agreement, together with damages or specific performance, if determined by the Arbitrators to be appropriate;

                  (d) to the extent that the Arbitrators determine that there is a prevailing party, and that said prevailing party should receive an award of its Costs and Fees, such award to the prevailing party; and

                  (e) such other matters as the Arbitrators deem necessary and appropriate to implement their determinations made in the Arbitration.

              (12) The written determination of the Arbitrators shall be made and delivered promptly to the parties to the Arbitration and shall be final and conclusive upon the parties to the Arbitration.

              (13) Except as may be required by law, neither a party nor an Arbitrator may disclose the existence, content, or results of any Arbitration hereunder without the prior written consent of both parties.

         SECTION 10.5. TERMINATION BY THE AGENT.

              (a) Material Breach, Material Fraud and Material Willful Misconduct. The Agent may terminate this Agreement in accordance with the provisions of Section 10.4(g) upon :

                  (1) a Material Breach of this Agreement committed by Monsanto and established in accordance with the provisions of Section 10.4(g) of this Agreement;

                  (2) a Material Fraud committed by Monsanto and established in accordance with the provisions of Section 10.4(g) of this Agreement;

                  (3) Material Willful Misconduct committed by Monsanto and established in accordance with the provisions of Section 10.4(g) of this Agreement.

Such termination shall take effect on the later of the first business day following the thirtieth (30th) day after the sending of a termination notice to Monsanto in accordance with the provisions of Section 11.9, or the date designated by the Agent in said termination notice.

              (b) Roundup Sale. The Agent may terminate this Agreement by written notice thereof to Monsanto upon receipt of notice of a Roundup Sale as described in Section 10.6.

              (c) Termination Fee. Upon termination of this Agreement by the Agent pursuant to Section 10.5(a), Monsanto shall pay to the Agent the Termination Fee applicable pursuant to the Table set forth in Section 10.4.(c).

         SECTION 10.6. ROUNDUP SALE.

              (a) Notice of Sale; Quiet Period. Monsanto agrees to provide the Agent with prior written notice of any contemplated Roundup Sale. Thereafter, the Agent shall be entitled to participate in the Roundup Sale process, and the parties agree to negotiate in good faith with respect thereto. In the event of an auction in connection with a contemplated Roundup Sale, the Agent shall be entitled to submit a bid and additionally shall be entitled to a fifteen (15) day exclusive negotiation period following the receipt and review by Monsanto of all bids (the "Quiet Period"), provided that the Agent's bid shall not be discounted by any Termination Fee and that during the Quiet Period, the Agent shall have the right to revise its original bid but shall not have the right to review the terms of any other bids.

              (b) Credit of Termination Fee. In the event that the Agent or any of its Affiliates acquires the Roundup Business in a Roundup Sale, the Termination Fee that would have been payable to the Agent upon a termination pursuant to Section 10.4(a)(2) shall be credited against the purchase price to be paid by the Agent or such Affiliate in the Roundup Sale.

              (c) Agent's Election. In the event that Monsanto determines to consummate a Roundup Sale with a party other than the Agent, Monsanto shall deliver the Agent notice thereof and of the identity of such other party. Within thirty (30) days of receipt of such notice, the Agent shall deliver written notice to Monsanto stating either that:

                  (1) The Agent intends to terminate this Agreement pursuant to
Section 10.5(b), in which case such notice shall constitute a termination notice for purposes of this Agreement provided that the termination shall be effective at the end of the Third Program Year following the Program Year in which the Agent delivers its Notice of Termination pursuant to this provision; or

                  (2) The Agent will not terminate this Agreement pursuant to
Section 10.5(b) and agrees to continue the performance of its obligations under the Agreement unless and until the Agent receives a termination notice delivered in accordance with the terms of this Agreement by the successor to the Roundup Business.

              (d) Successor. Upon consummation of a Roundup Sale to a party other than the Agent, Monsanto's successor to the Roundup L&G Business shall assume all rights and responsibilities of Monsanto under this Agreement.

         SECTION 10.7. EFFECT OF TERMINATION.

              (a) Nonexclusive Status. Notwithstanding anything contained in this Agreement to the contrary, during and after any period when Monsanto has given notice of termination in accordance with Section 10.4(b)(5), (i) Monsanto may make this Agreement nonexclusive with respect to the sales and marketing services to be provided by the Agent hereunder, provided that the sales revenues generated by such second agent shall be included in Program Sales Revenues and any commercially reasonable commission payable to such second agent shall be included in Program Expense, (ii) Monsanto shall have access to all information held by the Agent with respect to the subject matter of this Agreement, and (iii) the Agent shall cooperate with Monsanto to establish an alternative distribution system for Roundup Products.

              (b) Prior Obligations and Shipments. Termination shall not affect obligations of Monsanto or of the Agent which have arisen prior to the effective date of termination.

              (c) Representations and Materials. Upon termination of this Agreement for any reason, the Agent shall not continue to represent itself as Monsanto's authorized agent to deal in Roundup Products, and shall remove, so far as practical, any printed material relating to such products from its salesperson's manuals and shall discontinue the use of any display material on or about the Agent's premises containing any reference to Roundup Products.

              (d) Return of Books, Records, and other Property. To the extent not otherwise provided herein, upon termination of this Agreement, the Agent shall immediately deliver to Monsanto all records, books, and other property of Monsanto.

         SECTION 10.8. FORCE MAJEURE.

              If either party is prevented or delayed in the performance of any of its obligations by force majeure and if such party gives written notice thereof to the other party within twenty (20) days of the first day of such event specifying the matters constituting force majeure, together with such evidence as it reasonably can give, then the party so prevented or delayed will be excused from the performance or punctual performance, as the case may be, as from the date of such notice for so long as such cause of prevention or delay continues. For the purpose of this Agreement, the term "force majeure" will be deemed to include an act of God, war, hostilities, riot, fire, explosion, accident, flood or sabotage; lack of adequate fuel, power, raw materials, containers or transportation for reasons beyond such party's reasonable control; labor trouble, strike, lockout or injunction (provided that neither party shall be required to settle a labor dispute against its own best judgment); compliance with governmental laws, regulations, or orders; breakage or failure of machinery or apparatus; or any other cause whether or not of the class or kind enumerated above, including, but not limited to, a severe economic decline or recession, which prevents or materially delays the performance of this Agreement in any material respect arising from or attributable to acts, events, non-happenings, omissions, or accidents beyond the reasonable control of the party affected.

         SECTION 10.9. SPECIAL TERMINATION PROVISIONS.

              (a) In the event the parties fail to close the sale by Monsanto to the Agent of the Non-Roundup Assets by the later of March 31, 1999 or such later date as mutually agreed upon by the parties, the parties agree:

                  (1) Monsanto may elect to terminate this Agreement by giving notice of such termination to the Agent in accordance with the provisions of
Section 11.9 of this Agreement on the later of (k) March 31, 1999 and (y) fifteen (15) calendar days after termination of the Asset Purchase Agreement between Monsanto and the Agent, with respect to the sale of the Non-Roundup Assets, pursuant to the terms thereof to Agent in accordance with the provisions of Section 11.9 of this Agreement. Any such termination shall be effective on September 30, 1999. In such event, (i) there shall be no deferral under Section 3.5(b) of the Contribution Payment required to be made by Agent, (ii) the MAT Expenses in the Annual Business Plan for the 1999 Program Year shall be $35MM, and the Netbacks for the 1999 Program Year shall not exceed twelve percent (12%) of Program Sales Revenues unless already committed as the Effective Date and
(iii) the Agent's Commission specified in Section 3.6 shall not be applicable and, in lieu thereof, the Agent's commission shall, effective as of October 1, 1998, be twenty-eight percent (28%) of Program Sales Revenue, payable quarterly within fifteen (15) days following the end of each quarter, with each quarterly payment being in an amount not to exceed the cumulative percentage of the maximum applicable commission apportioned at twenty-five percent (25%) per quarter, subject to the following limitations:

                      (A) A maximum commission of $52MM per Program Year if such closing does not occur because the Agent has not sold or divested its Finale business or otherwise disposed of the Finale business in a manner satisfactory to Monsanto;

                      (B) A maximum commission of $55MM per Program Year if such closing does not occur because the Federal Trade Commission issues an order prohibiting the purchase of the Non-Roundup Assets by the Agent; and

                      (C) A maximum commission of $53.5MM per Program Year if such closing does not occur for any other reason than specified in clauses (A) or (B) above.

              (b) In the event that Monsanto terminates this Agreement pursuant to Section 10.9(a)(1), the provisions of this Section 10.9 shall supersede
Section 3.6 and Section 10.4 in their entirety.

              (c) In the event that Monsanto elects not to terminate this Agreement pursuant to Section 10.9(a)(1), (i) there shall be no deferral under
Section 3.5(b) of the Contribution Payment, (ii) the Agent's commission shall, for Program Year 1999, be calculated as provided in Section 10.9(a)(1) at a maximum commission of $53.5MM and in Program Year 2000 and thereafter the Agent's commission shall be the Commission specified in Section 3.6; (iii)
Section 10.4(a)(2) shall be amended to the effect that Monsanto or any successor shall have the right to terminate this Agreement at any time upon a Change of Control with respect to Monsanto or a Roundup Sale by giving the Agent a notice of termination which shall be effective at the end of the later of twelve (12) months or the next Program Year; and (iv) the Agent shall not be entitled to any the Termination Fee as specified in Section 10.4(d), but rather, subject to
Section 10.4(g), the Agent shall be entitled to exercise all remedies available to it either at law or in equity for any breach of this Agreement by Monsanto.

                           ARTICLE 11 - MISCELLANEOUS

         SECTION 11.1. RELATIONSHIP OF THE PARTIES. Notwithstanding anything herein to the contrary, the parties' status with respect to each other shall be, at all times during the term of this Agreement, that of independent contractors retaining complete control over and complete responsibility for their respective operations and employees. Except as expressly provided herein, this Agreement shall not confer, nor shall be construed to confer, on either party any right, power or authority (express or implied) to act or make representations for, or on behalf of, or to assume or create any obligation on behalf of, or in the name of the other party. Nothing in this Agreement shall confer, or shall be construed to: (i) confer on the Agent any mutual proprietary interest in, or subject the Agent to any liability for, the business, assets, profits, losses, or obligations associated with Monsanto's manufacture, marketing, distribution and sales of Roundup Products; (ii) otherwise make either party a partner, member, or joint venturer of the other party (A) for purposes of the tax laws of the United States or any other country, or (B) for any other purposes under any other Laws; or (iii) create a franchise relationship between the parties. The parties expressly agree that at no time during the term of this Agreement, shall either party through its officers, directors, agents, employees, independent contractors or other representatives or through their respective representatives on the Steering Committee or Global Roundup Team take any action inconsistent with the foregoing expression of the nature of their relationship, except as required pursuant to applicable governmental authority under applicable Law or with the express written consent of the other party. Accordingly, the parties expressly agree to cooperate and communicate with the Steering Committee and the Global Roundup Support Team from time to time and in all events, annually, to ensure that both parties' actions are in compliance with this Section 11.1

         SECTION 11.2. INTERPRETATION IN ACCORDANCE WITH GAAP. The parties acknowledge that several terms and concepts (such as various financial and accounting terms and concepts) used or referred to herein are intended to have specific meanings and are intended to be applied in specific ways, but they are not so expressly and fully defined and explained in this Agreement. In order to supplement definitions and other provisions contained in this Agreement and to provide a means for interpreting undefined terms and applying certain concepts, the parties agree that, except as expressly provided herein, when costs are to be determined or other financial calculations are to be made, GAAP as well as the party's past accounting practices shall be used to interpret and determine such terms and to apply such concepts. For example, when actual costs and expenses are referred to herein, they are not intended to contain any margin or profit for the party incurring such costs or expenses.

         SECTION 11.3. CURRENCY. All amounts payable and calculations under this Agreement shall be in United States dollars. As applicable, Program Sales Revenue, Program Expenses, Cost of Goods Sold, Service Costs, and Program EBIT shall be translated into United States dollars at the rate of exchange at which United States dollars are listed in International Financial Statistics (publisher, International Monetary Fund) or if it is not available, The Wall Street

Journal for the currency of the country in which the sales were made or the transactions occurred at the average rate of exchange for the Quarter in which such sales were made or transactions occurred.

         SECTION 11.4. MONSANTO OBLIGATIONS. All permits, licenses, and registrations needed for the sale of Roundup Products shall be obtained by Monsanto. Monsanto shall assume the cost of all federal and state registration fees related to the sale of Roundup Products, with such costs being included within Program Expenses.

         SECTION 11.5. EXPENSES. Except as otherwise specifically provided in this Agreement, the Agent and Monsanto will each pay all costs and expenses incurred by each of them, or on their behalf respectively, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel.

         SECTION 11.6. ENTIRE AGREEMENT. This Agreement, together with all respective exhibits and schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all representations, warranties, understandings, terms or conditions on such subjects that are not set forth herein or therein. Agreements on other subjects, such as security and other credit agreements or arrangements, shall remain in effect according to their terms. The parties recognize that, from time to time, purchase orders, bills of lading, delivery instructions, invoices and similar documentation will be transmitted by each party to the other to facilitate the implementation of this Agreement. Any terms and conditions contained in any of those documents which are inconsistent with the terms of this Agreement shall be null, void and not enforceable. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder. The provisions of this Agreement shall apply to each division or subsidiary of the Agent and Monsanto and either the Agent or Monsanto may seek enforcement of the provisions of this Agreement on behalf of or with respect to a particular subsidiary or division without changing the rights and obligations of the parties under this Agreement as to other aspects of the Agent's or Monsanto's business.

         SECTION 11.7. MODIFICATION AND WAIVER. No conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of the Agreement and no amendment to or modification of this Agreement, and no waiver of any provision hereof, shall be effective unless it is in writing and signed by each party hereto. No waiver by either Monsanto or the Agent, with respect to any default or breach or of any right or remedy, and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.

         SECTION 11.8. ASSIGNMENT. This Agreement is personal to the Agent and, except as set forth in Section 2.3, the Agent shall not assign any rights or delegate any duties that the Agent has or may have under this Agreement, either voluntarily, involuntarily by operation of law or otherwise by sale, assignment, transfer, delegation or other arrangement having similar effect, without Monsanto's prior written consent except as specifically provided herein.

         The Agent agrees to the assignment of the Agreement to the new legal entity that shall be formed as a result of the merger between Monsanto Company and American Home Products.

         SECTION 11.9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on the same business day if delivered personally or sent by telefax with confirmation of receipt, on the next business day if sent by overnight courier, or on the earlier of actual receipt as shown on the registered receipt or five business days after mailing if mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

                  If to the Agent, to:      The Scotts Company
                                            14111 Scottslawn Road
                                            Marysville, OH  43041
                                            Attn: President
                                            Telephone: (937) 644-0011
                                            Facsimile No.: (937) 644-7136

                  with a copy to:           Vorys, Sater, Seymour and Pease LLP
                                            52 East Gay Street
                                            Columbus, Ohio 43215
                                            Attn: Ronald A. Robins, Jr.
                                            Telephone: (614) 464-6223
                                            Facsimile: (614) 464-6350

                  If to Monsanto, to:       Monsanto Company
                                            800 North Lindbergh Boulevard
                                            St. Louis, MO  63167
                                            Attn: Monsanto Ag President
                                            Telephone: (314) 694-1000
                                            Facsimile No.: (314) 694-2120

                  with a copy to:           Monsanto Company
                                            800 North Lindbergh Boulevard
                                            St. Louis, Missouri 63167
                                            Attn: Ag Counsel
                                            Telephone: (314)694-2851
                                            Facsimile No.: (314) 694-2920



If any notice required or permitted hereunder is to be given a fixed amount of time before a specified event, such notice may be given any time before such fixed amount of time (e.g., a notice to be given 30 days prior to an event may be given at any time longer than 30 days prior to such event).

         SECTION 11.10. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, under a judgment, Law or statute now or hereafter in effect, the remainder of this Agreement shall not thereby be impaired or affected.

         SECTION 11.11. EQUAL OPPORTUNITY. To the extent applicable to this Agreement, Monsanto and the Agent shall each comply with the following clauses contained in the Code of Federal Regulations and incorporated herein by reference: 48 C.F.R. Section 52.203-6 (Subcontractor Sales to Government); 48 C.F.R. Section 52.219-8, 52.219-9 (Utilization of Small and Small Disadvantaged Business Concerns); 48 C.F.R. Section 52.219-13 (Utilization of Women-Owned Business Concerns); 48 C.F.R. Section 52.222-26 (Equal Opportunity); 48 C.F.R.
Section 52.222-35 (Disabled and Vietnam Era Veterans); 48 C.F.R. Section 52.222-36 (Handicapped Workers); 48 C.F.R. Section 52.223-2 (Clean Air and Water); and 48 C.F.R. Section 52.223-3 (Hazardous Material Identification and Material Safety Data). Unless previously provided, if the value of this Agreement exceeds $10,000, the Agent shall provide a Certificate of Nonsegregated Facilities to Monsanto. Furthermore, Monsanto and the Agent shall each comply with the Immigration Reform and Control Act of 1986 and all rules and regulations issued thereunder. Each party hereby certifies, agrees and covenants that none of its employees or employees of its subcontractors who perform work under this Agreement is or shall be unauthorized aliens as defined in the Immigration Reform and Control Act of 1986, and each party shall defend, indemnify and hold the other party harmless from any and all liability incurred by or sought to be imposed on the other party as a result of the first party's failure to comply with the certification, agreement and covenant made by such party in this Section.

         SECTION 11.12. GOVERNING LAW.

              (a) The validity, interpretation and performance of this Agreement and any dispute connected with this Agreement will be governed by and determined in accordance with the statutory, regulatory and decisional law of the State of Delaware (exclusive of such state's choice of laws or conflicts of laws rules) and, to the extent applicable, the federal statutory, regulatory and decisional law of the United States.

              (b) Any suit, action or proceeding against any party hereto with respect to the subject matter of this Agreement, or any judgment entered by any court in respect thereof, must be brought or entered in the United States District Court for the District of Delaware, and each such party hereby irrevocably submits to the jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. If such court does not have jurisdiction over the subject matter of such proceeding or, if such jurisdiction is not available, then such action or proceeding against any party hereto shall be brought or entered in the Court of Chancery of the State of Delaware, County of New Castle, and each party hereby irrevocably submits to the jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto hereby irrevocably waives any objection which either of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought as provided in this subsection, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent each party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each party hereto hereby irrevocably waives such immunity with respect to its obligations under this subsection. Except as otherwise provided herein, the parties hereto agree that exclusive jurisdiction of all disputes, suits, actions or proceedings between the parties hereto with respect to the subject matter of this Agreement lies in the United States District Court for Delaware, or the Court of Chancery of the State of Delaware, County of new Castle, as hereinabove provided. The Agent hereby irrevocably appoints CT Corporation, having an address at 1209 Orange Street, Wilmington, Delaware 19801 and Monsanto hereby irrevocably appoints CT Corporation, having an address at 1209 Orange Street, Wilmington, Delaware 19801, as its agent to receive on behalf of each such party and its respective properties, service of copies of any summons and complaint and any other pleadings which may be served in any such action or proceedings. Service by mailing (by certified mail, return receipt requested) or delivering a copy of such process to a party in care of its agent for service of process as aforesaid shall be deemed good and sufficient service thereof, and each party hereby irrevocably authorizes and directs its respective agent for service of process to accept such service on its behalf.

         SECTION 11.13. PUBLIC ANNOUNCEMENTS. No public announcement may be made by any person with regard to the transactions contemplated by this Agreement without the prior consent of the Agent and Monsanto, provided that either party may make such disclosure if advised by counsel that it is required to do so by applicable law or regulation of any governmental agency or stock exchange upon which securities of such party are registered. The Agent and Monsanto will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other parties prior to making such announcements or disclosures.

         SECTION 11.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall be constitute one and the same agreement.

                           [signature page to follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above mentioned.

                                            THE MONSANTO COMPANY


                                            By: /s/ ARNOLD W. DONALD
                                                ------------------------
                                            Name: Arnold W. Donald
                                            Title: Senior Vice-President



                                            THE SCOTTS COMPANY


                                            By: /s/ JAMES HAGEDORN
                                                ----------------------------
                                            Name: James Hagedorn
                                            Title: Executive Vice President,
                                                   U.S. Business Groups

            LIST OF EXHIBITS TO AMENDED AND RESTATED EXCLUSIVE AGENCY
            ---------------------------------------------------------
                            AND MARKETING AGREEMENT
                            -----------------------
                         Dated as of September 30, 1998
                 Between Monsanto Company and The Scotts Company

     Exhibit A:           Central Agreements
     Exhibit B:           Termination Notice Regarding Central Agreements
     Exhibit C:           Letter Agreement Regarding Plastid Transformation
                          Technology and Associated Genes
     Exhibit D:           Permitted Products



LIST OF SCHEDULES
-----------------

     Schedule 1.1(a):     Included Markets
     Schedule 1.1(b):     Roundup Products
     Schedule 2.2(a)(ii): Transition Services (to be provided)
     Schedule 2.2(a):     Annual Business Plan Format
     Schedule 3.1:        Services Outside North America (to be provided)
     Schedule 3.2(d):     Cash Flow Chart
     Schedule 3.3(c):     Income Statement Definitions and Allocation Methods
     Schedule 3.8:        Current Sales of 2.5 Gallon SKU into the Lawn & Garden
                          Channels
     Schedule 4.1(a):     Management Structure
     Schedule 4.2(a):     Steering Committee
     Schedule 4.3(b):     Assigned Employees
     Schedule 4.4(a):     Global Support Team

                                    EXHIBIT A
                                    ---------
                               CENTRAL AGREEMENTS
                               ------------------

                                MASTER AGREEMENT


THIS AGREEMENT is made as of the 21st day of July, 1995 by and between The Solaris Group, a Strategic Business Unit of Monsanto Company, a Delaware corporation, with offices at 2527 Camino Ramon, San Ramon, California 94583 ("Solaris"), and Central Garden and Pet Company, a Delaware corporation, with offices at 3697 Mount Diablo Blvd., #310, Lafayette, CA 94549 ("Central").

Statement of Purpose
--------------------

         Recognizing that Solaris is the preeminent supplier and marketer of high quality products to the lawn and garden industry and that Central is the preeminent provider of sales and logistic services for the lawn and garden industry, Solaris and Central have determined to enter into a strategic alliance which will more effectively align their respective interests. The terms of that strategic alliance are set forth in this Master Agreement. The fundamental goals which Solaris and Central are seeking to achieve are as follows:

Statement of Goals
------------------

         1.       To increase sales of Solaris products.

         2. To provide the highest quality service to customers for Solaris products.

         3. To maximize the logistical efficiency of distributing Solaris products.

         4.       To reduce costs of distributing Solaris products.

         In order to achieve their mutual goals and more effectively align their interests, Solaris and Central have agreed to utilize the following approach:

Agreed Upon Means To Achieve Goals
----------------------------------

         1. Appointment of Central as the exclusive nationwide distributor of Solaris products, with certain exceptions as provided in the Exclusive Agency and Distributor Agreement.

         2. Providing a sufficiently long term to assure relationship stability and facilitate the achievement of goals.

         3. Structuring Central's compensation to provide strong incentives to achieve the stated goals.

Solaris and Central hereby agree as follows:

1. Term. This Agreement shall commence on October 1, 1995 and run through September 30, 1999 (the "Initial Term") unless sooner terminated as provided in Section 8 herein. Following the Initial Term the Agreement shall renew automatically for successive two-year periods (the "Renewal Periods") unless either party hereto notifies the other party in writing of its intention to terminate the Agreement no less than fifteen (15) months prior to the expiration of the Initial Term or any applicable Renewal Period.

2. Exclusive Agency and Distributor Agreement. In order to effectuate the purpose of this Master Agreement and the goals set forth above, Solaris is appointing Central as the exclusive provider, with certain exceptions, of sales and/or logistic services for, and either wholesale distributor or account servicing agent of, its current United States lawn and garden products pursuant to an Exclusive Agency and Distributor Agreement dated concurrently herewith.

3. Compensation. The compensation to be paid to Central for the services to be performed by it under the terms of the Exclusive Agency and Distributor Agreement shall be as set forth in the Compensation Agreement being entered into concurrently herewith.

4. Implementation and Transition. In order to facilitate the implementation of the transactions contemplated hereby, Solaris and Central are concurrently entering into an Implementation and Transition Agreement.

5. Oversight Committee. In order to enhance communication between Solaris and Central and provide oversight to assure a successful transition and that each organization's effectiveness is maximized, the parties shall establish an oversight committee (the "Committee"). The responsibilities and powers of the Committee are detailed in Exhibit A to this Agreement. The Committee shall consist of not less than six members, half of whom shall be designated by Solaris and half of whom shall be designated by Central. The Committee shall meet monthly, or at such other regular periodic intervals as the members of the Committee may agree upon.

6. Warrants and Stock Purchase. Solaris and Central shall enter into Warrant, Stock Purchase and related agreements as have been mutually agreed upon.

7. Other Entities. Solaris acknowledges that in order to provide maximum support for sales of Solaris Products, Central may elect to appoint one or more other entities as a subdistributor or sales agent. In accordance with the terms of the Transition and Implementation Agreement, Central shall offer subdistributor agreements to as many of Solaris' current distributors as represent 95% or more of Solaris' current distributor sales volume with those distributors which Solaris elects to terminate. Thereafter, after carefully considering the input of Solaris, all decisions with respect to such other entities shall be made unilaterally by Central in its sole and absolute discretion, including, without limitation, any and all decisions with respect to the appointment, termination, management or supervision of such other entities. After the expiration, termination or cancellation of this Agreement, or as otherwise provided in the Exclusive Agency and

         Distributor Agreement, Solaris shall be free to contract with, sell to, engage or otherwise utilize in the sale of Solaris Products, any entity used by Central as a subdistributor or sales agent during the term of this Agreement.

8. Termination of Agreement. This Agreement may be terminated during the Initial Term or any Renewal Period:

         a.       By written agreement of Solaris and Central.

         b. By either party if it has terminated the Exclusive Agency and Distributor Agreement in accordance with its terms.

9.       Miscellaneous.

         9.1 Status of Parties. Central and Solaris are independent contractors retaining complete control over and complete responsibility for their own operations and employees. Except as expressly provided herein, this Agreement shall not be construed to grant either party any right or authority to assume or create any obligation on behalf of or in the name of the other. Nothing in this Agreement shall be construed to establish a franchise relationship or to make either party a partner or joint venturer of the other party hereto.

         9.2 Entire Agreement. This Agreement, together with the agreements referred to herein and exhibits and schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all representations, warranties, understandings, terms or conditions on such subjects that are not set forth herein. Agreements on other subjects, such as security and other credit agreements or arrangements shall remain in effect according to their terms. The parties recognize that, from time to time, purchase orders, bills of lading, delivery instructions, invoices and similar documentation will be transmitted by each party to the other to facilitate the implementation of this Agreement. Any terms and conditions contained in any of those documents which are inconsistent with the terms of this Agreement shall be null, void and not enforceable. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder. The provisions of this Agreement shall apply to each division or subsidiary of Central and either Central or Solaris may seek enforcement of the provisions of this Agreement on behalf of or with respect to a particular subsidiary or division without changing the rights and obligations of the parties under this Agreement as to other aspects of Central's business.

         9.3 Modification and Waiver. No conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of the Agreement and no amendment to or modification of this Agreement, and no waiver of any provision hereof, shall be effective unless it is in writing and signed by each party hereto. No waiver by either Solaris or Central, with respect to any default on breach or of any right or remedy, and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.

         9.4 Assignment. This Agreement is personal to Central and Central shall not assign any rights or delegate any duties that Central has or may have under this Agreement, either voluntarily, involuntarily by operation of law or otherwise by sale, assignment, transfer, delegation or other arrangement having similar effect, without Solaris' prior written consent except as specifically provided herein. Any sale, conveyance, alienation, transfer or other change of interest in or title or beneficial ownership of the voting stock so that William E. Brown and his affiliates no longer hold more voting power than any other shareholder (together with its affiliates) of Central shall be construed as an assignment of Central's rights hereunder.

         9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the same business day if delivered personally or sent by telefax with confirmation of receipt, on the next business day if sent by overnight courier or on the earlier of actual receipt as shown on the register receipt or five business days after mailing if mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

                  If to Central, to:        CENTRAL GARDEN & PET COMPANY
                                            3697 Mt. Diablo Blvd., Suite 310
                                            Lafayette, CA 94549
                                            ATTN:  Glenn Novotny
                                            Telefax no.: (510) 283-4991

                  with a copy to:           ORRICK, HERRINGTON & SUTCLIFFE
                                            Old Federal Reserve Bank Building
                                            400 Sansome Street
                                            San Francisco, CA 94111-3143
                                            ATTN:  John F.  Seegal
                                            Telefax no.:  (415) 773-5759

                  If to Solaris, to:        The Solaris Group
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA 94583
                                            Attn:  President
                                            Telefax no.: (510) 355-3530

                  with a copy to:           The Solaris Group
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA 94583
                                            Attn: Company Counsel
                                            Telefax no.: (510) 355-3530

         9.6 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, under a judgment, law or statute now or hereafter in effect, the remainder of this Agreement shall not thereby be impaired or affected.

         9.7 Governing Law. THE VALIDITY, INTERPRETATION, EFFECT AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

         9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall be constitute one and the same agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above mentioned.

MONSANTO COMPANY, THROUGH
THE SOLARIS GROUP,
A STRATEGIC BUSINESS UNIT                        CENTRAL GARDEN & PET COMPANY


By:                                              By:
   ----------------------------                     ----------------------------
Title:                                           Title:
      -------------------------                        -------------------------
                                       5

                                MASTER AGREEMENT

                                    EXHIBIT A

                  OVERSIGHT COMMITTEE RESPONSIBILITY AND POWERS


1. Purpose and Responsibility. In order (i) to enhance communication between Solaris and Central, (ii) to provide oversight to assure a successful transition to and implementation of the Master Agreement, the Implementation and Transition Agreement, the Exclusive Agency and Distributor Agreement, the Compensation Agreement and any other agreement between Solaris and Central (the "Agreements"), (iii) to provide continuing review of the relationship between Solaris and Central to assure that each organization's effectiveness is maximized during the term of the Agreements, and (iv) to provide a mechanism for identifying and resolving disputes arising under or in connection with the Agreements, Solaris and Central have agreed to establish an oversight committee (the "Committee"). To this end, the Committee will have the responsibility for addressing issues in three categories: (i) implementation and transition; (ii) continuing review; and (iii) dispute resolution.

2. Organization and Meetings. The Committee shall consist of not less than six members (the "Members"), half of whom shall be designated by Solaris and half of whom shall be designated by Central. The Committee shall meet monthly or at such other regular periodic intervals as may be provided in the Agreements or as the Members may agree, at such locations as the Members may select from time to time.

3. Special Representatives. In addition to the Members, Solaris and Central may each designate one or more special representatives (the "Special Representatives") with responsibility over various areas to facilitate communication between meetings. Special Representatives do not need to be Members. Special Representatives who are not Members may attend portions of the Committee's meetings in order to offer expertise on particular issues to be discussed by the Committee at any meeting.

4. Implementation and Transition. During the implementation and transition period, the Committee will meet on a monthly basis to address implementation and transition issues which may include, without limitation:

         a. Implementation of a business system plan, including (i) overseeing the details of the implementation plan that the parties will follow to put the new distribution system in place, and (ii) refining the order-to-cash function and dealing with issues that arise therefrom;

         b. Reviewing the needs for long term strategic investments and the basis for sharing of costs and cost savings as contemplated by the compensation agreement;

         c. Reviewing the needs for the skill base and training of the Central sales force, determining a method to track performance and providing appropriate incentives consistent with the Agreements;

         d.       Coordination of all appropriate communications;

         e.       Reviewing information system needs; and

         f.       Reviewing the appointment of sub-agents and sub-distributors.

5. Continuing Review. After the implementation and transition period, the Committee will meet on a bi-monthly basis or such other intervals as may be agreed by the Committee to discuss and review continuing issues which may include, without limitation:

         a. Review of budgeting and demand forecasting for marketing and sales that impact cost and staffing levels;

         b. Measuring performance for all logistics functions, identifying problem areas and coming up with appropriate solutions;

         c. Review and resolution of customer complaints which can not be addressed at branch locations;

         d.       Quarterly review of Central costs;

         e. Quarterly review of the levels of service which has been established and Central's performance with respect thereto; and

         f.       Renewal issues.

6. Dispute Resolution. Without limiting any party's rights under the Agreements (including but not limited to the right to give a notice of default, to limit the exclusivity of the Agreements and/or to terminate all or any of the Agreements), disputes may be addressed by the Committee at any regular meeting or any special meeting called by Solaris or Central on reasonable notice. Financial disputes involving the compensation of Central under the Compensation Agreement, such as the calculation of any Costs, the preparation of any Cost to Serve Schedule or the calculation of any other component of Central's compensation thereunder are referred to as "Compensation Disputes." Disputes may be resolved in the following manner:

         a. Negotiation. If any dispute occurs, either party may give a notice to the other party requesting that the Committee try in good faith to negotiate a resolution of such dispute. Upon receipt of such a notice by the other party, all Members shall promptly commence and diligently pursue, for a period of not longer than thirty (30) days (the "Negotiation Period"), good faith negotiations to resolve such dispute.

         b. Compensation Disputes: Submission to Independent Accounting Firm. If any Compensation Dispute is not resolved during the Negotiation Period, the Committee may submit the unresolved Compensation Dispute to be settled by binding arbitration. A nationally recognized independent accounting firm (e.g., Deloitte & Touche LLP) or other mutually agreeable third party shall act as arbitrator to resolve such dispute. Within 60 days after a Compensation Dispute is so submitted, the accounting firm shall deliver to both parties a written decision on its resolution of such dispute. If the Compensation Dispute involves the calculation of a specific amount, the written decision shall state such amount, the method of calculation and the reasoning on which it is based.

                  i. The parties shall cooperate fully with such accounting firm and take, or cause to be taken, all reasonable action to facilitate the efforts of the accounting firm in rendering its decision, including but not limited to providing it with access to such information and personnel as may be requested by such accounting firm to resolve the dispute at the earliest possible date (but in no event later than within 60 days of its submission).

                  ii. The costs and/or fees of such accounting firm shall be borne and paid equally by the parties.

                  iii. For purposes of resolving Compensation Disputes, (A) such accounting firm shall be deemed to be an arbitrator, (B) the parties agree to be bound by the decision of such accounting firm and (C) notwithstanding anything contained in the Agreements to the contrary, any such dispute resolution/arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16. Judgment on the decision or award rendered by the accounting firm may be entered in any court having jurisdiction thereof.

                             COMPENSATION AGREEMENT

         THIS COMPENSATION AGREEMENT (the "Agreement") is made as of the 21st day of July, 1995 by and between The Solaris Group, a Strategic Business Unit of Monsanto Company, a Delaware corporation, with offices at 2527 Camino Ramon, San Ramon, California 94583 ("Solaris"), and Central Garden and Pet Company, a Delaware corporation, with offices at 3697 Mount Diablo Blvd., #310, Lafayette, California 94549 ("Central").

                                    RECITALS
                                    --------

         A. Solaris and Central have executed a Master Agreement, an Implementation and Transition Agreement and an Exclusive Agency and Distributor Agreement (the "Agency and Distributor Agreement") dated of even date herewith. Capitalized, but undefined, terms used herein shall have the meaning ascribed to them in the Agency and Distributor Agreement.

         B. Pursuant to this Agreement and the Agency and Distributor Agreement, Solaris shall compensate Central for its performance under the Agency and Distributor Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the terms and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the meanings ascribed to them below:

         "Additional Incentive Percentage" means, with respect to any specific Tier Level, the applicable Additional Incentive Percentage set forth on schedule lA.

         "Central Employee Sales Incentive Payment" equals $500,000.

         "Cost to Serve Schedule" means, with respect to any specific Program Year, a schedule in substantially the form of Schedule 2(a) and prepared in a manner consistent with Section 2(a) and schedule 2(a) (e.g., Fixed Cost allocations to Solaris shall be on a basis reflecting Solaris' reasonable share of such costs, and not simply on sales volume, and all Costs shall be equal to or below market rates for readily available comparable services), setting forth for each Sales Channel at the service levels set forth in the applicable Service Level Summary, among other things, (i) projected Gross Sales Revenue, (ii) Fixed Cost to Serve Cap, (iii) Variable Cost to Serve Cap and (iv) Total Cost to Serve Cap. Schedule 2(a) is the Cost to Serve Schedule for the 1996 Program Year, subject to adjustment as provided therein and as provided in Section 2 (a).

         "Costs" means Fixed Costs and Variable Costs.

         "Earnings Payment Percentage" means, with respect to any specific Tier Level, the applicable Earnings Payment Percentage set forth on Schedule 1A.

         "Fixed Costs" means the following types of costs to the extent associated with services to be provided by Central or any sub-agent with respect to a Direct Account: (i) Selling, (ii) Sales Management, (iii) Other Selling,
(iv) Facility, (v) Regional Administration and (vi) Corporate Administration. The foregoing shall include only those items of expense that have been historically and consistently included in such categories by Central and new items of expense that may be required in the ordinary course of business for Central to perform under the Agency and Distributor Agreement. Determination of said Costs shall be consistent with the methodology used to prepare Schedule 2(a)

         "Gross Sales Revenue" means, with respect to any identified time period, purchaser or group of purchasers, Solaris' gross sales for Solaris Products (or a single product, if so indicated) based on Solaris' invoice price to Central (whether or not actually sold and invoiced to Central) (net of any returns, rebates and discounts), adjusted for actual changes in Central's and sub-distributors' inventories of Solaris Products as of September 30 of each Program Year.

         "Indexed" means, when a dollar amount contained in a provision of this Agreement (or Schedule) is referred to as "(Indexed)," such dollar amount shall be adjusted by the average of (i) the percentage increase or decrease in the most recently published PPI Index as of the time such dollar amount is to be determined, as compared to the most recently published PPI Index 12 months prior to such date and (ii) the percentage increase or decrease in the most recently published CPI Index as of the time such dollar amount is to be determined, as compared to the most recently published CPI Index 12 months prior to such date. "PPI Index" means the "Producer Price Index (PPI)" as published by the U.S. Department of Commerce, Bureau of Economic Analysis. If the U.S. Department of Commerce ceases to publish the PPI, the parties agree to meet and to reach agreement upon another standard source for measuring inflation in the segment of the United States economy covered by the PPI, such other source to be published by the United States Government or a responsible periodical in lieu thereof. "CPI Index" means the "Consumer Price Index (CPI) (U.S. -- All Products)" as published by the U.S. Department of Commerce, Bureau of Economic Analysis. If the U.S. Department of Commerce ceases to publish the CPI, the parties agree to meet and to reach agreement upon another standard source for measuring inflation in the segment of the United States economy covered by the CPI, such other source to be published by the United States Government or a responsible periodical in lieu thereof.

         "Roundup Threshold Level" means, with respect to the 1996 Program Year, $142,000,000; thereafter, with respect to any specific Program Year, 1.07 times the Roundup Threshold Level for the prior Program Year.

         "Sales Channel" means the Direct Account or group of Direct Account categories for the method of sales and distribution of Solaris Products as identified on an applicable Cost to Serve Schedule.

         "Tier Levels" means, with respect to any specific Program Year, any one of the First Tier through the Twelfth Tier Level, as applicable, and determined as set forth in Schedule lA.

         "Variable Costs" means the following types of costs to the extent associated with services to be provided by Central or any sub-agent (subject to Section 2(c)) with respect to a Direct Account: (i) Merchandising, (ii) Freight and (iii) Warehousing. The foregoing shall include only those items of expense that have been historically and consistently included in such categories by central and new items of expense that may be required in the ordinary course of business for Central to perform under the Agency and Distributor Agreement. Determination of said Costs shall be consistent with the methodology used to prepare Schedule 2 (a).

2.       ANNUAL COST BUDGETS.

         (a) Modification of 1996 Program Year Cost to Serve Schedule. Schedule 2(a) is the Cost to Serve Schedule for the 1996 Program Year, subject to adjustment as provided herein. If any Direct Account or Solaris requests a modification in service level for the 1996 Program Year, Solaris may request that Central provide Cost information for providing such modified service level. Such Cost information shall be estimated and prepared in a manner consistent with the Cost information contained in Schedule 2(a) (e.g., Fixed Cost allocations to Solaris shall be on a basis reflecting Solaris' reasonable share of such costs, and not simply on sales volume, and all Costs shall be equal to or below market rates for readily available comparable services). Solaris and Central may discuss and negotiate in good faith such Cost information and, if and when such Cost information is agreed to by both parties, Central shall provide a revised 1996 Program Year Cost to Serve Schedule that reflects all agreed to changes to Solaris for its approval. Upon such approval, such revised Cost to Serve Schedule and a corresponding revised Service Level Summary shall become a part of this Agreement and the Agency and Distributor Agreement, respectively, by replacing and superseding any prior Cost to Serve Schedule or Service Level Summary, as applicable. Notwithstanding anything contained herein to the contrary, Solaris shall retain (and not pay to Central) 20% of the Cost of any incremental services, unless, during the Program Year when such incremental services are implemented, the Gross Sales Revenue from the Direct Account receiving the incremental services, increases by an amount equal to or greater than 2 times the Cost of such incremental services.

         (b) Subsequent Program Years. On or before May 1 of each Program Year, Solaris shall provide to Central a proposed Service Level Summary for the immediately following Program Year. On or before May 15 of each Program Year, Central shall provide to Solaris a proposed Cost to Serve Schedule, in substantially the form of, and prepared in a manner consistent with, Schedule 2(a), for the proposed Service Level Summary for the immediately following Program Year. On or before June 1 of each Program Year, Central and Solaris shall agree to a Service Level Summary and a corresponding Cost to Serve Schedule for the immediately following Program Year. If, after any such Summary or Schedule is agreed to by Central and Solaris, any Direct Account requests a modification in service levels for the applicable Program Year, Solaris and Central may modify the applicable Service Level Summary and Cost to Serve Schedule in the same manner as provided in
Section 2(a).

         (c) Sub-agent Costs. Central shall use its best efforts to require all sub-agents to provide information on their actual Costs for providing services to Direct Accounts, with audit rights substantially similar to those provided herein between Central and Solaris. If any such sub-agent will not provide such Cost information to Central, Central shall use its best efforts to have such sub-agent provide such Cost information directly to Solaris or its independent accounting firm, with audit rights substantially similar to those provided herein with respect to Central. If any such sub-agent will not provide such Cost information directly to Solaris or its independent accounting firm, then, when this Agreement refers to the "actual" Costs of such sub-agent, such reference shall be deemed to apply to the budgeted Costs of such sub-agent as contained in any applicable Cost to Serve Schedule.

         (d) Budget Dispute Resolution. If Central and Solaris fail to agree to any Cost to Serve Schedule or change thereto as provided in this Section 2 and the dispute relates to a service previously provided by Central to any Direct Account, then the Costs for such service shall equal the lesser of (i) the last agreed to Cost for such service (Indexed) or (ii) the last actual Cost for such service (Indexed). If the dispute relates to a service not previously provided by Central to any Direct Account, such dispute shall be submitted to the Oversight Committee for resolution by good faith negotiation or submission to an independent accounting firm or other mutually acceptable third party for determination.

3.       COMPENSATION RELATED TO DIRECT ACCOUNTS.

         (a) Central and Sub-agent Costs. Prior to the beginning of the 1996 Program Year, Costs shall be borne by the parties as provided in the Transition and Implementation Agreement; thereafter, Costs shall be borne as provided therein and herein. For each Program Year, Solaris shall reimburse Central for its or its sub-agent's (subject to Section 2(c)) actual Costs (not to exceed budgeted Costs) in accordance with this Section 3.

              (i) If total actual Gross Sales Revenue from all sources in any Program Year is equal to or below the maximum amount for the First Tier Level for such Program Year, Solaris shall pay Central, with respect to each Sales Channel, the lesser of: (i) Central's and its sub-agent's (subject to Section 2(c)) actual Costs for such Sales Channel for such Program Year or (ii) an amount equal to such Sales Channel's projected Gross Sales Revenue (i.e., the point at which all Fixed Costs are paid) for such Program Year multiplied by such Sales Channel's Total Cost to Serve Cap for such Program Year. Any amounts paid to Central hereunder for Costs of a sub-agent shall be paid to such subagent by Central, unless otherwise agreed to by Solaris.

              (ii) If total actual Gross Sales Revenue from all sources in any Program Year is above the maximum amount for the First Tier Level for such Program Year, Solaris shall pay Central, with respect to each Sales Channel, the lesser of: (i) Central's and its sub-agent's (subject to Section 2(c)) actual Costs for such Sales Channel for such Program Year or (ii) an amount equal to the sum of (A) such Sales Channel's projected Gross Sales Revenue (i.e., the point at which all Fixed Costs are paid) for such Program Year multiplied by such Sales Channel's Total Cost to Serve Cap for such Program Year plus (B) the difference between such Sales Channel's actual Gross Sales Revenue and its projected Gross Sales Revenue for such

Program Year multiplied by such Sales Channel's Variable Cost to Serve Cap for such Program Year. Any amounts paid to Central hereunder for Costs of a sub-agent shall be paid to such sub-agent by Central, unless otherwise agreed to by Solaris.

         (b) First Tier through Twelfth Tier Central Earnings Payments. For each Program Year, Solaris shall pay Central an amount, equal to (i) the actual Gross Sales Revenue from Direct Accounts serviced by Central for such Program Year multiplied by (ii) the Earnings Payment Percentage applicable to the lowest Tier Level in which total actual Gross Sales Revenue from all sources falls.

         (c) Sub-agent Earnings Payments. For each Program Year, Solaris shall pay Central an amount equal to 2% of the actual Gross Sales Revenue from Direct Accounts serviced by sub-agents for such Program Year. Central shall pay each sub-agent its proportionate share (based on sales volume) of such payment from Solaris.

         (d) Additional Central Profit Incentive. For each Program Year, if the total actual Gross Sales Revenue from all sources exceeds the First Tier Level for such Program Year, then Solaris shall pay Central an amount equal to (i) (A) the actual Gross Sales Revenue from Direct Accounts serviced by Central or any sub-agent for such Program Year less (B) the projected Gross Sales Revenue from Direct Accounts serviced by Central or any sub-agent (i.e., the point at which all Fixed Costs are paid) for such Program Year, multiplied by (ii) the Additional Incentive Percentage.

         (e) Central Employee Sales Incentives. For each Program Year, if total actual Roundup Gross Sales Revenue from all sources exceeds the Roundup Threshold Level for such Program Year, then (i) if and when total actual Gross Sales Revenue from all sources exceeds

115% of the maximum amount for the First Tier Level for such Program Year, Solaris shall pay Central an amount equal to the Central Employee Sales Incentive Payment and (ii) if and when total actual Gross Sales Revenue from all sources exceeds 120% of the maximum amount for the First Tier Level for such Program Year, Solaris shall pay Central a second and additional amount equal to the Central Employee Sales Incentive Payment. All of any such Central Employee Sales Incentive Payment paid under clause (i) above shall be distributed (subject to any withholding required by law) by Central to its sales personnel. At least 50% of any such Central Employee Sales Incentive Payment paid under clause (ii) above shall be distributed (subject to any withholding required by law) by Central to its employees.

4. PAYMENT. The compensation set forth in this Agreement shall be paid in accordance with this Section 4.

         (a) Monthly Payments. On or before the 15th day of each month, Central shall deliver to Solaris an invoice for (i) its budgeted Fixed Costs and Variable Costs, both by Sales Channel, for the immediately following month and
(ii) its Tier Earnings Payment and sub-agent earnings payment, both by Sales Channel, for the immediately preceding month. The Fixed Cost amount shall be 1/12th of the budgeted total annual Fixed Cost amount for such Sales Channel reflected in the applicable Cost to Serve Schedule. The Variable Cost amounts shall be calculated by Sales Channel, with each such amount equal to the immediately following month's projected Gross Sales Revenue by Sales Channel multiplied by the applicable Variable Cost to Serve Cap, adjusted for any overpayment or underpayment of Variable Costs in previous months (i.e., the difference between the prior months actual and projected Gross Sales Revenue by Sales Channel multiplied by the applicable Variable Cost to Serve Cap). The Tier Earnings payment amount shall equal the immediately preceding month's actual Gross Sales Revenue from Direct

Accounts serviced by Central for such month multiplied by the lowest applicable Tier Earnings Payment Percentage. The sub-agent earnings payment amount shall equal 2% of the immediately preceding month's actual Gross Sales Revenue from Direct Accounts serviced by such sub-agents for such month. Solaris shall pay proper invoices within 15 days of receipt.

         (b) Final Tier Earnings Payment; Additional Central Profit Incentive; Central Employee Sales Incentives. Within 5 days after the completion of an annual reconciliation of payments for a Program Year as provided in Section 4(c), Solaris shall pay to Central (i) the difference, if any, between the total Tier Earnings Payment due for such Program Year less any monthly Tier Earnings payments paid during such Program Year, (ii) any Additional Central Profit Incentive payment and (iii) any Central Employee Sales Incentive payments due for such Program Year, net of any adjustments based on such reconciliation.

         (c) Annual Reconciliation of Payments; Cost to Serve Savings. Within 30 days after the end of each Program Year, Central shall provide Solaris with (i) its (and its sub-agent's, subject to Section 2(c)) total actual Costs for such Program Year by Sales Channel and (ii) its (and its sub-agent's and sub-distributor's) inventory levels for Solaris Products at the end of such Program Year. If Central's (and its sub-agent's, subject to Section 2(c)) total actual Costs for a Sales Channel for such Program Year are less than the total of the monthly Fixed Cost and Variable Cost payments made to Central (or such sub-agent) during such Program Year, then the difference shall be payable by Central to Solaris. Any amount payable to Solaris may be paid in cash (within 10 days after it is due) or by offset to any amount due to Central by Solaris. For purposes of the following, actual Fixed Costs shall be stated and compared in absolute dollar amounts and actual Variable Costs shall be stated and compared as a percentage of sales, applied to the current Program Year's Gross Sales Revenue from Direct Accounts. The

1996 Program Year actual Fixed Costs shall be appropriately adjusted to reflect incremental sales people in stores during the current Program Year that were not served during the 1996 Program Year.

         (i) For the 1996 Program Year, if the actual Costs for the 1996 Program Year are less than the budgeted Costs on the Cost to Serve Schedule incurred to provide the same services during the 1996 Program Year, then during the 1997 Program Year, Solaris shall pay Central, in equal monthly installments, a total amount equal to one-third of such difference.

         (ii) For the 1997, 1998 and 1999 Program Years, if the actual Costs to serve the Direct Accounts for any such Program Year are less than the 1996 Program Year actual Costs to serve the Direct Accounts, then during the next Program Year, Solaris shall pay Central, in equal monthly installments, a total amount equal to one-third of such difference.

         (d) Payment Dispute Resolution. If Solaris and Central disagree with respect to the amount of any payment required to made hereunder, then the dispute shall be submitted to the Oversight Committee for resolution by negotiation or submission to an independent accounting firm for determination.

5. COMPENSATION RELATED TO DISTRIBUTOR ACCOUNTS. Central shall keep any profit on sales of Solaris Products by Central to Distributor Accounts, and sub-distributors shall keep any profit on sales of Solaris Products by them to Distributor Accounts. Solaris shall provide "netback" (marketing incentive programs) amounts on the sale of Solaris Products to Distributor Accounts in a manner that is substantially similar to Solaris' practice prior to the date of this Agreement. Netback amounts for sub-distributors may be paid by Solaris directly to the sub-distributor or to Central with Central required to pay such amount to the sub-distributors.

6. SUPPLY LOGISTIC AND SAFETY STOCK WAREHOUSING SAVINGS. Solaris and Central agree that the costs for supply logistics and safety stock warehousing are not included in any Cost to Serve Schedule. During the term of, and in connection with, the implementation and Transition Agreement, the parties may modify the logistic plan causing a reduction in manufacturing demand that changes product flow. Solaris shall pay the actual costs for such logistics and warehousing. For purposes of the following, (A) fixed costs for supply logistics and safety stock warehousing shall include safety stock warehouse and management costs, (B) such fixed costs shall be stated and compared in absolute dollar amounts, and (C) variable costs for supply logistics and safety stock warehousing shall be stated and compared as a percentage of sales, applied to the current Program Year's Gross Sales Revenue.

              (i) For the 1996 Program Year, if the actual costs for supply logistics and safety stock warehousing for the 1996 Program Year are less than the actual costs incurred for the same services during the 1995 Program Year (which was prior to this Agreement), then during the 1997 Program Year, Solaris shall pay Central, in equal monthly installments, a total amount equal to one-third of such difference. For purposes of the foregoing, actual costs for the 1995 Program Year shall be appropriately adjusted by Solaris to reflect unusual items during the 1995 Program Year and cost items that were transferred to or included in the Cost to Serve Schedule for the 1996 Program Year.

              (ii) For the 1997, 1998 and 1999 Program Years, if the actual costs for supply logistics and safety stock warehousing for any such Program Year are less than the 1996 Program Year actual costs for supply logistics and safety stock warehousing, then during the next Program Year, Solaris shall pay Central, in equal monthly installments, a total amount equal to one-third of such difference.

An illustrative example of the calculation of supply logistic and safety stock warehousing savings is contained in Schedule 6.

7.       STRATEGIC INVESTMENT PROPOSALS AND BUDGET. At any time, either
Central or Solaris may propose that the other party, or both parties jointly, make a strategic investment in connection with the subject matter of the Agency and Distributor Agreement. Such proposal shall include a detailed budget for such Investment, with any cost-sharing recommendations. Each party, in its sole discretion, may decide whether to participate in any such strategic investment.

8. AUDIT RIGHTS. Solaris, through its independent auditors, shall have access to and the right to inspect and audit the books and records of Central at reasonable times and upon reasonable notice. Central, through its independent auditors, shall have access to and the right to inspect and audit the books and records of Solaris at reasonable times and upon reasonable notice to verify amounts owed to Central hereunder. If an auditor is used by Solaris, the auditor will only verify the actual costs incurred and whether the portion that the parties had agreed should be allocated to Solaris was in fact allocated. The auditor would not question the allocation methodology; it would only determine if the "mathematics" had been properly applied to actual costs. If, as the result of any such audit, either party reasonably believes that the aggregate amounts paid to Central were incorrect, then the parties will attempt in good faith to resolve the disagreement through the Oversight Committee, taking into account the results of the audit and any other pertinent data. If the Oversight Committee is unable to resolve the disagreement within 30 days, then the disagreement shall be submitted to an independent accounting firm (other than the firm which performed the audit) or other mutually acceptable third party for determination, and any amounts determined to be owed shall be immediately due and payable.

9. TERM. The term of this Agreement shall be the same as the term of the Agency and Distributor Agreement.

10.      MISCELLANEOUS.

         (a) Interpretation in accordance with GAAP. The parties acknowledge that several terms and concepts (such as various financial and accounting terms and concepts) used or referred to herein are intended to have specific meanings and are intended to be applied in specific ways, but they are not so expressly and fully defined and explained in this Agreement. In order to supplement definitions and other provisions contained in this Agreement and to provide a means for interpreting undefined terms and applying certain concepts, the parties agree that, except as expressly provided herein, when costs are to be determined or other financial calculations are to be made, generally accepted accounting principles consistently applied (GAAP) and the party's past accounting practice shall be used to interpret and determine such terms and to apply such concepts. For example, when actual costs and expenses are referred to herein, they are not intended to contain any margin or profit for the party incurring such costs or expenses.

         (b) Status of Parties. Central and Solaris are independent contractors retaining complete control over and complete responsibility for their own operations and employees. Except as expressly provided herein, this Agreement shall not be construed to grant either party any right or authority to assume or create any obligation on behalf of or in the name of the other. Nothing in this Agreement shall be construed to establish a franchise relationship or to make either party a partner or joint venturer of the other party hereto.

         (c) Entire Agreement. This Agreement, together with the agreements referred to herein and exhibits and schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all representations, warranties, understandings, terms or conditions on such subjects that are not set forth herein. Agreements on other subjects, such as security and other credit agreements or arrangements shall remain in effect according to their terms. The parties recognize that, from time to time, purchase orders, bills of lading, delivery instructions, invoices and similar documentation will be transmitted by each party to the other to facilitate the implementation of this Agreement. Any terms and conditions contained in any of those documents which are inconsistent with the terms of this Agreement shall be null, void and not enforceable. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder. The provisions of this Agreement shall apply to each division or subsidiary of Central and either Central or Solaris may seek enforcement of the provisions of this Agreement on behalf of or with respect to a particular subsidiary or division without changing the rights and obligations of the parties under this Agreement as to other aspects of Central's business.

         (d) Modification and Waiver. No conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of the Agreement and no amendment to or modification of this Agreement, and no waiver of any provision hereof, shall be effective unless it is in writing and signed by each party hereto. No waiver by either Solaris or Central, with respect to any default on breach or of any right or remedy, and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.

         (e) Assignment. This Agreement is personal to Central and Central shall not assign any rights or delegate any duties that Central has or may have under this Agreement, either voluntarily, involuntarily by operation of law or otherwise by sale, assignment, transfer, delegation or other arrangement having similar effect, without Solaris' prior written consent except as specifically provided herein. Any sale, conveyance, alienation, transfer or other change of interest in or title or beneficial ownership of the voting stock of Central so that William E. Brown and his affiliates no longer hold more voting power than any other shareholder (together with its affiliates) of Central shall be construed as an assignment of Central's rights hereunder.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the same business day if delivered personally or sent by telefax with confirmation of receipt, on the next business day if sent by overnight courier or on the earlier of actual receipt as shown on the register receipt or five business days after mailing if mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

                  If to Central, to:        CENTRAL GARDEN & PET COMPANY
                                            3697 Mt. Diablo Blvd., Suite 310
                                            Lafayette, CA  94549
                                            ATTN:  Glenn Novotny
                                            Telefax no.: (510) 283-4991

                  with a copy to:           ORRICK, HERRINGTON & SUTCLIFFE
                                            Old Federal Reserve Bank Building
                                            400 Sansome Street
                                            San Francisco, CA  94111-3143
                                            ATTN:  John F. Seegal
                                            Telefax no.: (415) 773-5759

                  If to Solaris, to:        The Solaris Group
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA  94583
                                            Attn:  President
                                            Telefax no.: (510) 355-3530

                  with a copy to:           The Solaris Group
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA  94583
                                            Attn: Company Counsel
                                            Telefax no.: (510) 355-3530

         (g) Severability. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, under a judgment, law or statute now or hereafter in effect, the remainder of this Agreement shall not thereby be impaired or affected.

         (h) Governing Law. THE VALIDITY, INTERPRETATION, EFFECT AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

         (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall be constitute one and the same agreement.

                              [signature page next]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                     MONSANTO COMPANY, THROUGH
                                     THE SOLARIS GROUP, A
                                     STRATEGIC BUSINESS UNIT

                                     By:
                                        -------------------------
                                     Name:
                                          -----------------------
                                     Title:
                                           ----------------------


                                     CENTRAL GARDEN & PET COMPANY

                                     By:
                                        -------------------------
                                     Name:
                                          -----------------------
                                     Title:
                                           ----------------------

                     IMPLEMENTATION AND TRANSITION AGREEMENT


         THIS IMPLEMENTATION AND TRANSITION AGREEMENT is made effective as of the 21st day of July, 1995 by and between The Solaris Group, a Strategic Business Unit of Monsanto Company, a Delaware corporation, with offices at 2527 Camino Ramon, San Ramon, California 94583 ("Solaris") and Central Garden & Pet Company, a Delaware corporation, with offices at 3697 Mount Diablo Blvd. #310, Lafayette, California 94549 ("Central").

         WHEREAS, Solaris and Central are entering into a Master Agreement, and an Exclusive Agency and Distributor Agreement concurrently herewith and wish to enter into this Agreement to facilitate the implementation of said agreements (capitalized terms used, but not defined, herein shall have the meaning ascribed to them in the Master Agreement or the Exclusive Agency and Distributor Agreement);

         The parties hereby agree as follows:

         1. Distributors and Subdistributors. Solaris has unilaterally determined to fundamentally change its distribution system for the Solaris Products and, with certain limited exceptions, terminate all of its existing distributors. Central shall then offer reasonable subdistributor contracts with a minimum term of one year to as many of such distributors as in the aggregate represent 95% or more of Solaris' current distributor sales volume with such distributors as Solaris elects to terminate. The subdistributor contracts shall include the following provisions: (a) a release of Solaris from all claims which the subdistributor has arising out of the termination of its distributor agreement with Solaris; (b) a covenant from the subdistributor to pay Solaris all sums due and owed to Solaris for products purchased and an automatic termination of the subdistributor contract if all said sums have not been paid by September 30, 1995; and (C) such other terms as Central may deem to be appropriate in its discretion.

         If certain of Solaris' distributors do not elect to enter into subdistribution contracts with Central, then Central shall assist Solaris in the return of inventory of Solaris Products ("Returned Goods") and shall be reimbursed for its reasonable costs in providing such assistance. Central shall receive Returned Goods into its warehouses and assist Solaris in the preparation of appropriate credit memos for Returned Goods. Central shall purchase Returned Goods from Solaris upon Central's receipt into its warehouses and shall pay Solaris for Returned Goods pursuant to Solaris' payment terms for Central in effect at the time of Central's receipt of Returned Goods.

         2. Oversight Committee. An oversight committee shall be formed for the purpose of enhancing communication and providing oversight to assure a successful transition and implementation of the various agreements (the "Committee"). The responsibilities and powers of the Committee and its function with respect to this Agreement are as specified in an exhibit to the Master Agreement.

         3. Warehouses. Solaris shall bear the costs associated with the termination of any of its current warehouse agreements. In order to minimize said costs, Central shall try to use any of said facilities as it determines in its sole discretion may fit as part of Central's future warehouse system. Central shall bear the costs associated with upgrading its current warehouses in order to perform the services contemplated under these agreements and to maintain compliance with Solaris' policies on warehouse facilities. Central shall also bear the costs of relocating any of its present warehouses as it determines in its discretion to be necessary for the proper performance of its functions under these agreements. The parties agree that it is necessary to establish a safety stock warehouse, and that the purpose and function of the safety stock warehouse are as set forth in Exhibit A hereto. The costs thereof shall be paid directly by Solaris or reimbursed by Solaris to Central as part of the regular compensation of costs under the Compensation Agreement.

         4. Information Systems. The parties acknowledge that continual improvement of Central's business process and supporting information systems is required in order to maintain competitive service levels. The parties shall equally share the costs of retaining a mutually agreeable consultant to develop a business process and supporting information systems plan subject to a maximum expense level of $300,000 which engagement shall occur no later than August 31, 1995. The parties shall try to maximize the use of each other's technology. The parties agree to fund business process and supporting information systems improvement up to a maximum total cost for both parties together of $700,000. Solaris shall share equally in the cost of said improvements which is incremental to those improvements currently planned by Central (which are identified in Exhibit B hereto). During and after expiration, termination, or cancellation of the Master Agreement, each party shall be entitled to use any information systems which are developed during the term of the Master Agreement.

         5. Employees. Each party shall bear the costs associated with relocating any of its employees in connection with the performance under the agreements. Incident to the transactions contemplated by the Master Agreement, Solaris may terminate certain of its employees and has asked Central to consider hiring such terminated employees. All hiring decisions shall be in the sole discretion of Central. In the event that Central hires any of such former Solaris employees, it shall treat such employees as new hires and shall have no responsibility whatsoever for any benefits of any kind which may have accrued to such persons prior to their hiring by Central; provided, to the extent such benefits are provided, Central agrees (i) to waive the recognition of any pre-existing condition limitations under its medical and disability plans to the extent reasonably possible under Central's existing insurance plans, (ii) to recognize all deductions and co-payments paid to date in the calendar year 1995 against the limits of Central's medical policies, (iii) to recognize prior service at Solaris/Chevron for purposes of (A) determining vacation eligibility and (B) vesting for any employer match to a savings plan or 401K plan and participation in any disability plan. Central shall have no liability whatsoever with respect to any Solaris employees which it determines not to hire.

         6. Business Processes. The initial responsibilities of the parties with respect to the business processes, including the Order-to-Cash cycle, will be determined as soon as practicable and appropriate modifications will be made to the Cost to Serve Schedule to the Compensation Agreement. The parties realize that these responsibilities may likely change when the Information Systems integration and improvement project has been completed. The Committee will discuss appropriate modifications, if any, at that time.

         7. Communications. The parties agree that proper communication of the new relationship created by the Master Agreement and related documents is key to the success of this implementation plan and shall agree upon an appropriate Communication Plan.

         8. Miscellaneous.

            8.1 Status of Parties. Central and Solaris are independent contractors retaining complete control over and complete responsibility for their own operations and employees. Except as expressly provided herein, this Agreement shall not be construed to grant either party any right or authority to assume or create any obligation on behalf of or in the name of the other. Nothing in this Agreement shall be construed to establish a franchise relationship or to make either party a partner or joint venturer of the other party hereto.

            8.2 Entire Agreement. This Agreement, together with any agreements referred to herein and the exhibits and schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all representations, warranties, understandings, terms or conditions on such subjects that are not set forth herein. Agreements on other subjects, such as security and other credit agreements or arrangements shall remain in effect according to their terms. The parties recognize that, from time to time, purchase orders, bills of lading, delivery instructions, invoices and similar documentation will be transmitted by each party to the other to facilitate the implementation of this Agreement. Any terms and conditions contained in any of those documents which are inconsistent with the terms of this Agreement shall be null, void and not enforceable. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder. The provisions of this Agreement shall apply to each division or subsidiary of Central and either Central or Solaris may seek enforcement of the provisions of this Agreement on behalf of or with respect to a particular subsidiary or division without changing the rights and obligations of the parties under this Agreement as to other aspects of Central's business.

            8.3 Modification and Waiver. No conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of the Agreement and no amendment to or modification of this Agreement, and no waiver of any provision hereof, shall be effective unless it is in writing and signed by each party hereto. No waiver by either Solaris or Central, with respect to any default on breach or of any right or remedy, and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.

            8.4 Assignment. This Agreement is personal to Central and Central shall not assign any rights or delegate any duties that Central has or may have under this Agreement, either voluntarily, involuntarily by operation of law or otherwise by sale, assignment, transfer, delegation or other arrangement having similar effect, without Solaris' prior written consent except as specifically provided herein. Any sale, conveyance, alienation, transfer or other change of interest in or title or beneficial ownership of the voting stock so that William E. Brown and his affiliates no longer hold more voting power than any other shareholder (together with its affiliates) of Central, shall be construed as an assignment of Central's rights hereunder.

            8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the same business day if delivered personally or sent by telefax with confirmation of receipt, on the next business day if sent by overnight courier or on the earlier of actual receipt as shown on the register receipt or five business days after mailing if mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

            If to Central, to:              CENTRAL GARDEN & PET COMPANY
                                            3697 Mt. Diablo Blvd., Suite 310
                                            Lafayette, CA 94549
                                            ATTN:  Glenn Novotny
                                            Telefax no.: (510) 283-4991

            with a copy to:                 ORRICK, HERRINGTON & SUTCLIFFE
                                            Old Federal Reserve Bank Building
                                            400 Sansome Street
                                            San Francisco, CA 94111-3143
                                            ATTN:  John F. Seegal
                                            Telefax no.:  (415) 773-5759

            If to Solaris, to:              The Solaris Group
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA 94583
                                            Attn:  President
                                            Telefax no.: (510) 355-3530

            with a copy to:                 The Solaris Group
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA 94583
                                            Attn: Company Counsel
                                            Telefax no.: (510) 355-3530

            8.6 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, under a judgment, law or statute now or hereafter in effect, the remainder of this Agreement shall not thereby be impaired or affected.

            8.7 Governing Law. THE VALIDITY, INTERPRETATION, EFFECT AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED

            HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

            8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall be constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year see forth below.


CENTRAL GARDEN & PET COMPANY                     MONSANTO COMPANY, through
                                                 The Solaris Group,
                                                 a Strategic Business Unit


By                                               By
  --------------------------                       -------------------------
Title                                            Title
     -----------------------                          ----------------------

                                   EXHIBIT "A"
                                   -----------

                            "Safety Stock Warehouse"


1. The purpose of the Safety Stock Warehouse is to balance an optimum service level with minimum cost.

2. The management of inventory and logistics activities of the Safety Stock Warehouse will be based upon the overall lowest cost with highest quality service within the network.

3. Typically, "A" items will ship directly from manufacturing to CG&P locations via full truckloads, some "B" and most "C" items will be replenished from the Safety Stock Warehouse.

4. Short term, the Safety Stock Warehouse will allow for an orderly transition by providing space to house inventory made excess by efficiencies of the overall agreement.

5. The Safety Stock Warehouse will serve as back-up inventory location for rapid replenishment to local store-door delivery distribution centers (CG&P locations).

6. The Safety Stock Warehouse will provide a single location for the consolidation and assembly of special display packs as well as a single location for recouping recalled products.

7. The Safety Stock Warehouse will provide an overflow location to help balance manufacturing schedules.

                                   EXHIBIT "B"
                                   -----------

                    Improvements Currently Planned by Central

CPU presently on site
---------------------
         Seattle           AS400 model F20
         Dallas            AS400 model advanced 310
         Lafayette         AS400 model D45
         Phoenix           AS400 model E10
         Lafayette         National Sales Database - AS400 advanced 300


Application Software
--------------------
Butler Curless Associates distribution applications consisting of:
         1.       General Ledger
         2.       Accounts Payable
         3.       Invoicing
         4.       Accounts Receivables
         5.       Inventory
         6.       Purchasing
         7.       Order Processing
         8.       EDT
         9.       MSI
         10.      Sales Analysis
         11.      Receiving
         12.      Commissions

Status of Implementation
------------------------
         All regions currently using General Ledger and Accounts Payable Phoenix using total BCA applications.
         Dallas regions (19 branch locations) currently converting to BCA.
                  Expect all branches to be in BCA by end of January 1996. Lafayette and Seattle to be converted to BCA by November 1996.

DE AGREEMENT - JULY 21, 1995
----------------------------

Notwithstanding anything contained in any of the Agreements being entered into concurrently herewith (the "Other Agreements") Solaris shall reimburse Central for variable warehousing and freight charges in connection with shipments to sub-distributors. Central agrees to use its reasonable efforts to minimize such costs. The foregoing assumes that Central is not otherwise being reimbursed for such costs pursuant to the Other Agreements.

                                     CENTRAL GARDEN & PET COMPANY


                                     By:
                                        -------------------------

                                     Name:
                                          -----------------------

                                     Title:
                                           ----------------------


                                     THE SOLARIS GROUP,
                                     A STRATEGIC BUSINESS UNIT OF
                                     MONSANTO COMPANY

                                     By:
                                        -------------------------

                                     Name:
                                          -----------------------

                                     Title:
                                           ----------------------

                              EXCLUSIVE AGENCY AND
                              DISTRIBUTOR AGREEMENT




                                 by and between




                                THE SOLARIS GROUP
                                       and
                          CENTRAL GARDEN & PET COMPANY




                                  July 21, 1995

                                               TABLE OF CONTENTS
                                               -----------------
                                                                                                          PAGE
                                                                                                          ----
ARTICLE I     DEFINITIONS AND RULES OF CONSTRUCTION.........................................................1
       1.1    Definitions...................................................................................1
       1.2    Rules of Construction and Interpretation......................................................2
              (a)      Section References...................................................................2
              (b)      Construction.........................................................................2
              (c)      Headings.............................................................................2
              (d)      No Interpretation against Author.....................................................2
              (e)      Conflicts with related Documents.....................................................3

ARTICLE II    AGENCY, SUB-AGENTS AND DIRECT ACCOUNTS........................................................3
       2.1    Appointment of Central as Agent...............................................................3
       2.2    Central's Obligations as Service Agent........................................................3
              (a)      Services to be Performed by Central..................................................3
                       (1)     Sales........................................................................3
                       (2)     Merchandising and In-Facility Services.......................................3
                       (3)     Warehousing, Freight and Delivery............................................3
                       (4)     Order-to-Cash and General Administration.....................................4
                       (5)     Returns of Solaris Products by Direct Accounts...............................4
                       (6)     Modification of Services and Service Levels..................................4
              (b)      Performance Indicators and Other Providers...........................................5
       2.3    Solaris' Rights with Respect to Direct Accounts...............................................5
              (a)      Pricing..............................................................................5
              (b)      Solaris Sales Activities.............................................................5
              (c)      Central Sales Activities.............................................................5
              (d)      Order-to-Cash........................................................................5
              (e)      Orders Received by Solaris...........................................................5
              (f)      Inventory for Direct Account Sales...................................................5
                       (1)     Purchases; Credit to Central.................................................6
                       (2)     Consignment..................................................................6
       2.4    Appointment of Sub-Agents.....................................................................6
       2.5    Changing Direct Account and Excluded Account Lists............................................6
       2.6    Continued Payment of Fixed Costs..............................................................6

ARTICLE III   EXCLUSIVE DISTRIBUTORSHIP AND SUB-DISTRIBUTORS................................................7
       3.1    Appointment of Central as Distributor.........................................................7
       3.2    Obligations of Central as Distributor.........................................................7
              (a)      Inventory for Distributor Account Sales..............................................7
              (b)      Distributor Account Prices and Order-filling.........................................7
              (c)      Information on Solaris Products......................................................7
              (d)      Promotion of Solaris Products........................................................7
              (e)      Personnel............................................................................8
              (f)      Advertising and Promotional Programs.................................................8


              (g)      Retail Training Sessions.............................................................8
              (h)      Merchandising and Display Techniques.................................................8
       3.3    Solaris' Obligations and Rights in Distributor Relationship...................................8
              (a)      Supply of Solaris Products...........................................................8
              (b)      Sales Promotion by Solaris...........................................................8
              (c)      Cost of Printed Material.............................................................9
       3.4    Cooperation in Distributor Relationship.......................................................9
              (a)      Products Lists and Sales Efforts.....................................................9
              (b)      Sales Goals and Performance..........................................................9
       3.5    Sales of Solaris Products to Central.........................................................10
              (a)      Purchase Orders.....................................................................10
              (b)      Price...............................................................................10
              (c)      Charges and Taxes...................................................................10
              (d)      Invoices............................................................................10
              (e)      Shipment and Title..................................................................10
              (f)      Return Credit.......................................................................11
       3.6    Credit.......................................................................................11
              (a)      Financial Data......................................................................11
              (b)      Security............................................................................11
              (c)      Payment and Late Charge.............................................................11
              (d)      Finance Charge......................................................................12
              (e)      Tender and Governing Law............................................................12
              (f)      Change in Financial Condition.......................................................12
              (g)      Survival............................................................................12
       3.7    Appointment of Sub-Distributors..............................................................12

ARTICLE IV    REPORTS AND ADDITIONAL OBLIGATIONS OF CENTRAL................................................13
       4.1    Central's Systems and Reporting Obligations..................................................13
              (a)      EDI.................................................................................13
              (b)      Weekly Reports......................................................................13
              (c)      Monthly Reports.....................................................................13
              (d)      Quarterly Reports...................................................................13
              (e)      Other Reports.......................................................................13
              (f)      Form off Reports....................................................................14
       4.2    Personal Efforts of Officers, etc; Employee Incentives.......................................14
       4.3    Central's Agency Responsibilities............................................................14
       4.4    Insurance....................................................................................14
       4.5    Liens........................................................................................15
       4.6    Compliance with Laws.........................................................................15
       4.7    Promoting Safe Use Practices.................................................................15
       4.8    Relabelling:  Restriction on Sale............................................................15
       4.9    Solaris Inspection Rights....................................................................15
       4.10   Recalls......................................................................................15
       4.11   Central Representation.......................................................................16

ARTICLE V     TERM, TERMINATION AND FORCE MAJEURE..........................................................16
       5.1    Initial Term and Renewals....................................................................16
       5.2    Termination of Agreement by Solaris..........................................................16
              (a)      Non-renewal.........................................................................16
              (b)      Breach..............................................................................16
              (c)      Special Termination Events..........................................................18
       5.3    Termination of Agreement by Central..........................................................18
              (a)      Non-renewal.........................................................................18
              (b)      Breach..............................................................................18
       5.4    Effect of Notice of Termination and Termination..............................................19
              (a)      Remedies Cumulative.................................................................19
              (b)      Nonexclusive Status.................................................................19
              (c)      Prior Obligations and Shipments.....................................................19
              (d)      Purchase of Inventory...............................................................19
              (e)      Representations and Materials.......................................................20
              (f)      Orders after Termination............................................................20
              (g)      No Liability........................................................................20
              (h)      Nonsolicitation of Employees........................................................20
       5.5    Force Majeure................................................................................20
              (a)      Allocation of Solaris Products......................................................21
              (b)      Performance More Expensive..........................................................21
              (c)      Foreseeable Events..................................................................21
              (d)      Payments............................................................................21
              (e)      Alternative Sources.................................................................21
              (f)      Costs...............................................................................21

ARTICLE VI    CONFIDENTIALITY, NONCOMPETITION, INDUSTRIAL PROPERTY, CONFLICTS OF INTEREST AND
              RECORDS......................................................................................21
       6.1    Confidentiality..............................................................................21
       6.2    Noncompetition...............................................................................22
       6.3    Industrial Property..........................................................................23
       6.4    Conflicts of Interest........................................................................24
       6.5    Records Retention............................................................................24

ARTICLE VII   LIMITATION OF LIABILITY, REMEDIES, WARRANTIES AND INDEMNIFICATION............................24
       7.1    Limitation of Liability......................................................................24
       7.2    Exclusive Remedy.............................................................................24
       7.3    Solaris Warranties...........................................................................25
       7.4    Indemnification and Claims Procedure.........................................................25
              (a)      Indemnification.....................................................................25
              (b)      Claims Procedure....................................................................25

ARTICLE VIII  MISCELLANEOUS................................................................................25
       8.1    Status of Parties............................................................................25
       8.2    Solaris Obligations..........................................................................26
       8.3    Entire Agreement.............................................................................26
       8.4    Modification and Waiver......................................................................26
       8.5    Assignment...................................................................................26
       8.6    Notices......................................................................................26
       8.7    Severability.................................................................................27
       8.8    Equal Opportunity............................................................................27
       8.9    Governing Law................................................................................28
       8.10   Counterparts.................................................................................28

                              EXCLUSIVE AGENCY AND
                              DISTRIBUTOR AGREEMENT


         THIS EXCLUSIVE AGENCY AND DISTRIBUTOR AGREEMENT (the "Agreement") is entered into as of July 21, 1995 by and between The Solaris Group, a strategic business unit of Monsanto Company, with offices at 2527 Camino Ramon, Suite 200, San Ramon, CA 94583 ("Solaris"), and Central Garden & Pet Company, with offices at 3697 Mt. Diablo Blvd., #310, Lafayette, CA 94549 ("Central"). Capitalized, but undefined, terms used herein have the meaning ascribed to them in Article I.

                                    RECITALS
                                    --------

         A. Solaris desires that Central provide certain services with respect to Solaris' Direct Accounts, and Central desires to provide such services, all on the terms set forth in this Agreement.

         B. Solaris desires that Central serve as Solaris' exclusive distributor of Solaris Products to Distributor Accounts, and Central desires to so serve, all on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the terms and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         1.1 Definitions. As used herein, the following terms shall have the meanings ascribed to them below:

         "Compensation Agreement" means the Compensation Agreement between the parties hereto and dated at even date herewith.

         "Direct Accounts" means those customer accounts listed on Schedule 1.1A hereto, as the same may be amended by Solaris in its sole discretion from time to time, as provided in Section 2.5.

         "Distributor Accounts" means all customer accounts, except Direct Accounts and Excluded Accounts.

         "EDI" means electronic data interchange.

         "Excluded Accounts" means those sales of books to the customers listed on Schedule 1.1B, as such list of customers may be amended by Solaris in its sole discretion from time to time, as provided in Section 2.5.

         "Implementation and Transition Agreement" means the Implementation and Transition Agreement between the parties hereto and dated at even date herewith.

         "Master Agreement" means the Master Agreement between the parties hereto and dated at even date herewith.

         "Oversight Committee" means the "Committee" as defined in the Master Agreement.

         "Program Year" means the period of time beginning on October 1 of a specific calendar year and ending on September 30 of the immediately following calendar year. Any specific Program Year shall be referred to by the calendar year during which such specific Program Year ends. For example, the first Program Year during the term of this Agreement is the 1996 Program Year (i.e., commencing October 1, 1995 and ending September 30, 1996).

         "Service Level Summary" means, with respect to any specific Program Year, a list of the services and service levels (e.g., in-store service, order fill rates, order-to-fulfillment cycle time, inventory levels, merchandising and product flow) by account to be performed by Central for each Direct Account during such Program Year. Schedule 1.1C is the Service Level Summary for the 1996 Program Year.

         "Solaris Products" means all products included in Solaris' United States product line as of the date of this Agreement, together with any new or replacement products that Solaris decides, in its sole discretion, to make subject to this Agreement by written notice thereof to Central; provided, Solaris may in its sole discretion at any time and from time to time, discontinue to offer to sell to the public any products.

         "United States" means the United States of America, excluding any territories thereof (such as Puerto Rico and the American Virgin Islands).

         1.2 Rules of Construction and Interpretation.

             (a) Section References. When a reference is made in this Agreement to an Article, Section, Paragraph, Exhibit or Schedule such reference shall be to an Article, Section or Paragraph of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Unless otherwise indicated, the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, Paragraph or clause in this Agreement.

             (b) Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa, (ii) "including" is not limiting and (iii) "or" has the inclusive meaning represented by the phrase "and/or."

             (c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             (d) No Interpretation against Author. For purposes of contract interpretation the parties to this Agreement agree they are joint authors and draftsmen of this Agreement.

             (e) Conflicts with related Documents. The parties contemplate that various forms, including forms for submitting purchase orders, acceptance of orders, shipping and transportation, will be used in carrying out this Agreement. In the event of conflict between any such forms or other documents of like import and this Agreement, the provisions of this Agreement shall be controlling.

                                   ARTICLE II

                     AGENCY, SUB-AGENTS AND DIRECT ACCOUNTS

         2.1 Appointment of Central as Agent. Subject to the terms and conditions hereof, Solaris hereby appoints and agrees to use Central, and Central agrees to serve, as Solaris' exclusive agent to provide certain services in connection with Solaris' sales of Solaris Products to Direct Accounts in the United States. Except as otherwise provided in this Agreement, Solaris shall exclusively use Central for the performance of all of the services contemplated by this Agreement.

         2.2 Central's Obligations as Service Agent.

             (a) Services to be Performed by Central. The services to be performed by Central in connection with Solaris' sales of Solaris Products to Direct Accounts in the United States shall be as specified herein, in Schedule 2.2(a), in the applicable Service Level Summary (Schedule 1.1C is the Service Level Summary for the 1996 Program Year) and as reasonably specified from time to time by Solaris. Such services generally include the following types of services: sales; merchandising; warehousing, freight and delivery; and invoicing, collection, reconciliation and other services.

                  (1) SALES. Central shall perform such selling, sales management and other related services as are set forth on Schedule 2.2(a) for Direct Accounts in accordance with the current Service Level Summary.

                  (2) MERCHANDISING AND IN-FACILITY SERVICES. Central shall perform such in-store merchandising, store set-up and other related services as are set forth on Schedule 2.2(a) for the Direct Accounts in accordance with the current Service Level Summary.

                  (3) WAREHOUSING, FREIGHT AND DELIVERY. Subject to the terms of the Implementation and Transition Agreement, Central shall provide warehouse services for all Solaris Products from the time such products are manufactured. All warehouse services shall be at cost. Unless prevented by Solaris' failure to supply inventory, Central agrees to maintain adequate inventory levels of Solaris Products at each warehouse (either inventory purchased by Central or held on consignment, as specified by Solaris in accordance with Section 2.3(f)) in sufficient quantities to satisfy the applicable Service Level Summary. On a monthly basis, the Oversight Committee shall conduct reviews of anticipated demands of Direct Accounts for Solaris Products covered by this Agreement in order to facilitate the maintenance of appropriate inventory levels by Central. The party from whose facility (e.g., manufacturing facility, safety stock warehouse or warehouse) Solaris Products are being shipped shall arrange for and pay all freight and shipping for Solaris Products from such facility. Central will fill orders for Direct

Accounts (i) by shipping direct to the Direct Accounts from Central's warehouses or (ii) by arranging for plant direct shipments to the Direct Accounts. Such shipments will be as specified by Direct Accounts; provided, if no such specification is made, then by such means as Central deems appropriate, subject to approval by Solaris which approval shall not be unreasonably withheld. Upon request by Solaris, Central shall provide proof of delivery of each order to Solaris within 48 hours of Central's shipment of such order (shipment shall be within one working day of receipt of an order, except when the order arrives after the scheduled order cut-off time for that account, in no case later than 48 hours, unless a longer period is requested by the person placing the order). If Central cannot ship an order as requested by either Solaris or the Direct Account, Central will notify Solaris by phone and confirm by facsimile as soon as is reasonably possible. In making deliveries to Direct Accounts, Central shall confine all credit deliveries, both as to time and money limits, within the authority given to Central by Solaris in writing. The risk of credit default on deliveries to Direct Accounts is the sole responsibility of Solaris.

                  (4) ORDER-TO-CASH AND GENERAL ADMINISTRATION. Central shall perform such order taking, order processing, invoicing, collection, reconciliation, general administration and other related services as are set forth on Schedule 2.2(a) for Direct Accounts in accordance with the current Service Level Summary. Central will provide all order processing functions as may be reasonably requested by Solaris. Central shall receive or accept orders for the sale of Solaris Products to Direct Accounts only for Solaris' benefit. Central will use EDI in connection with the foregoing when requested by a Direct Account or Solaris. Central shall have responsibility for all claims and adjustments for Solaris Products which are damaged during shipment to the Direct Account or for shortages of Solaris products in any shipment to a Direct Account for which Central does not have proof of delivery. Solaris, in its sole discretion, shall determine the prices at which Solaris Products are sold to Direct Accounts. Central shall send invoices to Direct Accounts on behalf of Solaris for orders filled pursuant to this Agreement. All such invoices shall show Solaris as the seller of the Solaris Products, and shall direct payment of the invoice to be made to a Solaris lock-box bank account (designated by Solaris from time to time) .

                  (5) RETURNS OF SOLARIS PRODUCTS BY DIRECT ACCOUNTS. Under procedures established by Solaris, Central shall handle requests by a Direct Account that Solaris Products, previously shipped, should be returned to Solaris for credit, either because such Solaris Products are defective or for some other reason. No such request which would involve credit from Solaris in excess of $500 shall be honored by Central without Solaris' prior consent. Central shall receive any such returned Solaris Products into its warehouses and assist Solaris in the preparation of appropriate credit memos. Central shall purchase or hold for consignment such Solaris Products as instructed by Solaris in accordance with Section 2.3(f).

                  (6) MODIFICATION OF SERVICES AND SERVICE LEVELS. Schedule 2.2(a) may be amended from time to time by the mutual agreement of the parties. If Central fails to agree to a change to Schedule 2.2(a) that adds one or more services, then, notwithstanding anything contained herein to the contrary, Solaris shall have the right to either perform such additional service(s) itself or through a third party. The parties have agreed to a Service Level Summary for the 1996 Program Year. Service Level Summaries for subsequent Program Years shall be developed in connection with the budget process set forth in the Compensation

Agreement. Any Service Level Summary may be modified by Solaris in its sole discretion at any time and from time to time. If a Service Level Summary is so modified, an appropriate adjustment will be made to Central's compensation in accordance with the terms and provisions of the Compensation Agreement.

             (b) Performance Indicators and Other Providers. Schedule 2.2(b) contains certain standards and indicators applicable to Central's performance under this Article II. Notwithstanding anything contained herein to the contrary, Solaris reserves the right to use other service providers, if Central fails to meet such standards and indicators within a period of 14 days after notice thereof.

         2.3 Solaris' Rights with Respect to Direct Accounts.

             (a) Pricing. Solaris, in its sole discretion, shall set the pricing of Solaris Products for Direct Accounts.

             (b) Solaris Sales Activities. In addition to (or in lieu of) services provided by Central, Solaris may conduct any sales activities with respect to the Direct Accounts. Subject to the foregoing, Schedule 2.3(b) sets forth certain responsibilities of Solaris and Central with respect to sales activities to be conducted for a few specific Direct Accounts. Such schedule may be amended by mutual agreement during a Program Year, unless based on the request of a Direct Account in which case it may be amended by Solaris at any time. Solaris may amend such Schedule in its discretion in connection with the budgeting process in the Compensation Agreement. Central shall handle order processing and billing of Solaris Products for the Direct Accounts as requested by Solaris.

             (c) Central Sales Activities. Solaris shall have the right to guide and influence Central's sales activities with respect to the Direct Accounts. In connection therewith, Solaris shall have the right to: (i) set sales call frequency and merchandising frequency, (ii) manage communication with the Direct Accounts, (iii) specify sell-in merchandise events, (iv) develop planograms and
(v) establish store level SKU stocking lists. Further, Solaris may designate one or more Solaris employees to act as a Solaris area manager whose authority will include the items described on Schedule 2.3(c).

             (d) Order-to-Cash. Solaris shall have the right to manage, monitor and implement changes to the order-to-cash cycle.

             (e) Orders Received by Solaris. Upon Solaris' receipt of an order from a Direct Account, Solaris will instruct Central to fill the order from either (i) Central's inventory of Solaris Products or (ii) Solaris Products held by Central on consignment from Solaris. Solaris will advise Central of all relevant information pertaining to the sale, including credit terms, so as to allow Central to make timely delivery of the Solaris Products to the Direct Account and to provide such other information concerning the sale which Central may reasonably require in order to discharge its obligations under this Agreement.

             (f) Inventory for Direct Account Sales. As requested by Solaris, Central will (i) purchase Solaris Products from Solaris and hold them as inventory to fill orders from Direct

Accounts or (ii) keep Solaris Products on consignment from Solaris to fill orders from Direct Accounts.

                  (1) PURCHASES; CREDIT TO CENTRAL. Purchases of Solaris Products by Central to fill orders from Direct Accounts shall be in accordance with the terms and conditions of sale offered by Solaris under Article III. Central shall be credited by Solaris for the particular Solaris Products delivered to the Direct Account based on the price charged to Central upon redelivery of such Solaris Products to Solaris for sale to such Direct Account. Such credit shall be applied by Central against any outstanding invoice of Central, or, if none, Solaris shall reimburse Central in cash. Central must supply detail to the Solaris Accounts Receivable Department along with payment detail of regularly scheduled payments showing how such credits are to be applied. Title to such Solaris Products shall transfer to Solaris at the time they are delivered to the Direct Account and Solaris shall be the seller of all such Solaris Products to the Direct Account.

                  (2) CONSIGNMENT. Solaris Products held by Central on consignment from Solaris shall be kept in Central's warehouses, segregated from all other items and clearly identified as the property of Solaris.

         2.4 Appointment of Sub-Agents. Central shall have the right to delegate part of its obligations under this Article II to sub-agents; provided, Central shall remain primarily liable for all of its obligations hereunder and shall be primarily liable for any act or omission of any such sub-agent. To the extent this Agreement creates any obligations on Central (such as to provide information to Solaris), such obligations shall apply with respect to any sub-agent. In connection with the foregoing, any reports or other information to be given to Solaris shall be given by Central and shall include any information applicable to sub-agents. After conversations with the Oversight Committee, Solaris shall have the right to approve the appointment or termination of any sub-agent and the terms of any sub-agency agreement (including any change or amendment thereto). After conversations with the Oversight Committee, Solaris reserves the right to require Central to delegate part of its obligations under this Article II to one or more sub-agents specified by Solaris.

         2.5 Changing Direct Account and Excluded Account Lists. After conversations with the Oversight Committee, with 30 days prior notice during the 1996 Program Year (90 days thereafter) and in its sole discretion, Solaris may change Schedule 1.1A or Schedule 1.1B by adding or deleting accounts as Direct Accounts or Excluded Accounts, including converting Distributor Accounts to Direct Accounts. If necessary, the parties shall appropriately amend the applicable Service Level Summary and Cost to Service Schedule set forth in the Compensation Agreement to reflect any such change.

         2.6 Continued Payment of Fixed Costs. If, for any reason other than Central's performance or non-performance, Solaris (i) requires the appointment of a sub-agent under Section 2.4 or (ii) increases its sales activities, with respect to any Direct Account listed on Schedule 2.6, Solaris shall continue to pay Central its Fixed Costs (as defined in the Compensation Agreement) associated therewith for a period of 10 months thereafter, notwithstanding that services previously to be provided by Central hereunder are provided by Solaris or a sub-agent during such time.

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

                                   ARTICLE III

                            EXCLUSIVE DISTRIBUTORSHIP
                              AND SUB-DISTRIBUTORS

         3.1 Appointment of Central as Distributor. Subject to the terms and conditions hereof, Solaris hereby appoints Central the exclusive wholesale distributor of the Solaris Products to serve and develop trade for Solaris Products with Distributor Accounts in the United States. Notwithstanding the foregoing, Solaris reserves to itself the right to sell Solaris Products, in accordance with the other terms and provisions of this Agreement, to any (i) Direct Account or (ii) Excluded Account.

         3.2 Obligations of Central as Distributor.

             (a) Inventory for Distributor Account Sales. Central shall purchase and maintain a balanced inventory of Solaris Products sufficient to meet the demand of Distributor Accounts for Solaris Products and to fill promptly the day-to-day requests by such Distributor Accounts for Solaris Products. Solaris may set minimum and maximum inventory levels for the first quarter of any Program Year. Upon the deletion or discontinuance of any Solaris Products, Central shall use its best efforts to sell its remaining inventories of such Solaris Products; provided, if such Solaris Products are not so sold, Solaris shall repurchase Central's remaining inventories of such deleted or discontinued product within eight months after such deletion or discontinuance or, at Solaris' option, provide to Central adequate markdown money to allow Central to sell the remaining inventories without incurring an economic loss.

             (b) Distributor Account Prices and Order-filling. From time to time, Solaris may make suggestions with respect to prices and discounts made available by Central to Distributor Accounts and Solaris may furnish such suggestions to Central in the form of a suggested price or discount schedule. Central's resale prices to such Distributor Accounts, however, are for Central and Central alone to determine. Central shall process and fill promptly all orders for Solaris Products placed with Central, including those written by Solaris' representatives for Central; provided, however, that the credit terms and pricing for all such orders shall be determined solely by Central.

             (c) Information on Solaris Products. Central shall provide Distributor Accounts with detailed information, as supplied by Solaris, concerning the characteristics, uses and availability of Solaris Products.

             (d) Promotion of Solaris Products. Continuously throughout the term of this Agreement, Central shall actively and aggressively promote the sale of Solaris Products to all its current Distributor Accounts and shall exert all reasonable efforts to promote the sale of Solaris Products to additional Distributor Accounts. Central shall exert its greatest sales efforts during the peak selling months. Central shall promote the sale of Solaris Products more aggressively than any other product or product line that Central sells and shall conduct the operation of Central's business in such a manner as to promote goodwill, and particularly customer goodwill, toward Solaris and Solaris Products.

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

             (e) Personnel. Central shall employ a sufficient number of sales personnel, merchandising representatives or other employees who are familiar with Solaris Products and make such personnel available for a reasonable amount of sales and product training by Solaris. All expenses incurred by Solaris for training programs, including training materials, shall be borne directly by Solaris or reimbursed as provided in Article V. Central shall fully support Solaris' training meetings and programs and shall mandate attendance by appropriate Central representatives and other employees.

             (f) Advertising and Promotional Programs. Central shall provide Distributor Accounts with detailed information concerning Solaris' advertising and promotional programs, and Central shall actively and aggressively recommend that its Distributor Accounts use such programs to the fullest extent possible. Central agrees to assist in the administration of Solaris' advertising and promotional programs and shall distribute promptly to Distributor Accounts such advertising and promotional materials supplied by Solaris as Solaris may from time to time reasonably request.

             (g) Retail Training Sessions. Central shall conduct retail training sessions and sales functions for Distributor Accounts.

             (h) Merchandising and Display Techniques. Central shall provide Distributor Accounts with full information concerning Solaris' merchandising and display techniques adopted by Solaris from time to time, including, specifically, Solaris' block display and merchandising programs. Central shall use, fully support and recommend that Distributor Accounts use and fully support all such merchandising and display techniques.

         3.3 Solaris' Obligations and Rights in Distributor Relationship.

             (a) Supply of Solaris Products. Pursuant to this Agreement, Central is providing warehouse services for Solaris Products. Solaris shall make available to Central, and shall offer for sale from time to time, Solaris Products of such types and in such quantities as are available.

             (b) Sales Promotion by Solaris.

                  (1) Solaris, to the extent it believes reasonable, shall promote, with Central's cooperation, the sales and consumer acceptance of Solaris Products by:

                       (i) Advertising in local and national media;

                       (ii) Providing suitable training of Central's representatives or employees in the areas of product knowledge, product stewardship, sales training, display techniques, promotion and advertising;

                       (iii) Providing Central and Distributor Accounts with technical and product information, manuals, promotional bulletins, presentation kits and other sales aid materials;

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

                       (iv) Developing timely promotions of certain Solaris Products for use with sub-distributors, Distributor Accounts and consumers and assisting Distributor Accounts in the development of promotional and advertising programs for use at such account's retail outlets;

                       (v) Participating actively in sales meetings with Central and Distributor Accounts; provided, however, that Solaris shall have no obligation to participate in meetings, except trade association meetings or exhibits, where competitors of Solaris are present; and

                       (vi) Handling product complaints with the intent of achieving consumer satisfaction.

                  (2) Solaris shall set guidelines and parameters for, and Central shall have full and complete responsibility for the administration of, cooperative advertising programs for retailers. Such administration shall include planning of the program, placement of the advertising, payment and other general administration.

                  (3) For Solaris Products with which Solaris offers a written warranty within the meaning of the Magnuson-Moss Warranty Act, Solaris shall honor those warranties in accordance with their terms.

             (c) Cost of Printed Material. Printed materials made available to Central, such as product catalogues, shall be provided by Solaris to Central in reasonable quantities at Solaris' expense. Advertising and promotional efforts that Central elects to undertake on its own shall be at Central's expense.

         3.4 Cooperation in Distributor Relationship.

             (a) Products Lists and Sales Efforts. Management of Central and management of Solaris shall cooperate with each other so as to facilitate the objectives set forth in this Agreement and the Master Agreement. Without limiting the generality of the foregoing, Central and Solaris shall work closely together in (i) developing a list of basic Solaris Products for and recommending such list of products to all major Distributor Accounts and (ii) coordinating the sales and merchandising efforts of Central and the merchandising and promotional efforts of Solaris so that conflicts are minimized and the maximum joint effort is exerted in support of Solaris' merchandising and promotional programs. Such coordination by Central and Solaris shall take place throughout each Program Year and particularly before and during the presentation of Solaris' programs to Distributor Accounts.

             (b) Sales Goals and Performance. Management of Central and management of Solaris shall participate in (i) the setting of annual sales goals for Central's sales of Solaris products to Distributor Accounts, including goals for particular Distributor Accounts, (ii) conduct a business review at the close of each Program Year to consider ways for improving Central's performance and
(iii) if appropriate under all the circumstances, establish sales goals for the following Program Years. If Central's sales of Solaris Products do not achieve the mutually determined sales goals for a particular Program Year, management of Solaris and management of Central shall review Central's performance. Central understands that attaining

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

sales goals does not constitute an assurance that Solaris will elect to renew this Agreement; Central's attainment of or failure to attain any agreed sales goal in any Program Year hereunder shall in no way limit or modify either party's right to terminate this Agreement as provided herein.

         3.5 Sales of Solaris Products to Central.

             (a) Purchase Orders. All orders by Central are accepted subject to the availability of Solaris Products on the requested delivery dates. Solaris may defer or withhold shipments of Solaris Products if and while Central is in default of any of its obligations hereunder and particularly (but without limitation) its obligations to pay to Solaris when due any sums owed by Central to Solaris. In addition to any other remedy available to Solaris, quantities ordered but not taken in the month Solaris agrees to deliver may, at Solaris' option, be cancelled. Solaris shall not be bound to tender delivery of any quantities for which Central has not given shipping instructions. If Central has received a notice of non-renewal of this Agreement, Solaris shall have the right, during the time remaining under this Agreement, to limit the supply of Solaris Products made available to Central to the historical volume of purchases normally made by Central during the relevant month or months.

             (b) Price. Solaris shall sell Solaris Products to Central at prices determined by Solaris in its sole discretion; provided, the price for any specific Solaris Product shall not be higher, after considering any netback payments, than the normal (i.e., excluding any special or limited time price discounts or concessions to meet competitive issues) price charged to any Direct Accounts for similar quantities of such Solaris Product at the time an order is accepted by Solaris. Solaris reserves the right to change its prices (to Central and Direct Accounts) at any time on orders which have not been accepted.

             (c) Charges and Taxes. Solaris' invoice price to Central shall include all taxes, duties and other charges imposed by governmental authorities based on the production of Solaris Products or their ownership or transportation to the place and time of sale. Solaris' invoice price shall not include any taxes, duties or other charges imposed by governmental authorities based on the purchase, transportation, use, ownership or resale of the Solaris Products sold hereunder (such as license fees and privilege, occupational, sales, use, excise or property taxes) or on the net income, gross income, gross receipts or capital of Central; in addition to the invoice price, Central shall pay, when due, any such charge, either directly to the governmental authority or to Solaris if the charge is payable or collectible by Solaris.

             (d) Invoices. Solaris shall invoice Central for each order within a reasonable time after shipment and shall provide Central with a sufficient number of copies of the invoices. Solaris shall also submit a monthly statement to Central. Central shall abide by the terms of sale as stipulated on any invoice.

             (e) Shipment and Title. Pursuant to this Agreement, Central is providing warehouse services for Solaris Products. Central shall be responsible for all freight costs for Solaris Products to the extent set forth in Section 2.2(a)(3). Title to the Solaris Products for resale to Distributor Accounts shall pass upon delivery by Solaris to the carrier, and Solaris shall not be responsible for damages to Solaris Products or shortages that occur in transit after passage

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

of title. At Central's request, Solaris shall aid Central in filing claims with carriers for damaged Solaris Products, but Solaris shall not be responsible for the collection thereof.

             (f) Return Credit. Except as otherwise expressly provided in this Agreement, there will be no returns of saleable Solaris Products. Credit shall be given for Solaris Products if Solaris determines they did not conform to Solaris' product labels or were defectively packaged on delivery to carrier for shipment and in such other cases as may be approved by Solaris. Any credit owing by Solaris to Central shall be redeemed, at Central's election, by Solaris check or by shipment of other Solaris Products.

         3.6 Credit. Central has applied or hereby applies to Solaris for a line of credit. In the sole discretion of Solaris, Central and sub-distributors appointed pursuant to Section 3.7 may have access to credit from a Solaris affiliated finance company on such terms as may be specified by such finance company.

             (a) Financial Data. Central shall supply Solaris such financial data as Solaris may reasonably request to establish or continue a line of credit for Central.

             (b) Security. Subject to the provisions of any existing intercreditor agreement to which Solaris is currently a party (as the same may hereafter be amended, modified or terminated) and except as may otherwise be agreed to by Solaris which agreement will not be unreasonably withheld in the case of similar arrangements with existing or future institutional lenders, Solaris shall have a first priority security interest in Central's inventory of Solaris Products. Additionally, Solaris may condition its extension of credit on provision of such other security interests, guarantees and other forms of security as Solaris may determine to be appropriate. Central shall execute such financing statements, security agreements and other documents as Solaris and Central mutually agree to create, perfect and continue in effect such forms of security.

             During the 1996 Program Year, the security interests provided by Central to Solaris shall be consistent with the security interests provided to Solaris for the 1995 Program Year in the intercreditor agreement between Solaris and Central's institutional lender and letters of understanding used by the parties. Solaris and Central shall work in good faith to develop a security and credit arrangement for future program years under which Central's credit availability from its institutional lender would be comparable, with respect to Solaris Products, to its credit availability during the 1995 Program Year (assuming that Central's credit worthiness remains reasonably comparable to its credit worthiness in November 1994).

             (c) Payment and Late Charge. Central shall pay its account in accordance with the terms of sale for the particular Solaris Products purchased from time to time from Solaris. Payment terms in the 1996 Solaris Program Year shall be no less favorable than payment terms to Central effective for the 1995 Program Year. Central acknowledges the importance of payment within the terms specified when credit is extended and agrees that Central shall pay a late payment charge on any past due balance(s). The acceptance of any payment by Solaris after the due date shall not waive any of Solaris' rights under this Agreement nor affect any obligation of Central hereunder.

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

             (d) Finance Charge. A finance charge shall accrue on past due balances at the rate of PRIME PLUS THREE PERCENT PER ANNUM ON THE UNPAID PRINCIPAL BALANCE or the maximum rate allowed by the laws of the State of California if less than said PRIME PLUS THREE PERCENT. The finance charge shall be payable by Central on demand at Solaris' offices in San Ramon, California, or at such other location(s) in the State of California specified by Solaris. Any payments made by Central pursuant to this Agreement shall first be applied to any accrued finance charge. "Prime" means that rate of interest stated in the money rates section of the Midwest Edition of The Wall Street Journal on the last business day of a calendar month; provided, however, if The Wall Street Journal states a range of interest rates for the day, the prime rate for purposes of this Section shall be the numerical average of the prime rates stated in such issue of The Wall Street Journal. Such prime rate shall change to reflect any fluctuation in the prime rate more than plus or minus one quarter of one percent (0.25%) from the prime rate then in effect. Any change in the prime rate shall become effective three days following the day on which such change in the prime rate is published in the Midwest Edition of The Wall Street Journal.

             (e) Tender and Governing Law. Payment for Solaris products and any finance charge assessed thereon shall occur when received by Solaris at Solaris' offices in San Ramon, California or at such other location(s) in the State of California specified by Solaris. THE LAWS OF CALIFORNIA SHALL APPLY TO SUCH PAYMENT AND ANY FINANCE CHARGE ASSESSED.

             (f) Change in Financial Condition. Should Central's financial strength become unsatisfactory to Solaris in its reasonable judgment, cash payment or security satisfactory to Solaris may be required by Solaris for future deliveries and for the Solaris Products theretofore delivered.

             (g) Survival. This Section 3.6 shall survive any termination, cancellation or expiration of this Agreement.

         3.7 Appointment of Sub-Distributors. Subject to the terms of the Master Agreement and the Implementation and Transition Agreement, Central shall have the right to delegate part of its obligations under this Article III to, and appoint, sub-distributors; provided, (i) Central shall remain primarily liable for all of its obligations hereunder and shall be primarily liable for any act or omission of any such sub-distributor and (ii) the term of any sub-distributor agreement shall be for at least 1 Program Year. To the extent this Agreement creates any obligations on Central (such as to provide information to Solaris), such obligations shall apply with respect to any subdistributor. In connection with the foregoing, any reports or other information to be given to Solaris shall be given by Central and shall include any information applicable to sub-distributors. Solaris shall have the right to provide input with respect to the appointment or termination of any sub-distributor and the terms of any sub-distribution agreement (including any change or amendment thereto). Central may create retailer, sub-distributor and consumer promotion programs, subject to input by Solaris prior to communication. Solaris may provide incentives for sub-distributors and may pay such incentives by either (i) paying such incentives to Central and requiring Central to pass them through to sub-distributors or (ii) making such payments directly to sub-distributors. If any Distributor Account does not want Central (or a specific sub-distributor) to act as its distributor and Solaris does not want to convert such

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

Distributor Account into a Direct Account, then Central shall appoint a subdistributor (or another sub-distributor, as applicable) for such Distributor Account. If Central fails to so appoint a subdistributor, then, notwithstanding anything contained in this Agreement to the contrary, Solaris may after consultation with the Oversight Committee (i) designate a sub-distributor as a Direct Account or (ii) appoint a distributor with respect to such Distributor Account.

                                   ARTICLE IV

                  REPORTS AND ADDITIONAL OBLIGATIONS OF CENTRAL

         4.1 Central's Systems and Reporting Obligations. Central shall establish and maintain such systems and procedures as may be reasonably requested by Solaris in connection with Central's performance under this Agreement. For example, Central and Solaris shall work together to establish electronic mail capabilities between themselves. In addition, Central shall provide the essential data to Solaris as defined in the systems implementation plan (as referred to in the Implementation and Transition Agreement) that enables Solaris to report financial results in a timely and accurate fashion and in accordance with generally accepted accounting principles.

             (a) EDI. Solaris and Central will exchange a broad range of operating data on a periodic basis. This Section and Schedule 4.1(a) provide how the specific data will be exchanged. The method of exchange will be by both file transfer and EDI protocol. File transfer will be the preferred form of exchange whenever possible, but EDI will be required at times (e.g., standard business documents such as invoices). When file transfer is used, Solaris and Central will need to determine the detailed content and format of each file. Schedule 4.1(a) provides a summary of the data files to be exchanged.

             (b) Weekly Reports. On the first business day of each week, Central shall provide to Solaris update reports, with respect to Direct Accounts and Distributor Accounts (unless otherwise indicated by Solaris), for the prior week, showing: (i) shipments by retailer and by SKU (stock keeping unit), (ii) inventory levels by SKU, (iii) collection activities by retailer and (iv) agency fill rate (Solaris Products ordered by Direct Accounts and shipped by Central by line item, unit and dollar amount).

             (c) Monthly Reports. On the first business day of each calendar month, Central shall provide Solaris with the type of data contained in the weekly reports for such Direct Accounts and Distributor Accounts as Solaris may specify with respect to (i) the prior calendar month and (ii) the current year-to-date.

             (d) Quarterly Reports. Central shall supply to Solaris, on a quarterly basis and on a form provided by Solaris, a summary of purchases of Solaris Products, in total cases or units, made by each national, regional and local Distributor Account designated by Solaris.

             (e) Other Reports. In addition, Central shall provide Solaris with such other reports as may be reasonably requested within a period not to exceed thirty (30) days from such request.

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

             (f) Form of Reports. All reports shall be in formats reasonably specified by Solaris.

         4.2 Personal Efforts of Officers, etc; Employee Incentives. Recognizes that, as Solaris' exclusive agent for Direct Accounts and exclusive distributor for Distributor Accounts, Central is to give top priority to the sale and promotion of Solaris Products and to promote the sale of Solaris Products more aggressively than any other product or product line that Central sells, Central's officers and other management shall devote their personal efforts to the distribution of Solaris Products covered by this Agreement. Further, all compensation of Central's personnel shall be consistent with the foregoing and the intent of this Agreement; specifically, Central shall ensure that its personnel are compensated in a manner to encourage them to promote the sale of Solaris Products more aggressively than any other product or product line that Central sells, and the percentage of their variable compensation relating to Solaris Products shall equal or exceed the percentage of Central's Fixed Costs paid by Solaris under the Compensation Agreement.

         4.3 Central's Agency Responsibilities. While this Agreement is in effect, Central shall not:

                  (a) make or offer to make sales of any of the Solaris Products covered hereby as a seller or principal to the Direct Accounts;

                  (b) except as may be required by the federal securities laws or other applicable laws, disclose to others the terms of this Agreement, the specific Solaris Products being sold by Solaris to any Direct Account and the prices, discounts and terms of sale that Solaris offers its Direct Accounts on the Solaris Products covered hereby; or

                  (c) act as a selling agent to those accounts as to which Central is performing selling agent functions for Solaris Products or, with respect to any other accounts except as required by written agreements executed prior to the date hereof, for any other supplier of products of the type covered by this Agreement. (As used herein, a selling agent means an agent that is actively engaged in promoting and soliciting sales for a supplier's products; the term does not include an agent who only warehouses and delivers a supplier's products to customers.)

         4.4 Insurance. Central, shall, at Central's own expense during the term of this Agreement, maintain full insurance under any Workmen's Compensation Laws covering all persons employed by and working for Central in connection with the performance of this Agreement and, upon request, shall furnish Solaris with satisfactory evidence of the maintenance of said insurance. Central accepts exclusive liability for all contributions and payroll taxes required under federal social security laws and state unemployment compensation laws or other payments under any laws of a similar character as to all persons employed by and working for Central in connection with the performance of this Agreement.

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

         4.5 Liens. Subject to the provisions of any existing intercreditor agreement to which Solaris is currently a party (as the same may be amended, modified or terminated) and except as may otherwise be agreed to by Solaris which agreement will not be unreasonably withheld in the case of similar arrangements with existing or future institutional lenders, Central agrees not to allow any liens or encumbrances of any nature to attach to the Solaris Products purchased by Central from Solaris for the purposes outlined in this Agreement other than Solaris' security interest therein to receive payment therefor and any liens under Central's credit agreement with Central's principal lender. At Solaris' request, Central shall execute such financing statements, security agreement and other documents as Solaris may request to create, perfect and continue in effect its security interests hereunder. On an attachment of a lien or encumbrance by any other party, Solaris may, but shall not be obligated, to cause such liens or encumbrances to be released or discharged on behalf of Central and Central shall reimburse Solaris for costs incurred in connection therewith, including the cost of reasonable attorneys' fees and related costs.

         4.6 Compliance with Laws. Central shall conduct all operations which relate to this Agreement in full compliance with all applicable laws, ordinances and regulations of all governmental authorities, including but not limited to the regulations of the U.S. Environmental Protection Agency.

         4.7 Promoting Safe Use Practices. Solaris Products may be or become hazardous unless used in strict accordance with Solaris' product labels. Central shall inform and familiarize its employees, agents, customers, contractors (including warehousemen and transporters) and others who may handle or use Solaris Products of the potential hazards pertaining thereto (including accidental breakage or fire), and shall stress the safe use and application of Solaris Products in strict accordance with Solaris' product labels. In addition, Central shall provide HM126F training to its personnel as required by the United States Department of Transportation. Central shall have the responsibility to dispose of waste materials in accordance with all applicable laws and regulations.

         4.8 Relabelling; Restriction on Sale. Central shall not relabel any Solaris Product. Central shall not sell or offer for sale any Solaris Product that has been diluted, contaminated, adulterated or substituted or for which the indicated measure or any other information on the label is false, misleading or inadequate within the knowledge of Central.

         4.9 Solaris Inspection Rights. From time to time, as Solaris may reasonably request, Central shall permit representatives of Solaris to inspect Central's inventories of Solaris Products and Solaris Products held by Central on consignment from Solaris. Among the reasons for inspecting Solaris Products are (i) making arrangements for replacing Solaris products when product formulations have changed, (ii) making sure that necessary precautions have been taken to prevent product deterioration and to assure safety, (iii) checking Solaris Products that Solaris may wish to repurchase, (iv) insuring that any environmental requirements or concerns have been satisfied, and (v) insuring that Central is meeting its obligations under this Agreement.

         4.10 Recalls. Central shall cooperate with Solaris, and promptly take such actions as may be requested by Solaris, with respect to any defective product including any "stop-sales" or recalls for Solaris Products.

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         4.11 Central Representation. Central represents, warrants and covenants to Solaris that it is not, and will not be, a party to any agreement that would be in conflict with this Agreement and the requirement that Central promote the sale of Solaris Products more aggressively than any other product or product line that Central sells.


                                    ARTICLE V

                       TERM, TERMINATION AND FORCE MAJEURE

         5.1 Initial Term and Renewals. The initial term of this Agreement shall commence as of October 1, 1995 and continue through September 30, 1999 unless and until sooner cancelled or terminated as provided herein. Following the initial term of this Agreement, this Agreement shall renew automatically for successive two (2) year periods, unless and until sooner cancelled or terminated as provided herein. Nothing contained herein shall be deemed to create any express or implied obligation on either party to renew this Agreement or enter into another agreement at the expiration, termination or cancellation of this Agreement. To the extent provided in this Article VI, each party, in its sole discretion, shall have the right to determine, for any reason whatsoever, not to renew this Agreement.

         5.2 Termination of Agreement by Solaris.

             (a) Non-renewal. Solaris may terminate this Agreement without cause at the end of the initial term or at the end of any renewal period by giving at least 15 months (27 months, if Solaris has given an "exclusivity" notice under Section 6.2) prior written notice thereof to Central.

             (b) Breach. In addition to its other rights under this Agreement, Solaris may, by one or more written notices to Central, (i) terminate this Agreement effective as of any date selected by Solaris that is prior to the earliest date on which this Agreement can be terminated by non-renewal, (ii) make this Agreement nonexclusive (by service, Direct Account, territory or otherwise) with respect to the services to be provided by Central for Direct Accounts and/or (iii) make this Agreement nonexclusive (by Solaris Product, Distributor Account, territory or otherwise) with respect to the rights of Central as a distributor of Solaris Products:

                  (1) if Central materially breaches any material provision of this Agreement which breach can be cured and (i) if such breach occurs any time during the months from December through May, inclusive, Central fails to cure such breach within 30 days following written notice by Solaris to Central of such breach, (ii) if such breach occurs any time during the months of June through November, inclusive, Central fails to cure such breach within 90 days following written notice by Solaris to Central of such breach or (iii) if such breach cannot reasonably be cured within such specified time periods, Central during such period fails to take all reasonable steps which can be taken to cure such breach and thereafter fails to proceed diligently to cure such breach as soon as may be reasonably practicable;

                  (2) if Central materially breaches any material provision of this Agreement which cannot be cured;

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

                  (3) if Central materially breaches any material provision of this Agreement after notice of two previous material breaches or defaults of any kind has been given hereunder, regardless of whether Central has cured such previous breaches;

                  (4) if, for any Program Year, there is a 10% or greater decrease in Gross Sales Revenue compared to the prior Program Year, excluding any decrease to the extent caused by Solaris' inability to supply Solaris Products or the failure of Solaris to achieve adequate key account listings reasonably comparable to those assumed in the preparation of the Tier Levels in the Compensation Agreement.

                  (5) if, for any Program Year, the percentage change in Gross Sales Revenue compared to the prior Program Year is more than 5% below the percentage growth in the industry during the current calendar year (for purposes of this subsection, the percentage growth in the industry shall be deemed to be the percentage change in the aggregate lawn and garden chemical sales as reported by the Greenridge & Associates, Inc. Annual Market Study and published in the Nursery Retailer magazine or such other mutually agreed to industry publication; the parties will attempt to obtain this data as soon as possible during the fourth calendar quarter of each year), excluding any failure to achieve such growth to the extent caused by Solaris' inability to supply Solaris Products or the failure of Solaris to achieve adequate key account listings reasonably comparable to those assumed in the preparation of the Tier Levels in the Compensation Agreement.

                  (6) if any of the principal executive officers of Central is convicted of a serious crime or takes any action which, in the reasonable opinion of Solaris, materially and adversely affects the business reputation of Central or Solaris;

                  (7) if Central has stopped or interrupted its payments, a bankruptcy petition is filed by Central, a bankruptcy petition is filed against Central and is not dismissed within thirty (30) days, Central enters into an assignment, composition or other arrangement with or on behalf of its creditors or Central has consented to the appointment of a receiver or liquidator of itself or its assets.

                  (8) if Central attempts to assign all, or substantially all, of its rights or to delegate all, or substantially all, of its obligations hereunder;

                  (9) if a force majeure event is reasonably expected to have a material adverse effect on Central's performance hereunder for more than 120 days; or

                  (10) if Central sells, leases, assigns or otherwise transfers all or substantially all of its assets or business; or if there is a change in control of Central (for purposes of this Section, "change in control" shall be deemed to mean any sale, conveyance, alienation, transfer or other change of interest in or title or beneficial ownership of the voting stock of Central so that William E. Brown and his affiliates no longer hold more voting power than any other shareholder (together with its affiliates) of Central).

Without limiting the generality of the foregoing, each of the following shall be deemed to be a material breach of this Agreement by Central:

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                       (A) Central's failure to maintain a fill rate of at least
98%, as measured in sales to retailer dollars, in six consecutive calendar weeks in any quarter hereunder with respect to those salable items available from Solaris or in stock (with at least a 30 day system-wide supply, including safety stock, throughout the period to draw from) at any of Central's facilities;

                       (B) Central's operating at a fill rate of 95% or less, as measured in sales to retailer dollars, for any two week period during the term hereof with respect to those salable items available from Solaris or in stock (with at least a 30 day system-wide supply, including safety stock, throughout the period to draw from) at any of Central's facilities; and

                       (C) Central, rather than actively and aggressively promoting the demand for and sale of Solaris Products, repeatedly (i) is soliciting Central's customers to switch or substitute products from any other product line for one or more Solaris Products, (ii) makes statements that tend to disparage Solaris Products or place them in an unfavorable light, (iii) is selling one or more Solaris Products as a "door opener", "loss leader" or "deal sweetener" for the primary purpose of promoting the sale of other products handled by Central or (iv) is distributing a product that is manufactured in whole or in part by Central, by an affiliate of Central or by an entity in which Central holds a financial interest if such manufacturing or financial interest creates a conflict of interest that materially and adversely affects the fulfillment by Central of its obligations to Solaris under this Agreement. (As used in (iv), the terms "Central" and "affiliate of Central" include the officers, directors or other management of Central or of any affiliate of Central.)

             (c) Special Termination Events. Solaris may, with at least 15 months (27 months, if Solaris has given an "exclusivity" notice under Section 6.2) prior written notice to Central, terminate this Agreement effective as of the end of any Program Year:

                  (1) if all or substantially all of the assets or business of Solaris are sold, assigned or otherwise transferred by Monsanto Company to an unaffiliated third party, or

                  (2) if Solaris acquires a related consumer package good company in an acquisition in which the purchase price is $500 million or greater.

If such notice is given, until the termination of this Agreement, Solaris shall continue to pay Central its Fixed Costs (as defined in the Compensation Agreement), notwithstanding that services previously to be provided by Central hereunder may be provided by other sources during such time.

         5.3 Termination of Agreement by Central.

             (a) Non-renewal. Central may terminate this Agreement without cause at the end of the initial term or at the end of any renewal period by giving at least 15 months (27 months, if Solaris has given an "exclusivity" notice under Section 6.2) prior written notice thereof to Solaris.

             (b) Breach. Central may terminate this Agreement by written notice thereof to Solaris, if Solaris materially breaches any material provision of this Agreement and (i) Solaris

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

fails to cure, or to take all reasonable steps to cure, such breach within 30 days if such breach occurs any time during the months from December through May, inclusive (or within 90 days, if such breach occurs any time during the months from June through November, inclusive) of Solaris' receipt of written notice thereof from Central or (ii) such breach cannot be cured in any amount of time.

         5.4 Effect of Notice of Termination and Termination.

             (a) Remedies Cumulative. If this Agreement is terminated by either party for cause, the parties shall be entitled to exercise all remedies available to them under this Agreement at law and in equity, except to the extent the liability of the parties has been limited pursuant to the provisions of this Agreement.

             (b) Nonexclusive Status. Notwithstanding anything contained in this Agreement to the contrary, during and after any period when Solaris has given notice of termination in accordance with Section 5.2, (i) Solaris may make this Agreement nonexclusive (by service, Direct Account, territory or otherwise) with respect to the services to be provided by Central for Direct Accounts; (ii) Solaris may make this Agreement nonexclusive (by Solaris Product, Distributor Account, territory or otherwise) with respect to the rights of Central as a distributor of Solaris Products; (iii) Solaris shall have access to all information held by Central with respect to the subject matter of this Agreement, (iv) Solaris shall have access to, and the right to negotiate and contract with and hire, any employee (except to the extent restricted under Section 5.4(h)), agent, sub-agent or sub-distributor of Central and (v) Central shall cooperate with Solaris to establish an alternative distribution system for the Solaris Products.

             (c) Prior Obligations and Shipments. Termination shall not affect obligations of Solaris or of Central which have arisen prior to the effective date of termination. if Solaris notifies Central of its intention to terminate this Agreement in accordance with Section 5.2, the quantity of each of the Solaris Products shipped in any remaining contract month may be limited, at Solaris' option, to the amount of such Solaris Product purchased by Central in the corresponding month of the previous calendar year plus fifteen percent (15%).

             (d) Purchase of Inventory. Upon the expiration or earlier termination of this Agreement, Solaris shall have the option, exercisable by written notice to Central within fifteen (15) days after this Agreement has expired by its terms or written notice of termination has been received, to purchase from Central all salable stocks of Solaris Products listed in current Solaris Products price lists which are in full case lots and which were originally purchased by Central from Solaris. If such option is exercised, such purchases by Solaris shall be at Central's cost (net of any discounts, incentives, etc.) and Central shall pay any freight costs in shipping such Solaris Products to Solaris. Central shall establish its cost by producing copies of invoices or other records regularly maintained in the course of Central's business. Upon request by Solaris, during any 15-day option period, Central shall withdraw its entire stock of Solaris Products from sale. If such option is not exercised by Solaris, then Central shall have the option, exercisable by written notice to Solaris within 45 days after this Agreement has expired by its terms or been terminated pursuant to the provisions of this Article to sell to Solaris all salable stocks of products listed in current Solaris product price list which are in full case lots and which were

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

originally purchased and paid for by Central from Solaris at Central's cost, established the manner set forth above.

             (e) Representations and Materials. Upon termination of this Agreement for any reason, Central shall not continue to represent itself as authorized to deal in Solaris Products, and shall remove, so far as practical, any printed material relating to such products from its salesmen's manuals and shall discontinue the use of any display material on or about the Central's premises containing any reference to Solaris Products.

             (f) Orders after Termination. If Solaris continues to accept orders from Central for Solaris Products covered hereby after the expiration of the term of this Agreement, such sales shall be upon all the terms and conditions hereof, provided that such sales shall not be construed to evidence a renewal of this Agreement by operation of law or otherwise but shall imply only an agreement from day-to-day which Solaris may terminate without cause at any time upon giving Central written notice of such termination.

             (g) No Liability. Neither party, by reason of the expiration, cancellation, termination or non-renewal of this Agreement, shall be liable to the other party for compensation, reimbursement or damages because of the loss of anticipated sales or prospective profits or because of expenditures, investments, leases, property improvements or other matters related to the business or goodwill of the parties. In no event shall either party hereto be liable for special or consequential damages arising under this Agreement or the cancellation, expiration, non-renewal or termination thereof.

             (h) Nonsolicitation of Employees. Solaris and Central each agrees that during the term of this Agreement and for a period of two years after termination, expiration, cancellation or non-renewal of this Agreement, it will not nor will it permit any entity or other person under its control to solicit for employment any person then employed by the other party to this Agreement, except any person who was employed by the soliciting party prior to the date hereof.

         5.5 Force Majeure. Neither party shall be in breach of its obligations hereunder to the extent that performance is prevented, delayed or (in the sole but reasonable judgment of the party concerned) made substantially more expensive as a result of any of the following contingencies:

                  (i) any cause beyond the reasonable control of the party concerned;

                  (ii) labor disturbance, whether involving the employees of the party concerned or otherwise, and regardless whether the disturbance could be settled by acceding to the demands of a labor group;

                  (iii) compliance with a request or order of a person purporting to act on behalf of any government or governmental department or agency (including, but not limited to, EPA, OSHA, CALOSHA, etc.); or

                  (iv) shortage in raw material, transportation, manufacturing capacity, etc., or the product itself from Solaris' then contemplated source of supply thereof not demonstrated by Central to be due to Solaris' lack of diligence.

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

             (a) Allocation of Solaris Products. Whenever performance is prevented or delayed by such a contingency, Solaris may reduce deliveries in a manner which fairly apportions the consequences of the contingency among all competing customers purchasing Solaris Products.

             (b) Performance More Expensive. Whenever performance is made substantially more expensive by such a contingency, Solaris shall have the option either to reduce or stop deliveries from one or more facilities and apportion as provided above or to continue deliveries and increase prices in a manner which fairly apportions the increased cost of operating under such a contingency among all competing customers purchasing Solaris Products.

             (c) Foreseeable Events. Performance will be excused as provided herein even though the occurrence of the contingency in question may have been foreseeable or be foreseeable at the time of contracting or subsequently become foreseeable.

             (d) Payments. Nothing in this Section shall excuse Central from its obligations to make payments when due.

             (e) Alternative Sources. Notwithstanding anything contained herein to the contrary, if a force majeure event is expected to affect Central's performance hereunder for a period of time between 14 and 120 days, then Solaris shall have the right, during such time and for a reasonable amount of time thereafter, to use alternate sources to perform Central's obligations hereunder. In connection therewith Solaris shall have the right (i) to make this Agreement nonexclusive (by service, Direct Account, territory or otherwise) with respect to the services to be provided by Central for Direct Accounts and (ii) to make this Agreement nonexclusive (by Solaris Product, Distributor Account, territory or otherwise) with respect to the rights of Central as a distributor of Solaris Products.

             (f) Costs. In no event shall Solaris be responsible to pay or reimburse Central for any costs (i) associated with a force majeure event affecting Central's performance hereunder or (ii) incurred by Central during such time as Solaris is using alternate sources as provided in Section 5.5(e) for the types of services provided by such alternate sources.

                                   ARTICLE VI

                        CONFIDENTIALITY, NONCOMPETITION,
             INDUSTRIAL PROPERTY, CONFLICTS OF INTEREST AND RECORDS

         6.1 Confidentiality. Except as necessary for its performance under this Agreement and except as may be required by the federal securities laws or other applicable laws, neither party shall at any time or in any manner, either directly or indirectly, and shall not permit its employees to, use, divulge, disclose or communicate to any person or entity any "confidential information" of the other party. For purposes of this Section 6.1, "confidential information" includes any information of any kind, nature, or description that is proprietary, treated as confidential by, owned by, used by, or concerning any matters affecting or relating to the business of a party or the subject matter of this Agreement, including but not limited to, the names, business patterns and practices of any of its customers, its marketing methods and related

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data, the names of any of its vendors and suppliers, the prices it obtains or has obtained or at which it sells or has sold products or services, lists, other written records, and information relating to its manner of operation; provided, Central's "confidential information" hereunder shall be limited to any proprietary information, other than that of Solaris, possessed by Central prior to the date of this Agreement and to its costs, selling prices to Distributor Accounts and the terms of any agreements between Central and manufacturers other than Solaris or any and all other information not principally related to the manufacture, sale or distribution of Solaris Product. All other confidential information relating to the subject matter of this Agreement shall be the confidential information of Solaris. "Confidential information" shall not include any information which (i) is or becomes public knowledge through no fault or wrongful act of the party disclosing such information or its employees,
(ii) was known by such party prior to any agency or distributor relationship with the other party or any predecessor or (iii) is received from a third party who is not obligated to keep such information confidential. All "confidential information" in any form (electronic or otherwise) shall be and remain the sole property of the party possessing such information and shall be returned to such party upon the termination of this Agreement.

         6.2 Noncompetition. Without Solaris' prior written consent, Central shall not (i) make material additions to a vendor's lawn and garden chemical line, (ii) add new vendors to its lawn and garden chemical business or (iii) acquire or materially expand a lawn and garden chemical product line or a lawn and garden chemical manufacturing business or participate in a private label program. Central shall not solicit Direct Accounts or Excluded Accounts for the sale of Solaris Products, except in accordance with this Agreement. By written notice given at any time at least 90 days before the beginning of the third Program Year under this Agreement, Solaris may require Central to sell Solaris products as Central's exclusive lawn and garden chemical product line. Upon receipt of any such notice, Central shall immediately take all necessary action to eliminate any other lawn and garden chemical products from its business within 90 days or as soon as permissible under the terms of any written agreements in existence as of the date hereof. Agreements for other lawn and garden chemical products that Central enters into or renews after the date hereof shall permit termination by Central with 90 days or less notice. If such notice is given and Central complies with this Section 6.2, the initial term of this Agreement shall be automatically extended to the first September 30 that is at least 4 years from the date of such notice.

         Notwithstanding anything else herein contained, none of the restrictions on Central set forth in this Section 6.2 shall have any further force or effect after Solaris has given Central notice of non-renewal or termination pursuant to Section 5.2 hereof.

         Notwithstanding anything else herein contained, Solaris may only give Central the exclusivity notice referred to in this Section 6.2 ("the Exclusivity Notice") if the Gross Sales Revenue from that portion of the Direct Account stores serviced by Central exceeded the Threshold Amount (defined as 67% of the Gross Sales Revenue from Direct Accounts) in the program year preceding the giving of the Exclusivity Notice and is reasonably expected by Solaris to exceed the Threshold Amount in the program year in which such Notice is given. For purposes of this Section 6.2, the term "serviced by Central" shall mean those stores in which (1) no sub-agent is used and (2) in which any in-store service required is provided by Central, except for the Home Depot (where it is agreed that Solaris will provide the in-store service). If

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the Gross Sales Revenue from Direct Accounts serviced by Central falls below the
Threshold Amount in the program year in which the Exclusivity Notice is given or in any subsequent program year, then Central shall have no further obligation to honor the prior Exclusivity Notice (or any future Exclusivity Notice) and the non-renewal notice period shall revert to 15 months.

         6.3 Industrial Property. Central acknowledges the validity of the trademarks which designate and identify the Solaris Products. Central further acknowledges that Solaris is the exclusive owner of the trademarks, trade names, packages and designs used in the sale of the Solaris Products (hereinafter referred to as "Industrial Property").

             (a) Central agrees that, to the extent it uses Industrial Property, such Property shall be used in its standard form and style as it appears upon Solaris Products or as instructed in writing by Solaris. No other letter(s), word(s), design(s), symbol(s) or other matter of any kind shall be superimposed upon, associated with or shown in such proximity to the Industrial Property so as to tend to alter or dilute such Property, and Central further agrees not to combine or associate any of such Industrial Property with any other Industrial Property. The generic or common name of the Solaris Product must always follow the Solaris Product trademark.

             (b) In all advertisements, sales and promotional or other printed matter in which any Industrial Property appears, Central shall identify itself by full name and address and state its relationship to Solaris. In all such material, the Solaris Product trademark shall be identified as a trademark owned Monsanto Company. In the case of a registered trademark, a (R) shall be placed adjacent to the trademark with the (R) referring to a footnote reading "(R) Registered trademark of Monsanto Company". In the case of unregistered trademarks a "TM" shall be placed adjacent to the trademark with the "TM" referring to a footnote reading "TM Trademark of Monsanto Company".

             (c) On its letterheads, business cards, invoices, statements, etc., Central may identify itself as a distributor for the Industrial Property.

             (d) Central agrees that it will never use any Industrial Property or any simulation of such Industrial Property as part of Central's corporate or other trading name or designation of any kind.

             (e) Upon expiration or in the event of any termination of this Agreement, Central shall promptly discontinue every use of the Industrial Property and any language stating or suggesting that Central is a distributor for Solaris Products. All advertising and promotional materials which use Industrial Property shall be destroyed.

             (f) Central shall not use or facilitate the use of promotional materials which disparage Solaris Products or Industrial Property. If Central should become aware of any suspected counterfeiting of Solaris Products or Industrial Property, Central shall promptly notify The Solaris Group of such suspected counterfeiting. Central shall cooperate in any investigation or legal proceedings that Solaris deems desirable to protect its rights in the Industrial Property. Central shall not promote the sale of products using trademarks, packages or designs which are in Solaris' opinion deceptively similar to Industrial Property.

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         6.4 Conflicts of Interest. Conflicts of interest relating to this
Agreement are strictly prohibited. Except as otherwise expressly provided herein, neither Central nor any director, employee or agent of Central or its subcontractors or vendors shall give to or receive from any director, employee or agent of Solaris any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, neither Central nor any director, employee or agent of Central or its subcontractors or vendors shall, without prior written notification thereof to Solaris, enter into any business relationship with any director, employee, or agent of Solaris or any affiliate unless such person is acting for and on behalf of Solaris. Central shall promptly notify Solaris of any violation of this Section 6.4 and any consideration received as a result of such violation shall be paid over or credited to Solaris. Additionally, in the event of any material violation of this Section 6.4, including any material violation occurring prior to the date of this Agreement, resulting directly or indirectly in Solaris' consent to enter into this Agreement, Solaris may, at Solaris' sole option, terminate this Agreement at any time and, notwithstanding any other provision of this Agreement, pay Central only for that work performed prior to the date of termination. Any representative(s) authorized by Solaris may audit any and all records of Central and its subcontractors and vendors for the purpose of determining whether there has been compliance with this Section 6.4.

         6.5 Records Retention. Central and Solaris shall each maintain true and complete records in connection with this Agreement and shall retain all such records for at least 24 months following the termination or expiration of this Agreement. This obligation shall survive the termination or expiration of this Agreement.

                                   ARTICLE VII

                       LIMITATION OF LIABILITY, REMEDIES,
                         WARRANTIES AND INDEMNIFICATION

         7.1 Limitation of Liability. Nothing contained in this Agreement shall be deemed to create any express or implied obligation on either party to renew or extend this Agreement or, if Central is continued or renewed as the servicing agent for Solaris Products for Direct Accounts, to create any right to continue such relationship on the same terms and conditions contained in this Agreement. Each party, in its sole discretion, shall have the right to determine, for any reason whatsoever, not to renew, continue or extend this Agreement or to continue the relationship on the terms and conditions contained in this Agreement. Neither party, by reason of the expiration, cancellation, termination or non-renewal of this Agreement, shall be liable to the other for any compensation, indemnification, reimbursement or damages arising out of the loss of anticipated sales or prospective profits hereunder or investments, leases, property improvements or any other, expenditures related to the business or goodwill of the parties made in connection herewith.

         7.2 Exclusive Remedy. EACH PARTY'S EXCLUSIVE REMEDY SHALL BE FOR DAMAGES, AND EACH PARTY'S TOTAL LIABILITY FOR ANY AND ALL LOSSES AND DAMAGES ARISING OUT OF ANY CAUSE WHATSOEVER (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE) SHALL IN NO EVENT EXCEED $5,000,000, EXCEPT FOR PAYMENT

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OBLIGATIONS FOR SERVICES PREVIOUSLY RENDERED BY CENTRAL OR FOR SOLARIS PRODUCTS
PURCHASED BY CENTRAL; PROVIDED THAT THE FOREGOING DOES NOT LIMIT A PARTY'S OBLIGATIONS TO IDENTIFY THE OTHER PARTY FOR THIRD-PARTY CLAIMS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES RESULTING FROM ANY SUCH CAUSES. TRANSPORTATION CHARGES FOR THE RETURN OF SOLARIS PRODUCT(S) SHALL NOT BE PAID UNLESS AUTHORIZED IN ADVANCE BY SOLARIS.

         7.3 Solaris Warranties. Solaris warrants to Central that the Solaris Products shall conform to the applicable Solaris Product label. EXCEPT AS STATED ON SUCH LABEL OR CONTAINED IN THIS AGREEMENT, SOLARIS MAKES NO WARRANTY OR REPRESENTATION WITH RESPECT TO THE SOLARIS PRODUCTS OR ANY OTHER MATTERS COVERED BY THIS AGREEMENT, EXPRESS OR IMPLIED (INCLUDING MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE). Central is not authorized and shall not hold itself out as authorized to make on behalf of Solaris any oral or written warranty or representation regarding Solaris Products other than what is stated on the applicable Solaris Product label or in other written material furnished to Central by Solaris.

         7.4 Indemnification and Claims Procedure.

             (a) Indemnification. Subject to Sections 7.1 and 7.2, each party hereto agrees to indemnify, defend and hold harmless the other party and its employees, officers, directors, agents and assigns from and against any and all loss (including attorneys' fees), damage, injury, liability and claims thereof for injury to or death of a person and for loss of or damage to property, including employees and property of the indemnified party, to the extent resulting directly or indirectly from the indemnifying party's negligence or willful misconduct in the performance of its obligations under this Agreement, except to the extent that such indemnification is void or otherwise unenforceable under applicable law in effect on or validly retroactive to the date of this Agreement.

             (b) Claims Procedure. The party requesting indemnification shall promptly notify the other party in writing of any claim or action made against the notifying party for which indemnification is claimed by the notifying party. The indemnifying party shall have the right to conduct the defense of any such claim and to settle or compromise the same. The foregoing rights of indemnity shall survive termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Status of Parties. Central and Solaris are independent contractors retaining complete control over and complete responsibility for their own operations and employees. Except as expressly provided herein, this Agreement shall not be construed to grant either party any right or authority to assume or create any obligation on behalf of or in the name of the other.

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Nothing in this Agreement shall be construed to establish a franchise relationship or to make either party a partner or joint venturer of the other party hereto.

         8.2 Solaris Obligations. All permits, licenses and registrations needed for the sale of Solaris Products to Direct Accounts shall be obtained by Solaris. Solaris shall assume the cost of all federal and state registration fees related to the sale of Solaris Products. After Solaris Products have been reacquired by Solaris from Central, all insurance and any tax liability with respect to such Solaris Products shall be borne by Solaris.

         8.3 Entire Agreement. This Agreement, together with the Compensation Agreement, the Master Agreement and the Implementation and Transition Agreement and the exhibits and schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all representations, warranties, understandings, terms or conditions on such subjects that are not set forth herein. Agreements on other subjects, such as security and other credit agreements or arrangements shall remain in effect according to their terms. The parties recognize that, from time to time, purchase orders, bills of lading, delivery instructions, invoices and similar documentation will be transmitted by each party to the other to facilitate the implementation of this Agreement. Any terms and conditions contained in any of those documents which are inconsistent with the terms of this Agreement shall be null, void and not enforceable. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder. The provisions of this Agreement shall apply to each division or subsidiary of Central and either Central or Solaris may seek enforcement of the provisions of this Agreement on behalf of or with respect to a particular subsidiary or division without changing the rights and obligations of the parties under this Agreement as to other aspects of Central's business.

         8.4 Modification and Waiver. No conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of the Agreement and no amendment to or modification of this Agreement, and no waiver of any provision hereof, shall be effective unless it is in writing and signed by each party hereto. No waiver by either Solaris or Central, with respect to any default on breach or of any right or remedy, and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.

         8.5 Assignment. This Agreement is personal to Central and Central shall not assign any rights or delegate any duties that Central has or may have under this Agreement, either voluntarily, involuntarily by operation of law or otherwise by sale, assignment, transfer, delegation or other arrangement having similar effect, without Solaris' prior written consent except as specifically provided herein. Any sale, conveyance, alienation, transfer or other change of interest in or title or beneficial ownership of the voting stock of Central so that William E. Brown and his affiliates no longer hold more voting power than any other shareholder (together with its affiliates) of Central shall be construed as an assignment of Central's rights hereunder.

         8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the same business day if delivered personally or sent by telefax with

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confirmation of receipt, on the next business day if sent by overnight courier or on the earlier of actual receipt as shown on the register receipt or five business days after mailing if mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

                  If to Central, to:        CENTRAL GARDEN & PET COMPANY
                                            3697 Mt.  Diablo Blvd., Suite 310
                                            Lafayette, CA 94549
                                            Attn:  Glenn Novotny
                                            Telefax no.: (510) 283-4991

                  with a copy to:           ORRICK, HERRINGTON & SUTCLIFFE
                                            Old Federal Reserve Bank Building
                                            400 Sansome Street
                                            San Francisco, CA 94111-3143
                                            Attn:  John F. Seegal
                                            Telefax no.:  (415) 773-5759

                  If to Solaris, to:        The Solaris Group
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA  94583
                                            Attn:  President
                                            Telefax no.: (510) 355-3530

                  with a copy to:           The Solaris Group
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA  94583
                                            Attn: Company Counsel
                                            Telefax no.: (510) 355-3530

If any notice required or permitted hereunder is to be given a fixed amount of time before a specified event, such notice may be given any time before such fixed amount of time (e.g., a notice to be given 30 days prior to an event may be given at any time longer than 30 days prior to such event).

         8.7 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, under a judgment, law or statute now or hereafter in effect, the remainder of this Agreement shall not thereby be impaired or affected.

         8.8 Equal Opportunity. To the extent applicable to this Agreement, Central shall comply with the following clauses contained in the Code of Federal Regulations and incorporated herein by reference: 48 C.F.R. ss.52.203-6 (Subcontractor Sales to Government); 48 C.F.R. ss.52.219-8, 52.219-9 (Utilization of Small and Small Disadvantaged Business Concerns); 48 C.F.R. ss.52.219-13 (Utilization of Women-Owned Business Concerns); 48 C.F.R. ss.52.222-26 (Equal Opportunity); 48 C.F.R. ss.52.222-35 (Disabled and Vietnam Era Veterans); 48 C.F.R. ss.52.222-36 (Handicapped Workers); 48 C.F.R. ss.52.223-2 (Clean Air and Water); and 48 C.F.R. ss.52.223-3 (Hazardous Material Identification and Material Safety Data). Unless previously provided, if the value of this Agreement exceeds $10,000, Central shall provide a Certificate of Nonsegregated Facilities to Solaris. Furthermore, Central shall comply with the Immigration Reform and Control Act of 1986 and all rules and regulations issued thereunder. Central hereby certifies, agrees and covenants that none of its employees or employees of its subcontractors who perform work under this Agreement is or shall be unauthorized aliens as defined in the Immigration Reform and Control Act of 198S, and Central shall defend, indemnify and hold Solaris harmless from any and all liability incurred by or sought to be imposed on Solaris as a result of Central's failure to comply with the certification, agreement and covenant made by Central in this Section.

         8.9 Governing Law. THE VALIDITY, INTERPRETATION, EFFECT AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

         8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall be constitute one and the same agreement.

                              [signature page next]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above mentioned.


                                     THE SOLARIS GROUP, A STRATEGIC
                                     BUSINESS UNIT OF MONSANTO COMPANY


                                     By:
                                        ------------------------------
                                     Name:
                                          ----------------------------
                                     Title:
                                           ---------------------------



                                     CENTRAL GARDEN & PET COMPANY


                                     By:
                                        ------------------------------
                                     Name:
                                          ----------------------------
                                     Title:
                                           ---------------------------

                                    EXHIBIT B
                                    ---------
                 TERMINATION NOTICE REGARDING CENTRAL AGREEMENTS
                 -----------------------------------------------

                          [Monsanto Company Letterhead]


June 28, 1998

Glenn W. Novotny
President & Chief Operating Officer
Central Garden & Pet Company
3697 Mt. Diablo Blvd.
Lafayette, CA  94549

VIA FACSIMILE WITH COPY VIA U.S. MAIL

Dear Glenn:



As provided for in Article V of the Exclusive Agency and Distributor Agreement (as well as the corresponding clauses of the ancillary and related agreements between us), this letter will serve as Monsanto's notice of non-renewal. Accordingly, these agreements shall terminate as of the end of the initial term, September 30, 1999.

Regards,


Jim R. Neal
V.P. & General Manager

cc:      William E. Brown
         Chairman & Chief Executive Officer

         John Seegal
         Orrick, Herrington

         Jack Silhavy
         Monsanto

                                    EXHIBIT C
                                    ---------
          LETTER AGREEMENT REGARDING PLASTID TRANSFORMATION TECHNOLOGY
          ------------------------------------------------------------
                              AND ASSOCIATED GENES
                              --------------------

September 28, 1998


Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167

RE: PEHR LICENSE

Gentlemen:

This letter will confirm the agreement reached between Monsanto Company ("Monsanto") and The Scotts Company ("Scotts") (together, the "Parties") regarding the licensing process currently underway as relates to technology known as "Plastid Expression of Herbicide Resistance (the "Technology").

Sanford Scientific, Inc. ("SSI") and the Feed My Sheep Foundation ("FMS"), the co-owners of the Technology, are currently engaged in an offering whereby the successful bidder will exclusively license the Technology on a worldwide basis (the "Offering"). Scotts agrees, and will cause SSI and FMS to also agree, to grant to Monsanto an exclusive negotiation period of seven days (the "Quiet Period") in connection with the Offering, under the following terms and conditions:

1. The Parties shall have executed the Roundup Agency Agreement by September 30, 1998;
2. The Parties shall have executed a definitive Ortho Assets Purchase Agreement by October 31, 1998;
3. Monsanto shall have submitted a substantial bid for the Technology by November 6, 1998;
4. If the above three conditions are met, the Quiet Period will occur November 7 through November 13, 1998, during which time SSI and FMS will negotiate only with Monsanto for the Technology;
5. If Monsanto fails to meet the above three conditions or fails to reach agreement with SSI and FMS during the Quiet Period, SSI and FMS will hold a second round of negotiations with interested parties, and Monsanto may participate in such second round on equal footing with other participants.

Monsanto Company
September 28, 1998
Page 2


If you are in agreement with the terms of this Letter, please indicate your acceptance below. Thank you.


Sincerely,


The Scotts Company


By:
   -------------------------

Title:
      ----------------------

Date:
     -----------------------


ACCEPTED AND AGREED:

Monsanto Company


By:
   -------------------------

Title:
      ----------------------

Date:
     -----------------------

                                    EXHIBIT D
                                    ---------
                               PERMITTED PRODUCTS
                               ------------------

United States
-------------

Groundclear Triox                        glyphosate & arsenal
Brush-B-Gon                              triclopyr
Groundclear Super Edger                  glyphosate & oxyflourfen

United Kingdom
--------------

Weedatak                                 glyphosate & diuron

France
------

Herbatak                                 glyphosate & diuron

                                 SCHEDULE 1.1(a)
                                Included Markets
                                ----------------

U.S.
Belgium
Denmark
Norway
Sweden
EIRE
France
Germany
Netherlands
Canada
Australia
Puerto Rico
U.K.
Austria
Finland
Luxemburg

                                 SCHEDULE 1.1(b)
                                Roundup Products
                                ----------------


                                                 Formulation                            Size
                                                 -----------                            ----

United States and Puerto Rico
-----------------------------

Roundup RTU                                      2% or less                             2 gal or less
Roundup Concentrate                              18%                                    1 gal or less
Roundup Tough Weed                               27%                                    1 gal or less
Roundup Super Conc.                              41%                                    1 gal or less
Roundup Aerosol                                  2% or less                             2 gal or less
Roundup Edger                                    2% or less                             2 gal or less
Kleeraway RTU                                    1% or less                             1 gal or less
Kleeraway Conc.                                  7.5% or less                           1/2 gal or less
Grower's Choice
Pennington Pride                                 1% or less RTU                         1 gal or less RTU
Green Charm Knock Out                            7.5% or less Conc.                     1/2 gal or less Conc.
Bullseye

Belgium
-------

Roundup Alphee                                   7.2 g/l                                3 1 or less
Roundup 60                                       60 g/l                                 500 ml or less
Roundup 120                                      120 g/l                                500 ml or less
Roundup Ultra                                    360 g/l                                500 ml or less
Howdown                                          120 g/l                                500 ml or less
Quickclaim                                       120 g/l                                500 ml or less

Denmark
-------

Roundup Spray                                    7.2 g/l                                3 1 or less
Roundup Gdn Plus                                 120 g/l                                1 1 or less

Norway
------

Roundup Spray                                    7.2 g/l                                3 l or less
Roundup Garden                                   120 g/l                                250 ml or less

Sweden
------

Roundup Spray                                    7.2 g/l                                3 l or less
Roundup Garden                                   120 g/l                                1 l or less

EIRE
----

Roundup RTU                                      7.2 g/l                                3 1 or less
Roundup GC                                       120 g/l                                500 ml or less

France
------

Roundup Alphee                                   7.2 g/l                                3 l or less
Roundup Pro 2                                    360 g/l                                1 l or less
Roundup 3 p                                      170 g/l                                1 l or less
Roundup GT                                       400 g/l                                .91, 451
Goliath                                          360 g/l                                500 ml or less
Goliath CJ                                       120 g/l                                1 l or less
Herbivorax 90                                    90 g/l                                 1 l or less
Kommando                                         100 g/l                                1 l or less

Germany
-------

Roundup Alphee                                   7.2 g/l                                1 l or less
Roundup L B Plus                                 360 g/l                                125 ml or less
Roundup Ultra Gran                               420 g/l                                15.5g

Netherlands
-----------

Roundup RTU                                      7.2 g/l                                1 l or less
Roundup H&T                                      360 g/l                                125 ml

Canada
------

Roundup RTU                                      2% or less                             4 l or less
Roundup Concentrate                              18%                                    1 l or less
Roundup Super Conc.                              41%                                    1 l or less

Australia
---------

Roundup RTU                                      7.2 g/l                                3 l or less
Roundup                                          360 g/l                                1 l or less

United Kingdom
--------------

Roundup RTU                                      7.2 g/l                                3 l or less
Roundup Brushkiller                              120 g/l                                1 l or less
Roundup Brushkiller RTU                          7.2 g/l                                1 l or less
Roundup GC Biactive                              120 g/l                                1 l or less
Roundup Ultra 3000                               360 g/l                                1 l or less
B&Q Complete Weed Killer RTU                     7.2 g/l                                3 l or less

B&Q Complete Weed Killer                         45.2 g/l                               1 l or less

Austria
-------

Roundup LB Plus                                  360 g/l                                125 ml or less

Finland
-------

Roundup Spray                                    7.2 g/l                                3 l or less
Roundup Bio                                      120 g/l                                1 l or less

                                 SCHEDULE 2.2(a)
                          Annual Business Plan Template
                          -----------------------------



1) Mission Statement and Explanation: Answers questions: What business are we in? Why does the business exist?
2) Category Definition/Growth Trend: Also need to address related categories and their potential interaction with the target category
         a)       Assessment of growth potential
         b)       Competitor evaluation/assessment of threat
3)       Business Review: Summary of a process that will occur in each preceding
         January
         a)       Critical learning from prior year
         b) Key Implications from learning: Arranged by key functional area
4)       Brand Positioning:
         a)       Consumer Target: Demographics, Psychographics, use
                  Segmentation
         b) Key feature(s), Attribute(s) and Benefits delivered (for brand and sub-brands)
         c) Brand Character/Imagery: Describe the personification of the brand/sub-brands
                  i) This section should also specifically address the degree to which the proposed positioning is consistent with the Brand's historical image
5)       Key Business Goals
         a) Financial: Historical trend and three year projections of Equivalent Case Volume, Net Sales, EBIT and ACM
         b)       Competitive:
                  i)       Market Share Goal and trend
                  ii)      Advertising Share of Voice Goal and trend
         c) Consumer: Critical behavioral and attitudinal measures that describe the development of the Brand which could include:
                  i)       Penetration
                  ii)      Unaided awareness
                  iii)     Annual usage
                  iv)      Seasonal usage
         d)       Customer:
                  i)       % ACV Distribution by Channel
                  ii) Fill Rates by Top 10 customers (with detailed definition of what constitutes an on-time shipment)
                  iii)     Display achievement
                  iv)      Other measurable customer satisfaction measures
6)       Major Strategies to achieve Key Goals (some examples include...)
         a)       Product Line:  What products/drive groups/lines to focus on
         b)       Significant new product launches
         c)       Private Label at a Key Account(s)
         d) Marketing Support focus: Example would be a shift from advertising to promotion
         e)       New Consumer Uses:  Extended use campaign, new forms

         f) Geographic focus including a new regional/market emphasis. CDI/BDI analysis
         g) Seasonal focus including new emphasis if relevant. Weekly seasonality by region and drive group/item.
         h) Channel/Customer including new/alternative channels if relevant
         i) Operational strategies to address quality, capacity, cost position, service, technology application, etc., including fill rates, inventory levels and turns
         j)       Acquisition/divestiture strategies to improve market position

7) Functional Operating Plans: This is a lengthy section that lays out a detailed annual operating plan for each functional area in the business (including rationale where appropriate) and that pays particular attention to changes in that plan from the prior year's plans and results. Each section will contain a detailed budget with direct and assigned expenses shown.
         a) General Management: Description of Business Unit Management team and planned costs
                  i)       Performance standards for all employees
                  ii) Description of employee performance incentives and link to performance standards
         b)       Marketing:
                  i)       Organization Plan
                  ii) Spending allocation: Total spending by marketing support category including working and non-working media, consumer promotion, public relations, market research, etc.
                  iii) Advertising: Preliminary media plan including spending trends, creative strategy and discussion of any planned/contemplated changes to that strategy.
                  iv) Consumer Promotion: Promotion objectives, key plan elements and payout calculations
                  v)       POP Plan: Focus on Key changes versus prior year plan
                  vi)      Pricing: To include trends and competitive benchmarks
                  vii) Packaging - graphic and physical: Changes planned along with specific costs, implementation timing and risk factors
                  viii) Market Research plan: List all studies, cost estimate and rationale for each, including tracking
                  ix)      Public Relations
                  x)       Test plans (applies to all of above)
         c)       Sales:
                  i)       Organization Plan
                  ii)      Top 5 Account Plans
                           (1)      Program changes anticipated
                           (2) Planned Net Sales trends by drive group/item (with historical trend)
                           (3)      Profitability analysis
                           (4)      Category Management plans
                  iii)     Five year sales goals
                  iv)      Private Label/control brand opportunities
                  v) Headquarter Sales Presentation plan with a focus on what the key messages are and discussion of any unique methods of communication to customers
                  vi) Retail Merchandising Support including planned in-house, distributor and contracted merchandising services. Focus on in-store merchandising and display techniques as well as pre-season store set plans
                           (1)      Share of shelf
                           (2)      Share of off-shelf
                  vii)     Other selling services plans as appropriate
                  viii) Product Knowledge Plan including principle target(s) and vehicles
         d)       Operations:
                  i)       Organization Plan
                  ii) Key Manufacturing initiatives such as: Cost savings, capacity planning, make/buy analyses, etc.
                  iii)     Distribution/Warehousing Plan
                  iv) Inventory plan by month (versus prior year) that balances the need for high fill rates with a product utilization of working capital. Targets to be included in plan.

                  v) Purchasing: Including Key supplier relationship development
                  vi) Quality: Measurement and delivery against objectives from balanced scorecard
                  vii)     Capital Plan with capital expenditure detail
         e)       Research & Development:
                  i)       Organization/Staffing Plan
                  ii) Priority projects and innovation pipeline - new product portfolio review
                  iii)     Innovation launch timeline
                  iv)      Product specifications and planned changes
                  v)       Pioneering Research
         f)       Customer Service:
                  i)       Organization Plan
                  ii)      Special Programs such as telemarketing
                  iii) Discussion of and key changes to order taking, order processing invoicing, collection, reconciliation (to original P0 and program) procedures
         g)       Consumer Service:
                  i) Organization plan including a discussion of outsourced versus in-house services
                  ii) Call volume and measurement of answering efficiency and effectiveness
                  iii) Plan for communicating to marketing and operations any significant consumer complaints
8)       Detailed Financials - Prior Year, Current Year, Future Year
         a) Income Statement (annual and monthly), cash flow and balance sheet
         b) Net Sales and margins by key drive group/item, and including product mix analysis
         c)       Selling and Marketing Expenses by key line item
         d) Assignment of Shared Services: This section will discuss the agreed upon allocation methodology for shared services to their respective Business Unit statements and highlights any proposed changes to that methodology
         e)       Anticipated changes form prior year
         f)       Financial Metrics
                  i)       Invoice accuracy
                  ii)      Days Sales Outstanding (DSO)
                  iii)     Obsolete inventory charge
                  iv)      Bad debt allowance
                  v) Netbacks, MAT and COGS detail prior, current and next year
9) Approved amendments: This section will show any amendments approved by senior management (or the Steering Committee)
         a) Includes spending at levels above those established in the annual business plan.

                               SCHEDULE 2.2(a)(ii)
                               TRANSITION SERVICES


         The parties agree that it is unnecessary to describe in detail the transition services called for by this Schedule 2.2(a)(ii); rather, the parties agree that these services shall be provided in good faith based on the past practices of the Solaris business unit of Monsanto.

                                 SCHEDULE 3.1(a)
          ACCOUNTING AND CASH FLOW PROCEDURES OUTSIDE THE UNITED STATES
          -------------------------------------------------------------

I.       EUROPE

The following terms shall govern operations of the Roundup L&G Business in Europe in place of Sections 3.1 through 3.3 of the Agreement. The remainder of the terms of Article 3 of the Agreement shall apply to the operations for the European Roundup L&G Business.

         SECTION 3.1.      BOOKKEEPING AND FINANCIAL REPORTING.

              (a) Bookkeeping. Monsanto shall be responsible for all the bookkeeping for the Roundup L&G Business, which shall include, but not be limited to, (i) setting up a separate set of accounting records reflecting all the items of income, profit, gain, loss and deduction with respect to the Roundup L&G Business, including a profit and loss statement ("Roundup P&L") and all other records relating to the Roundup L&G Business, including sales invoices and customer data (the "Roundup Records") in accordance with Monsanto's accounting policies (including the currency exchange methodology used by Monsanto); provided, that if any change in Monsanto's accounting policies would adversely affect the Agent's Commission (other than in a de minimis amount), the parties shall negotiate in good faith to change the thresholds and/or the Commission, as appropriate, to eliminate such adverse affect; (ii) collecting, recording and safeguarding receipts of all receivables and payables, costs or expenses either directly incurred by the Roundup L&G Business or Allocated thereto by either party pursuant to the terms of Section 3.3 hereof. At all times, Monsanto shall make available via computer and/or original documentation, to the Agent's employees designated by the Agent, access to the Roundup Records as appropriate on a need-to-know basis, and such access shall include, but not be limited to, daily sales updates.

              (b) Financial Reporting. Monsanto shall provide to the Agent financial reports for the Roundup L&G Business based on Monsanto's current practice and timing.

              (c) Audit. The Agent shall have the right to periodically audit or have an independent accountant audit, on the Agent's behalf, all the Roundup Records. The audit shall be at the cost of the Agent unless any material error has been committed by Monsanto, in which case Monsanto shall bear the cost of the audit. Upon exercise of its right of audit, and discovery of any disputed item, the Agent shall provide written notice of dispute to Monsanto. The parties shall resolve such dispute in the manner set forth in Section 3.4 hereof.

         SECTION 3.2.      ORDERING, INVOKING AND CASH FLOW CYCLE.

              (a) Ordering and Invoicing. Monsanto shall perform all order taking, order processing and invoicing for the Roundup Products. Orders filled for Roundup Products shall be invoiced on invoices, or an EDI version thereof, which shall include all taxes (other than Income Taxes), duties, and other charges imposed by governmental authorities based on the production or sale of Roundup Products or their ownership or transportation to the place and time of sale, based on Monsanto's past practices for such products.

              (b) Customer Remittances. Customers of Roundup Products shall be directed, as per the invoices, to remit directly the invoiced amounts for all Roundup Products to Monsanto's designated bank account.

              (c) Roundup Bank Accounts. Monsanto shall establish or use existing bank accounts (the "Roundup Europe Bank Accounts") to serve as the bank accounts for the Roundup L&G Business in Europe (i) for the receipt of Customer remittances as described in Section 3 22(b), and (ii) for making any and all payments incurred in connection with the Roundup L&G Business either as direct Expenses of the Roundup L&G Business or as reimbursements to either party for services rendered or out of pocket costs related to the Roundup L&G Business as described more particularly in Section 3.3 hereof.


         SECTION 3.3.      EXPENSES AND ALLOCATION RULES.

              (a) Expenses. Each and every Expense, either as a direct expense or an allocated one, shall only be charged to the Roundup L&G Business and consequently taken into account in the Program EBIT statements set forth in
Section 3.6(c) hereto if part of a category of Expenses specifically authorized by the terms of the Annual Business Plan and within the aggregate amount prescribed in the Annual Business Plan for such category of Expense ("Budget") ("Approved Expense"). Any Expense which shall exceed its prescribed Budget shall solely be the responsibility of the party incurring it unless such expense is required to implement an approved Significant Deviation from the Annual Business Plan or is necessary to support sales orders above budgeted sales pursuant to sales programs contemplated by the Annual Business Plan.

              (b) Direct vs. Allocated. Each party shall have the right to verify whether any particular Expense is an Approved Expense by sending a written inquiry to that effect to the Agent's nominee. The party incurring an Expense shall endeavor to promptly provide upon request of the Agent's nominee the appropriate documentary evidence supporting such Expense. Upon failure by the said party to provide the appropriate documentary evidence, the inquiring party shall have the right to send a written notice of dispute to the other party and the parties shall resolve such dispute in the manner set forth in
Section 3.4 hereof. Upon determination by such Independent Accountant (as defined in Section 3.4) that the Expense was not Approved, such Expense shall be deducted from the Program Expenses and the party having incurred such Expense shall either promptly reimburse it to the Roundup Europe Bank Account, or shall withdraw its request for reimbursement if not reimbursed yet.

         Expenses shall be classified into (i) direct expenses of the Roundup L&G Business payable to vendors, which shall be submitted directly to Monsanto for payment out of the Roundup Europe Bank Account or (ii) as Allocated Expenses which shall be submitted by either party to Monsanto for reimbursement out of the Roundup Europe Bank Account. Payment of any direct expenses incurred by either party on behalf of the Roundup L&G Business shall be made as they become due in accordance with the applicable commercial terms agreed upon with each vendor.

         Allocated Expenses shall be paid on the fifteenth (15th) day of each month provided such allocated Expenses shall be properly supported and submitted in writing no more than three (3) days after the end of each month to Monsanto.

              (c) Allocation Rules. In the performance of their obligations under this Agreement, each party shall incur allocated Expenses directly related to the Roundup L&G Business. Each allocated Approved Expense, regardless of the party incurring it, shall be reimbursed as described in Section 3.5(b) provided such expense shall be allocated in accordance with the Allocation Rules set forth for each category of cost and service per country or region, as the case may be, in Schedule 3.3(c) attached hereto ("Allocated Expense").

II.      CANADA

The following terms shall govern operations of the Roundup L&G Business in Canada in place of Sections 3.1 through 3.3 of the Agreement. The remainder of the terms of Article 3 of the Agreement shall apply to Canadian Roundup L&G Business operations.

         SECTION 3.1.      BOOKKEEPING AND FINANCIAL REPORTING.

              (a) Bookkeeping. The Agent shall, on behalf of Monsanto, be responsible for all the bookkeeping for the Roundup L&G Business, which shall include, but not be limited to, (i) setting up a separate set of accounting records reflecting all the items of income, profit, gain, loss and deduction with respect to the Roundup L&G Business, including a profit and loss statement ("Roundup P&L") and all other records relating to the Roundup L&G Business including sales invoices and customer data (the "Roundup Records") in accordance with the written set of accounting policies (including the currency exchange methodology used by Monsanto) as shall be provided by Monsanto; provided, that if any change in Monsanto's accounting policies would adversely affect the Agent's Commission (other than in a de minimis amount), the parties shall negotiate in good faith to change the thresholds and/or the Commission, as appropriate, to eliminate such adverse effect; (ii) collecting, recording and safeguarding receipts of all receivables and payables, costs or expenses either directly incurred by the Roundup L&G Business or Allocated thereto by either party pursuant to the terms of Section 3.3 hereof. At all times, the Agent shall make available via computer and/or original documentation, to the Assigned Employees designated by Monsanto, continuous access to the Roundup Records as appropriate on a need-to-know basis; such access shall include, but not be limited to, daily sales updates.

              (b) Financial Reporting. The Agent shall provide to Monsanto monthly financial statements, including (i) the Roundup P&L, balance sheet and cash flow statements, (ii) the Netback expense detail (accruals and actuals),
(iii) all other Expense detail (accruals and actuals), and (iv) Cost of Goods Sold detail. Such monthly financial statements shall be provided (i) in their preliminary form, no later than four (4) business days following the end of the calendar month, and (ii) in their final form, together with an estimate of sales for the current month, no later than six (6) business days following the end of the calendar month.

              (c) Audit. Monsanto shall have the right to periodically audit or have an independent accountant audit, on Monsanto's behalf, all the Roundup Records. The audit shall be at the cost of Monsanto unless any material error has been committed by the Agent, in which case the Agent shall bear the cost of the audit. Upon exercise of its right of audit, and discovery of any disputed item, Monsanto shall provide written notice of dispute to the Agent. The parties shall resolve such dispute in the manner set forth in Section 3.4 hereof.

         SECTION 3.2.      ORDERING, INVOICING AND CASH FLOW CYCLE.

              (a) Ordering and Invoicing. The Agent shall perform, on behalf of Monsanto, all order taking, order processing and invoicing for the Roundup Products, it being understood that orders filled for Roundup Products shall be invoiced on the invoices used by the Agent for its other non-Roundup products provided such invoices or their EDI version shall (i) identify the Agent as an agent for Monsanto for the sale of all Roundup Products and Monsanto as the actual transferor of title to Roundup Products; (ii) direct payment of such invoice to be made directly to the account designated by the Agent; and (iii) include all taxes (other than Income taxes), duties, and other charges imposed by governmental authorities based on the production or sale of Roundup Products or their ownership or transportation to the place and time of sale.

              (b) Customer Remittances. Customers of Roundup Products shall be directed, as per the invoices, to remit directly the invoiced amounts for all Roundup Products to the Roundup Canada Bank Account (defined below).

              (c) Roundup Bank Accounts. Monsanto shall establish or use existing bank accounts (the "Roundup Canada Bank Accounts") to serve as the bank accounts for the Roundup L&G Business (i) for the receipt of Customer remittances as described in Section 3.2(b), and (ii) for making any and all payments incurred in connection with the Roundup L&G Business either as direct Expenses of the Roundup L&G Business or as reimbursements to either party for services rendered or out of pocket costs related to the Roundup L&G Business as described more particularly in Section 3.3 hereof. Monsanto shall grant the Agent's nominee the authority to manage the Roundup Canada Bank Accounts on Monsanto's behalf as it relates to the Roundup L&G Business in Canada, and more generally take any and all actions requested for the payment of all the Roundup L&G Business Expenses in compliance with the terms of Section 3.3 hereunder as per the Cash Flow Chart attached hereto as Schedule 3.2(d); provided that checks in an amount over $25,000 shall also require the co-signature of an Assigned Employee or a member of the Global Support Team or such other employee of Monsanto as is designated by a member of the Global Support Team.

         SECTION 3.3.      EXPENSES AND ALLOCATION RULES.

              (a) Expenses. Each and every Expense, either as a direct expense or an allocated one, shall only be charged to the Roundup L&G Business and consequently taken into account in the Program EBIT statements set forth in
Section 3.6(c) hereto if part of a category of Expenses specifically authorized by the terms of the Annual Business Plan and within the aggregate amount prescribed in the Annual Business Plan for such category of Expense ("Budget") ("Approved Expense"). Any Expense which shall exceed its prescribed Budget shall solely be the responsibility of the party incurring it unless such expense is required to implement an approved Significant Deviation from the Annual Business Plan or is necessary to support sales orders above budgeted sales pursuant to sales programs contemplated by the Annual Business Plan.

              (b) Direct vs. Allocated. Each party shall have the right to verify whether any particular Expense is an Approved Expense by sending a written inquiry to that effect to the Agent's nominee. The party incurring an Expense shall endeavor to promptly provide upon request of the Agent's nominee the appropriate documentary evidence supporting such Expense. Upon failure by the said party to provide the appropriate documentary evidence, the inquiring party shall have the right to send a written notice of dispute to the other party and the parties shall resolve such dispute in the manner set forth in
Section 3.4 hereof. Upon determination by such Independent Accountant (as defined in Section 3.4) that the Expense was not Approved, such Expense shall be deducted from the Program Expenses and the party having incurred such Expense shall either promptly reimburse it to the Roundup Canada Bank Account, or shall withdraw its request for reimbursement if not reimbursed yet.

         Expenses shall be classified into (i) direct expenses of the Roundup L&G Business payable to vendors, which shall be submitted directly to the Agent's nominee for payment out of the Roundup Canada Bank Account or (ii) as Allocated Expenses which shall be submitted by either party to the Agent's nominee for reimbursement out of the Roundup Canada Bank Account. Payment of any direct expenses incurred by either party on behalf off the Roundup L&G Business shall be made as they become due in accordance with the applicable commercial terms agreed upon with each vendor.

         Allocated Expenses shall be paid on the fifteenth (15th) day of each month provided such allocated Expenses shall be properly supported and submitted in writing no more than five (5) days after the end of each month to the Agent's nominee in charge of the Roundup Canada Bank Account.

              (c) Allocation Rules. In the performance of their obligations under this Agreement, each party shall incur allocated Expenses directly related to the Roundup L&G Business. Each allocated Approved Expense, regardless of the party incurring it, shall be reimbursed as described in Section 3.5(b), provided such expense shall be allocated in accordance with the Allocation Rules set forth for each category of cost and service per country or region, as the case may be, in Schedule 3.3(c) attached hereto ("Allocated Expense").


III.     AUSTRALIA

The following terms shall govern operations of the Roundup L&G Business in Australia in place of Sections 3.1 through 3.3 of the Agreement. The remainder of the terms of Article 3 of the Agreement shall apply to Australian Roundup L&G Business operations.

         SECTION 3.1. BOOKKEEPING AND FINANCIAL REPORTING.

              (a) Bookkeeping. The Agent shall, on behalf of Monsanto, be responsible for all the bookkeeping for the Roundup L&G Business, which shall include, but not be limited to, (i) setting up a separate set of accounting records reflecting all the items of income, profit, gain, loss and deduction with respect to the Roundup L&G Business, including a profit and loss statement ("Roundup P&L") and all other records relating to the Roundup L&G Business, including sales invoices and customer data (the "Roundup Records") in accordance with the written set of accounting policies (including the currency exchange methodology used by Monsanto) as shall be provided by Monsanto; provided, that if any change in Monsanto's accounting policies would adversely affect the Agent's Commission (other than in a de minimis amount), the parties shall negotiate in good faith to change the thresholds and/or the Commission, as appropriate, to eliminate such adverse effect; (ii) collecting, recording and safeguarding receipts of all receivables and payables, costs or expenses either directly incurred by the Roundup L&G Business or Allocated thereto by either party pursuant to the terms of Section 3.3 hereof. At all times, the Agent shall make available via computer and/or original documentation, to the Assigned Employees designated by Monsanto continuous access to the Roundup Records as appropriate on a need-to-know basis; such access shall include, but not be limited to, daily sales updates.

              (b) Financial Reporting. The Agent shall provide to Monsanto monthly financial statements, including (i) the Roundup P&L, balance sheet and cash flow statements, (ii) the Netback expense detail (accruals and actuals),
(iii) all other Expense detail (accruals and actuals), and (iv) Cost of Goods Sold detail. Such monthly financial statements shall be provided (i) in their preliminary form, no later than four (4) business days following the end of the calendar month, and (ii) in their final form, together with an estimate of sales for the current month, no later than six (6) business days following the end of the calendar month.

              (c) Audit. Monsanto shall have the right to periodically audit or have an independent accountant audit, on Monsanto's behalf, all the Roundup Records. The audit shall be at the cost of Monsanto unless any material error has been committed by the Agent, in which case the Agent shall bear the cost of the audit. Upon exercise of its right of audit and discovery of any disputed item, Monsanto shall provide written notice of dispute to the Agent. The parties shall resolve such dispute in the manner set forth in Section 3.4 hereof.

         SECTION 3.2.      ORDERING, INVOKING AND CASH FLOW CYCLE.

              (a) Ordering and Invoicing. The Agent shall perform, on behalf of Monsanto, all order taking, order processing and invoicing for the Roundup Products, it being understood that orders filled for Roundup Products shall be invoiced on the invoices used by the Agent for its other non-Roundup products provided such invoices or their EDI version shall (i) identify the Agent as an agent for Monsanto for the sale of all Roundup Products and Monsanto as the actual transferor of title to Roundup Products; (ii) direct payment of such invoice to be made directly to the account designated by the Agent; and (iii) include all taxes (other than Income Taxes), duties, and other charges imposed by governmental authorities based on the production or sale of Roundup Products or their ownership or transportation to the place and time of sale.

              (b) Customer Remittances. Customers of Roundup Products shall be directed, as per the invoices, to remit directly the invoiced amounts for all Roundup Products to the Agent's designated bank account.

              (c) Receipts. At the end of each month, the Agent shall remit to the account designated by Monsanto for such purposes, the actual amount of the Customers' remittances for the Roundup Products paid over the past month. Customer payment deductions that do not initially, clearly apply to Roundup Products shall not be withheld by the Agent from the remittances to Monsanto. If the Agent subsequently determines any of such payment deductions apply to sales of Roundup Products, the Agent shall be reimbursed therefor as part of the monthly cash reconciliation. Monsanto and the Agent agree that general Customer payment deductions will be prorated based on applicable sales, for which the Agent will also be reimbursed in the monthly cash reconciliation. Any non-Roundup Product payment deductions, for whatever reason, shall not be applied against Roundup Products.

              (d) Roundup Bank Accounts. Scotts shall establish or use existing bank accounts (the "Roundup Australia Bank Accounts") to serve as the bank accounts for the Roundup L&G Business (i) for the receipt of Customer remittances as described in Section 3.2(b), and (ii) for making any and all payments incurred in connection with the Roundup L&G Business either as direct Expenses of the Roundup L&G Business or as reimbursements to either party for services rendered or out of pocket costs related to the Roundup L&G Business as described more particularly in Section 3.3 hereof. The Agent shall take any and all actions requested for the payment of all the Roundup L&G Business Expenses in compliance with the terms of Section 3.3 hereunder as per the Cash Flow Chart attached hereto as Schedule 3.2(d). Monsanto may perform its own reconciliation of the Roundup Australia Bank Accounts and may conduct a weekly review of the check register.

         SECTION 3.3       EXPENSES AND ALLOCATION RULES.

              (a) Expenses. Each and every Expense, either as a direct expense or an allocated one, shall only be charged to the Roundup L&G Business and consequently taken into account in the Program EBIT statements set forth in
Section 3.6(c) hereto if part of a category of Expenses specifically authorized by the terms of the Annual Business Plan and within the aggregate amount prescribed in the Annual Business Plan for such category of Expense ("Budget") ("Approved Expense"). Any Expense which shall exceed its prescribed Budget shall solely be the responsibility of the party incurring it unless such expense is required to implement an approved Significant Deviation from the Annual Business Plan or is necessary to support sales orders above budgeted sales pursuant to sales programs contemplated by the Annual Business Plan.

              (b) Direct vs. Allocated. Each party shall have the right to verify whether any particular Expense is an Approved Expense by sending a written inquiry to that effect to the Agent's nominee. The party incurring an Expense shall endeavor to promptly provide upon request of the Agent's nominee the appropriate documentary evidence supporting such Expense Upon failure by the said party to provide the appropriate documentary evidence, the inquiring party shall have the right to send a written Section 3.4 hereof. Upon determination by such Independent Accountant (as defined in Section 3.4) that notice of dispute to the other party and the parties shall resolve such dispute in the manner set forth in the Expense was not Approved, such Expense shall be deducted from the Program Expenses and the party having incurred such Expense shall either promptly reimburse it to the Roundup Australia Bank Account, or shall withdraw its request for reimbursement if not reimbursed yet.

         Expenses shall be classified into (i) direct expenses of the Roundup L&G Business payable to vendors, which shall be submitted directly to the Agent's nominee for payment out of the Roundup Australia Bank Account or (ii) as Allocated Expenses which shall be submitted by either party to the Agent's nominee for reimbursement out of the Roundup Australia Bank Account. Payment of any direct expenses incurred by either party on behalf of the Roundup L&G Business shall be made as they become due in accordance with the applicable commercial terms agreed upon with each vendor.

         Allocated Expenses shall be paid on the fifteenth (15th) day of each month provided such allocated Expenses shall be properly supported and submitted in writing no more than three (3) days after the end of each month to the Agent's nominee in charge of the Roundup Australia Bank Account.

              (c) Allocation Rules. In the performance of their obligations under this Agreement, each party shall incur allocated Expenses directly related to the Roundup L&G Business. Each allocated Approved Expense, regardless of the party incurring it, shall be reimbursed as described in Section 3.5(b), provided such expense shall be allocated in accordance with the Allocation Rules set forth for each category of cost and service per country or region, as the case may be, in Schedule 3.3(c) attached hereto ("Allocated Expense").

                                SCHEDULE 3.2 (d)
                                CASH FLOW CHART
                                ---------------

Schedule 3.2 (d) U.S.

                [FLOW CHART DEPICTING TREATMENT OF CASH FLOWS IN
             CONNECTION WITH ROUNDUP(R) BUSINESS UNIT DOMESTICALLY]

Schedule 3.2 (d)       Europe before 10/1/99                              Europe

        [FLOW CHART DEPICTING TREATMENT OF CASH FLOWS IN CONNECTION WITH
               ROUNDUP(R) BUSINESS UNIT IN EUROPE BEFORE 10/1/99]

Schedule 3.2 (d)       Europe after 10/1/99                               Europe

        [FLOW CHART DEPICTING TREATMENT OF CASH FLOWS IN CONNECTION WITH
                 ROUNDUP(R) BUSINESS UNIT IN EUROPE AFTER 10/1/99]

Schedule 3.2 (d)  Cash Flow -- U.K. Only

DESCRIPTION                                                                                       ACCTING ENTRI
------------------------------------------------------------------------------------------------- ------------------------

MONSANTO PLC RECEIPT
         -    direct payments to bank
         -    cheques received and banked / cheque register created
         -    RIP credited                                                                        cr to 11125839

Roundup / Non Roundup invoices cleared from SAP according customer remittance advice / Deductions entered in accordance with attached agreement
This allocation debits Mplc / Phostrogen RIP.                                                     dr to 11125839

Phostrogen related cash placed in holding account                                                 cr to ????

Cash paid on the 20th of the month following receipt                                              dr to ????

NON ROUNDUP RECEIPTS

         -    direct payments to bank
         -    cheques received and banked / cheque register created
         -    RIP credited                                                                        cr to 11125839

Roundup / Non Roundup invoices cleared from SAP according to customer remittance advice / Deductions entered in accordance with attached agreement
This allocation debits Mplc / Phostrogen RIP.                                                     dr to 11125839

PHOSTROGEN LIMITED RECEIPT

Cheques received payable to Phostrogen Limited forwarded to Corwen immediately and no accounting entries made

Cheque banked into Phostrogen bank account by Corwen

Customer accounts cleared in Corwen and deductions booked in accordance with agreement

Schedule 3.2 (d)    Canada

                [FLOW CHART DEPICTING TREATMENT OF CASH FLOWS IN
              CONNECTION WITH ROUNDUP(R) BUSINESS UNIT IN CANADA]

Schedule 3.2 (d) Australia

MONSANTO                                                                                                 Example C3
ROUNDUP AUSTRALIA
DATE
CASH FLOW STATEMENT

                                                                                Month                     YTD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss)/Income

Depreciation
Amortization
Extraordinary loss
(Gain)/Loss on sale of property

Changes in working capital:
                  Accounts receivable
                  Inventories
                  Prepaids
                  Accounts payable
                  Accrued liabilities

Other, net
                                                                             ---------                  ---------
         Net cash provided by / (used in) operations

CASH FLOWS FROM INVESTING ACTIVITIES:
                  Capital Expenditures
                  Proceeds on Sale of Property
                  Acquisitions
                  Other
         Net cash provided by / (used in) investing activities
                                                                             ---------                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
                  Borrowings - operations funding
                  Borrowings - acquisitions
                  Dividends paid
                  Other
         Net cash provided by / (used in) financing activities
                                                                             ---------                  ---------

Net increase (decrease) in cash
                                                                             ---------                  ---------

Cash, beginning of period
                                                                             ---------                  ---------

Cash, end of period
                                                                                    0                          0
                                                                             =========                  =========

                                SCHEDULE 3.3 (c)
               INCOME STATEMENT DEFINITIONS AND ALLOCATION METHODS
               ---------------------------------------------------


                                        *







----------------------
*Confidential provision omitted and filed separately with the SEC, based upon a request for confidential treatment filed with the SEC.

                                  SCHEDULE 3.8
         CURRENT SALES OF 2.5 GALLON SKU INTO THE LAWN & GARDEN CHANNELS
         ---------------------------------------------------------------


                                        *







----------------------
*Confidential provision omitted and filed separately with the SEC, based upon a request for confidential treatment filed with the SEC.

                                 SCHEDULE 4.1(a)
                              MANAGEMENT STRUCTURE
                              --------------------

Schedule 4.1 (a)
                         ROUNDUP(R) MANAGEMENT STRUCTURE

                   MTC    COMMON CORPORATE INTERESTS     OMS
                   -----------------------------------------

         o Achieve Volume and Profit at or above Plan
         o Continue to strengthen the Roundup(R) Brand
         o Have a management structure which leverages the strengths of both companies while working together in a constructive and harmonious way

MTC ISSUES
----------
  o Retain ability to manage the business should the Roundup partnership fail
  o Retain control over key business decisions
  o Provide global stewardship of the Roundup equity

OMS ISSUES
----------
  o Responsible for management of the business within the framework of approved business plans
  o Need clear reporting relationships to business unit heads for all Roundup assigned personnel within the BU's including seconded employees
  o Need clear definition of roles and responsibilities for all Roundup assigned personnel

                         ROUNDUP(R) MANAGEMENT STRUCTURE

STEERING COMMITTEE: "THE BOARD OF DIRECTORS"
o 2 from MTC, 2 from OMS
o Disputes decided by President of Monsanto Ag

GLOBAL SUPPORT TEAM (GST): "GLOBAL COORDINATION, COMMUNICATION AND STEWARDSHIP OF ROUNDUP L&G BUSINESS"
o 3 members, all from MTC

BUSINESS UNITS (RU'S): "COUNTRY/REGION LINE MANAGEMENT"
o Business Unit Head, Marketing, Sales, Finance, Operations and Other functional areas (including seconded MTC employees)

                           [FLOW CHART DEPICTING BASIC
                      MANAGEMENT STRUCTURE FOR ROUNDUP(R)]

                         [FLOW CHART DEPICTING DETAILED
                      MANAGEMENT STRUCTURE FOR ROUNDUP(R)]

                         DECISION MAKING PROCESS - EXAMPLES
                         ----------------------------------
                         o Advertising Creative Development
                         o Negative reaction to advertising
                         o Key Account Planning
                         o Key Account price exception

EXAMPLE #1:  ADVERTISING TV CREATIVE DEVELOPMENT

Action Step                                                        Responsibility                  Approval/Dispute Resolution
Overall Brand Strategy developed as part of Business Plan          BU Brand Team                           BU Mgmt
Business Plan presentation to BU Mgmt & GRST                       BU Brand Team                           GRST + BU Mgmt
Annual Business Plan preliminary approval                          RU Mgmt & GRST                          Steering Committee
Annual Business Plan - final approval                              Steering Committee
Brand Positioning statement developed                              BU Brand Team
Brand Positioning approved                                         BU Mgmt & Global Rup Team               GRST
Advertising campaign Creative Direction to Agency                  BU Brand Team                           BU Mgmt
Campaign concepts developed by Ad Agency                           BU Mgmt & GRST                          GRST
Advertising direction approval                                     BU Brand Team                           BU Mgmt
Narrow campaign concepts to 2                                      BU Mgmt
Concept testing with consumers                                     BU Brand Team                           BU Mgmt
TV story board developed                                           BU Brand Team                           BU Mgmt
Final TV storyboard approved - including copy                      BU Mgmt & GRST                          GRST
TV production (talent, TV shoot, etc.)                             BU Brand Team                           BU Mgmt
Rough cuts reviewed                                                BU Mgmt & GRST
Final TV spot approved                                             BU Mgmt & GRST                          GRST

EXAMPLE #2: NEGATIVE REACTION TO TV ADVERTISING

Action Step                                                            Responsibility    Approval/Dispute Resolution

Consumers call hot-line, write MTC, contact TV station
 and lodge complaints
Notification given to brand team & management                          1-800 Hot-line           no choice
Notification given to GRST                                             BU Mgmt                  no choice
Decision to notify Steering Committee                                  BUMgmt&GRST              either can decide
Assessment by brand team of issue, magnitude                           BU Brand Team
Recommendation on action/inaction                                      BU Mgmt & GRST           GRST
Implement action/changes                                               BU Brand Team

EXAMPLE #3:  HOME DEPOT MDF PLANNING FOR PROSPECTIVE SEASON

Action Step                                                        Responsibility                   Approval/Dispute Resolution

Overall Brand Strategy developed as part of Business Plan          BU Brand Team                               BU Mgmt
Business Plan presentation to BU Mgmt & GRST                       BU Brand Team                               GRST/BU Msmt
Annual Business Plan preliminary approval                          BU Mgmt & GRST                              Steering Committee
Annual Business Plan - final approval                              Steering Committee
Key Account Strategies developed                                   BU Key Accounts Team                        BU Mgmt
Home Depot approach & specific MDF plan developed                  Depot Account Team                          BUMgmt&GRST
Preliminary planning session with Home Depot                       Depot Account Team
Finalization session with Home Depot at Hardware Show              BU Mgmt & Depot Account Team                 GRST
Regional marketing meetings with Depot Regional Merchants          Depot Account Team
Implementation of plan                                             Depot Account Team

NOTE:  KEY ACCOUNTS TEAMS INCLUDE REPRESENTATION FROM 2 MTC EMPLOYEES

EXAMPLE #4: HOME DEPOT DEMANDS INCREMENTAL ROUNDUP PRICE REDUCTION IN-SEASON

Action Step                                                                         Responsibility       Approval/Dispute Resolution

Buyer contacts BU Home Depot Account rep/team
Account rep determines request is above plan & approval level                       Account Team         no choice
Rep contacts Sales management & BUp seconded Acct Rep                               Account Team
BU Account Team develops recommendation in concert with MTC Rup key accounts rep    Account Team
 ...recommendation is within overall Annual Plan                                     BU Mgmt
 ...recommendation is outside Annual Plan                                            GRST/BU Mgmt         Steering Committee
Implementation of price change/no change                                            Account Team         BU Mgmt

                                SCHEDULE 4.2 (a)
                               STEERING COMMITTEE
                               ------------------

For the Agent:

Charles Berger
Jim Hagedorn

For Monsanto:

Arnold W. Donald
Jim Neal

                                  SCHEDULE 4.3
                               ASSIGNED EMPLOYEES
                               ------------------

Dawn Albery, Finance

Kevin Cannon, Roundup America Brand Director

Dave Chambers, Key Accounts, U.S.

Sarah Dutton, Admin. Europe

Ralph Dymes, Key Accounts, Europe

Richard Garnett, Registration, Europe

Phil Jones, Marketing, Europe

Virginie Liardet, Brand Manager, Europe

Peter Medendorp, Key Accounts, U.S.

Open, Roundup Brand Director, Asia

Open, Key Accounts, France

Mark Pyper, Roundup Brand Director, Europe

Lynette Ross, Admin., U.S.

Daina Schmidt, Brand Manager, U.S.

Debbie Tracy, Admin., U.S.

Dennis Ward, Registration, U.S.

                                SCHEDULE 4.3 (b)
                           ASSIGNED EMPLOYEE FUNCTIONS
                           ---------------------------

- Deliver Monsanto budgeted and LRP levels of financial performance for the business including:

                o   gross and net sales net income
                o   net income
                o   CODB
                o   COGS
                o   MAT
                o   Capital Employed
                o   Cash Flow

- Participate in development of strategic business plans including the annual business plan and long range strategic plans.

- Provide Roundup brand stewardship and oversight to protect and build the value of the brand in all markets and for all products.

- Participate in all brand advertising and creative development efforts and promotions to ensure executions that are aligned with financial objectives and brand stewardship interests.

- Ensure measurement of key consumer brand metrics to monitor the health and growth of the brand.

- Monitor AG, industrial and L&G market activities and pricing moves on Roundup to ensure maximum profitability for the overall Roundup franchise.

- Direct all brand innovation efforts consistent with business plan objectives and financial targets.

- Provide sales leadership and focus for Roundup. Facilitate achievement of account goals through joint/Scotts sales people and distribution.

- Maintain key account relationships to secure leverage and support for Roundup.

- Leverage trade marketing and category management initiatives to secure Roundup's lead position in the weed control market.

- Provide global priority and focus to the Scotts business units for Roundup interests.

- Maintain critical leverage across the business management process to ensure development and growth of Monsanto's Roundup L&G business interests.

- Maintain involvement in analysis of competitive activity and play an integral role in addressing competitive pressures and future threats.

- Coordinate SKU forecasts for production/deployment and financial purposes.

- Provide regulatory interface with MTC to ensure proper regulatory support for products.

THE SCOTTS COMPANY
ORTHO BUSINESS GROUP
BRAND MANAGER MAJOR RESPONSIBILITIES
FEBRUARY 1999

As the primary champion of a Brand, the Brand Manager's overarching responsibility is to optimize its short and long term volume and profit performance. Brand Managers have the authority and responsibility to interact with and manager every function in the Corporation to the extent they are required to deliver against this overarching goal. The Brand Manager's major responsibilities include:

o Develop and manage business plans to exceed Brand annual plan volume and profit goals
     -   Recommend Brand annual plans
     - Perform ongoing review of Brand business to confirm appropriateness of selected strategy and plans. Recommend and alter as appropriate to deliver against Company volume and profit commitments
     - Develop overall Brand marketing plans including advertising, strategy, advertising creative, media, public relations, consumer promotion, trade promotion, and merchandising
     - Recommend and manage market research studies that can result in higher sales through improved consumer and customer understanding
     - Identify and implement cost savings opportunities that improve profitability without sacrificing Brand performance

o    Manage major Brand product development projects
     -   Identify and evaluate opportunities and formulate plans to address them
     - Inspire all functions involved in projects to outstanding levels of performance
     - Recommend, conduct and analyze appropriate research to guide the process

o Ensure all managed marketing plans are executed with excellence through Sales and all other functional groups
     - Inspire Sales through development and presentation of compelling selling tools
     -   Communicate with Sales continually to ensure plan success
     - Work to ensure smooth transition of improved products or packages to distribution channels

o Train subordinates to allow them to achieve their full potential as business managers
     - Develop and implement training plans, continuous feedback and formal evaluation
     - Foster an environment that supports high performance, job and Company commitment and fun
     - Manage and administer subordinate compensation consistent with Company policy

o Make contributions to Brand, Department and Company to improve overall performance
     -   Contribute to the recruiting process as appropriate
     -   Mentor high potential employees
     -   Develop and present marketing training programs as appropriate
     -   Recommend and implement new processes or systems to smooth work process

THE SCOTTS COMPANY
ORTHO BUSINESS GROUP
DIRECTOR OF MARKETING MAJOR RESPONSIBILITIES
FEBRUARY 1999



A Director of Marketing at Scotts is the primary champion of a major brand or brands for the Company. In this role, the Director of Marketing is responsible for the short and long-term volume and profit performance of these brands and, in particular, for the health of the categories they compete in. The Directory of Marketing's major responsibilities include the following:

o Develop annual business plans for managed Brands to surpass budgeted volume and profit goals
     -   Business Review
     -   Product Line Review
     -   Annual Business Plan

o Manage the strategic planning process to ensure the long-term health of the Brands
     -   SWOT Analysis
     -   Identification of key success factors
     -   Long Term Strategic Plan

o Aggressively manage the growth of relevant category (ies) and ensure that Brands take a disproportionate share of that growth.
     - Ensure that category (ies) grow at a rate in excess of base population growth
     - Recommend category business building initiatives and test or expand them aggressively as appropriate

o Ensure all Brands business plans are executed with excellence through Sales and other functional groups
     -   Work closely with Sales Management to ensure strategic alignment
     - Collaborate with appropriate Innovation Team members to manage executional consistency to base Brands plans

o Train subordinates to allow them to achieve their full potential as business managers
     - Develop and execute training plans, continuous feedback and formal evaluation
     - Create an atmosphere that fosters high performance, job and Company commitment and fun on the job
     - Manage and administer subordinate compensation consistent with Corporate policies

o Make contributions to Department and Company to improve overall performance
     - Develop and present relevant training programs for Marketing and other functions
     - Create and refine Business processes to ensure excellent execution of plans

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                                SCHEDULE 4.4 (a)
                               GLOBAL SUPPORT TEAM
                               -------------------

Jim Neal, Leader

Danna McKay, Transition

Dawn Albery, Finance